UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
____________________________________________

Filed by the Registrant.  ☒                               Filed by a Party other than the Registrant.  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
Meta Platforms, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2026

NOTICE OF

Annual meeting and proxy statement

Meta

To Our Shareholders

I'd like to invite you to attend the 2026 Annual Meeting of Shareholders of Meta Platforms, Inc. to be held virtually on May 27, 2026, at 10:00 a.m. Pacific Time.
We'll begin the meeting with the items of business described in this proxy statement, including the election of directors, ratification of the appointment of our independent registered public accounting firm, and consideration of shareholder proposals.
We'll also provide a company update and hold a question and answer session at the meeting. You can submit a question in advance of the meeting by visiting www.proxyvote.com, and you can also submit a question at any time during the meeting by visiting www.virtualshareholdermeeting.com/META2026.
I want to thank Dina Powell McCormick, Hock E. Tan, and Tracey T. Travis for their distinguished service as members of our board. Hock and Tracey will be retiring from our board when their terms conclude at the Annual Meeting. Dina is now a member of Meta's management team, helping guide the overall strategy and execution in her role as co-lead of our Meta Compute and Meta Small Business teams.

Thank you for your continued investment in Meta. We hope your shares will be represented at the Annual Meeting. Mark Zuckerberg, Founder, Chairman, and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 27, 2026: THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT www.proxyvote.com

2 | 2026 Proxy Statement

Fellow Shareholders,

Meta remains focused on its mission to build the future of human connection and the technology that makes it possible. Over the past year, the board of directors worked closely with management as the company pursued its goals of building transformative experiences across its Family of Apps and Reality Labs products, as well as advancing Meta's vision to develop personal superintelligence. Meta delivered strong business performance, with 2025 revenue up 22% from 2024.
On behalf of the entire board, I would like to share some highlights from our governance and oversight work this past year:
•We provided active oversight of Meta's AI strategy and infrastructure initiatives. We engaged actively with management and oversaw Meta's AI strategy and infrastructure initiatives across several vectors, including investments in key talent and technologies to drive product development; AI applications in the core business as well as the development of frontier models; and the scaling of infrastructure initiatives and investments in light of our expanded capacity requirements, including through key strategic and financial transactions. The AI landscape is rapidly evolving and the board will remain focused on these areas as the company navigates developments in this space.
•We evolved our committee structure, enhancing board effectiveness. In 2025, we restructured our board committees, establishing a new audit & privacy committee and a risk & strategy committee. Our audit & privacy committee provides oversight of key areas including accounting and financial reporting, the privacy program, and product and regulatory compliance, among others. Our risk & strategy committee provides oversight of core strategic business risks and opportunities, with a focus on forward-looking decision-making and risk calibration. We believe the new committee structure has enhanced board effectiveness, and our directors continue to provide valuable insights and perspectives on the company's most critical issues and decisions. These contributions are informed by their wide-ranging skills and experiences in senior leadership positions in both the public and private sectors in the United States and abroad.
•We remain focused on overseeing the company's youth safety and platform integrity efforts. Meta continues to evolve its products and policies to enable people to express themselves freely and to help keep abuse off of its platforms. The board provided oversight of management's initiatives in the areas of youth health and well-being, platform integrity, and content governance, with a focus on key risks, product development, compliance, and legal and regulatory matters.

Together with my fellow board members, I thank you for your support of Meta and look forward to continuing our important work as stewards of the company.
Sincerely,
Robert M. Kimmitt, Lead Independent Director

2026 Proxy Statement | 3

Notice of Annual Meeting of Shareholders to be held on May 27, 2026

Date and Time May 27, 2026 10:00 a.m. Pacific Time
Place

The 2026 Annual Meeting of Shareholders (Annual Meeting) of Meta Platforms, Inc. will be a virtual meeting of shareholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting
www.virtualshareholdermeeting.com/META2026.
Record Date April 1, 2026

We are holding the Annual Meeting for the following purposes, which are more fully described in the proxy statement accompanying this Notice:

•To elect the twelve directors nominated by our board of directors, all of whom are currently serving on our board of directors, each to serve until the next annual meeting of shareholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
•To consider and vote upon ten shareholder proposals, if properly presented.
•To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 1, 2026 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials, proxy statement and form of proxy are being distributed and made available on the internet on or about April 16, 2026.

By Order of the Board of Directors,

Katherine R. Kelly
Vice President and Corporate Secretary
Menlo Park, California

Whether or not you expect to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail.

4 | 2026 Proxy Statement

Proxy Statement Summary
This proxy statement summary highlights information described in more detail elsewhere in this proxy statement and does not contain all of the information you should consider. Please read the entire proxy statement before voting.
OUR MISSION
Our mission is to build the future of human connection and the technology that makes it possible. When Facebook launched in 2004, it changed the way people connect. Apps like Messenger, Instagram, and WhatsApp further empowered billions around the world. Now, Meta is moving beyond 2D screens toward experiences that foster deeper connections and unlock new possibilities.
2025 COMPANY PRIORITIES

Build awesome things.	Make our business successful.	Make progress on societal issues related to our business.	Go out and tell our story.
2025 BUSINESS HIGHLIGHTS
We delivered strong business performance in 2025, including the following financial and community highlights:
•Revenue was $200.97 billion for full year 2025.
•Costs and expenses were $117.69 billion for full year 2025.
•Income from operations was $83.28 billion for full year 2025, representing a 41% operating margin.
•Family daily active people was 3.58 billion on average for December 2025.
We continued to invest based on our company priorities, with 82% of our 2025 total costs and expenses recognized in our Family of Apps segment and 18% in our Reality Labs segment.
For additional information about our 2025 financial results and community metrics, see our Annual Report on Form 10-K for the year ended December 31, 2025.

2026 Proxy Statement | 5

OUR PRINCIPLES
Our principles embody what we stand for and guide our approach to how we build technology for people and their relationships.

Give People a Voice	People deserve to be heard and to have a voice—even when that means defending the rights of people we disagree with.

Build Connection and Community	Our services help people connect, and when they're at their best, they bring people closer together.

Serve Everyone	We work to make technology accessible to everyone, and our business model is ads so our services can be free.

Keep People Safe and Protect Privacy	We have a responsibility to promote the best of what people can do together by keeping people safe and preventing harm.

Promote Economic Opportunity	Our tools help level the playing field so businesses grow, create jobs and strengthen the economy.

OUR CORE VALUES
Our core values are what guide our actions, communication, and decisions every day.

Move Fast	We build and learn faster than anyone else. Acting with urgency, we don't wait until next week to do something we could do today. We continuously work to speed up our highest priority initiatives by methodically removing barriers that get in the way. It's about moving fast in one direction together—as a company and as individuals.

Focus on Long-Term Impact	We emphasize long-term thinking that encourages us to extend the timeline for the impact we have, rather than optimizing for near-term wins. We should take on the challenges that will be the most impactful, even if the full results won't be seen for years.

Build Awesome Things	We push ourselves to ship things that are not just good, but also awe-inspiring. We've already built technologies that are useful to billions of people. In our next chapter, we'll focus more on inspiring them as well, in everything we do.

Live in the Future	We build the future of work that we want, with an in-person focus designed to support a strong, valuable experience for our people who work from the office, and a thoughtful and intentional approach to where we invest in remote work. This also means being early adopters of the future products we build to help people feel present together wherever they are.

Be Direct and Respect Your Colleagues
We create a culture where we are straightforward and willing to have hard conversations with each other. At the same time, we are also respectful and when we share feedback, we recognize that many of the world's leading experts work here.

Meta, Metamates, Me	We are stewards of our company and our mission. We have a sense of responsibility for our collective success and to each other as teammates. It's about taking care of our company and each other.

6 | 2026 Proxy Statement

BOARD HIGHLIGHTS
Our board believes that having a diverse set of directors with complementary qualifications, expertise, experience, and backgrounds best ensures effective oversight, allows us to represent the interests of our shareholders, and provides practical insights and a range of perspectives. The skills and qualifications of our director nominees include distinguished leadership, CEO insights, global reach, industry experience, and governance expertise, and are more fully described in the sections of this proxy statement entitled "Director Nominees and Executive Officers" and "Corporate Governance."
OUR DIRECTOR NOMINEES
The following table provides summary information about our director nominees. See the sections of this proxy statement entitled "Director Nominees and Executive Officers" and "Corporate Governance" for more information.

Name	Director Since	Primary Employment	Independent
Peggy Alford	2019	Chief Financial Officer, eBay	✓
Marc L. Andreessen	2008	Co-founder and General Partner, Andreessen Horowitz	✓
John Arnold	2024	Co-founder and Co-chair, Arnold Ventures	✓
Patrick Collison	2025	Co-founder and Chief Executive Officer, Stripe	✓
John Elkann	2024	Chief Executive Officer, Exor	✓
Andrew W. Houston	2020	Co-founder and Chief Executive Officer, Dropbox	✓
Nancy Killefer	2020	Senior Partner Emeritus, McKinsey & Company	✓
Robert M. Kimmitt	2020	Senior International Counsel, WilmerHale	✓
Charles Songhurst	2024	Technology Investor	✓
Dana White	2024	President and Chief Executive Officer, Ultimate Fighting Championship	✓
Tony Xu	2022	Co-founder and Chief Executive Officer, DoorDash	✓
Mark Zuckerberg	2004	Founder, Chairman, and Chief Executive Officer, Meta

2026 Proxy Statement | 7

2025 SHAREHOLDER ENGAGEMENT HIGHLIGHTS
In addition to the ongoing dialogue among our investors, senior executives, and Investor Relations team, including following quarterly earnings, Meta maintains a corporate governance-focused engagement program that includes meeting with shareholders throughout the year in various forums, including one-on-one dialogues and conferences. In these meetings, we discuss a range of topics, including our approach to board oversight, company strategy, corporate governance, executive compensation, and responsible business practices. We believe that regular, transparent, and constructive communication with our shareholders helps us to understand their perspectives and priorities and contributes to effective corporate governance.

2025 Shareholder Engagement Overview(1)

Over 50 Shareholders Engaged	Representing Approximately 40% of Outstanding Shares Engaged

(1)    Reflects reported share ownership as of December 31, 2025 and includes engagement meetings conducted through March 2026.
Key shareholder engagement topics this past year included corporate governance and our board of directors, AI, platform integrity, youth safety, and sustainability. Our shareholder engagement program is more fully described in the section of this proxy statement entitled "Shareholder Engagement."
2025 EXECUTIVE COMPENSATION HIGHLIGHTS
We design our executive compensation programs to attract and retain a talented team of engineering, product, sales, and business professionals who can help achieve our mission through the successful pursuit of our company priorities.

Objectives

•Attract the top talent in our leadership positions and motivate our executives to deliver the highest level of individual and team impact and results
•Encourage our executives to focus on our company priorities
•Ensure each of our executives receives a total compensation package that encourages his or her long-term retention
•Reward high levels of impact with commensurate levels of compensation
•Align the interests of our executives with those of our shareholders in the overall success of our company by emphasizing long-term incentives

Design

•Program is heavily weighted towards equity compensation in the form of restricted stock units, with cash compensation that we believe is competitively positioned when compared to our peer companies
•Annual cash incentives are designed to motivate executive officers to focus on our company priorities and reward them for company results and achievements
•Service-based vesting conditions for equity awards
•Our CEO continues to receive a base salary of $1 per year in addition to his overall security program, and he does not participate in the annual bonus plan or receive additional equity awards

Compensation Best Practices

•Compensation, nominating & governance committee composed of solely independent directors and advised by an independent compensation consultant
•Annual review and approval of our compensation strategy by the compensation, nominating & governance committee, including a review of our compensation-related risk profile
•Pay philosophy heavily weighted towards equity compensation to best align executive officer interests with the long-term interests of shareholders
•Robust stock ownership guidelines that require our executive officers to maintain significant ownership of our common stock

For more information regarding our executive compensation philosophy and practices, see the section of this proxy statement entitled "Compensation Discussion and Analysis."

8 | 2026 Proxy Statement

VOTING MATTERS AND RECOMMENDATIONS
The following table provides summary information about the proposals to be voted on at the Annual Meeting. See the pages of this proxy statement listed below for more information.

Proposal	Board Voting Recommendation	Rationale
Management Proposals:
1. The election of twelve directors (page 24)	FOR each nominee	•Our slate of highly qualified director nominees represents broad and diverse backgrounds, experiences, and skill sets aligned to Meta's unique business.
2. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (page 38)	FOR
•The audit & privacy committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm.
•Ernst & Young LLP is an independent accounting firm with the breadth of expertise and knowledge necessary to effectively audit Meta's financial statements.

Shareholder Proposals:
3. A shareholder proposal regarding report on AI data usage oversight (page 67)	AGAINST
•We have robust risk review and privacy practices that address how we use information for AI models and features.
•Our Privacy Policy, Privacy Center, and other disclosures explain how we use information for AI training.
•We collaborate extensively with internal and external stakeholders on our AI data practices to help address key issues around the use of data in our models.
•Our board of directors, primarily through our audit & privacy committee, oversees our AI data practices.
•Given our ongoing efforts to address this topic, our board of directors believes the requested report is unnecessary and would not provide additional benefit to our shareholders.

4. A shareholder proposal regarding annual vote regarding executive pay (page 70)	AGAINST
•We believe a triennial vote complements our goal of creating a compensation program that aligns pay with performance and enhances long-term shareholder value.
•At our 2025 Annual Meeting of Shareholders, shareholders approved a three-year frequency for our say on pay vote.
•Our board of directors believes the requested change is unnecessary and not in the long-term best interests of Meta and its shareholders.

5. A shareholder proposal regarding dual class capital structure (page 71)	AGAINST
•Our board of directors evaluates Meta’s capital structure on a regular basis and continues to believe that our capital structure is in the best interests of the company and its shareholders.
•Our capital structure allows our board of directors and management team to focus on the long term.
•Our board of directors provides robust independent oversight and ensures that the interests of our shareholders are considered.
•Our board of directors believes the requested change to our capital structure is unnecessary and not in the best interests of Meta and its shareholders at this time.

2026 Proxy Statement | 9

6. A shareholder proposal regarding disclosure of voting results by share class (page 73)	AGAINST
•Our existing disclosures about our capital structure and security ownership already provide transparency to the general public and our shareholders.
•Our board of directors remains committed to effective oversight and consideration of shareholder interests, regardless of which class of common stock our shareholders own.
•Our board of directors believes the requested disclosure is unnecessary and would not provide additional benefit to our shareholders.

7. A shareholder proposal regarding report on human rights due diligence (page 75)	AGAINST
•Our commitment to respecting human rights is reflected in our Corporate Human Rights Policy, which follows the approaches set out by the United Nations Guiding Principles on Business and Human Rights (UNGPs).
•We have a strong record of human rights reporting and have published several reports around our human rights due diligence and impact.
•Our Transparency Center provides details on our content policies, including regular reports about our Community Standards enforcement and responses to content restriction requests.
•Our board of directors, primarily through our audit & privacy committee, provides oversight of our approach to content governance.
•Given our ongoing efforts to address this topic, our board of directors believes the requested report is unnecessary and would not provide additional benefit to our shareholders.

8. A shareholder proposal regarding report on addressing antisemitism and hate in online platforms (page 77)	AGAINST
•Our Community Standards outline our hateful conduct policy, which is central to our efforts to combat antisemitism and other forms of hateful conduct on our services.
•As part of developing our content policies, we gather input from stakeholders around the globe who have relevant expertise and experience.
•We have content enforcement systems in place to respond to content on our platforms that violates our Community Standards.
•Our Transparency Center provides details on our content policies and enforcement systems, including reports that track our progress.
•Our board of directors, primarily through our audit & privacy committee, provides oversight of our approach to content governance.
•Given our ongoing efforts to address this topic, our board of directors believes the requested report is unnecessary and would not provide additional benefit to our shareholders.

9. A shareholder proposal regarding report on climate change-related commitments (page 79)	AGAINST
•As we continue to build the future of human connection and the technology that makes it possible, we strive to do so in a way that supports a more sustainable world.
•We design and operate some of the most innovative and efficient data centers in the industry.
•We report data center energy consumption and other environmental metrics in our sustainability report.
•Our board's audit & privacy committee provides oversight of our environmental and sustainability strategy.
•Given our ongoing efforts to address this topic, our board of directors believes the requested report is unnecessary and would not provide additional benefit to our shareholders.

10 | 2026 Proxy Statement

10. A shareholder proposal regarding report on integrating child safety improvements into the executive compensation program (page 81)	AGAINST
•At Meta, we prioritize helping keep young people safe online.
•We believe that the current structure of our compensation program supports our objectives of encouraging our executives to focus on our company priorities and rewarding high levels of impact with commensurate levels of compensation.
•Our compensation, nominating & governance committee is best positioned to determine the structure of our executive compensation program.
•Our board of directors believes the requested report is unnecessary and would not provide additional benefit to our shareholders in light of our existing practices.

11. A shareholder proposal regarding data protection impact assessment on generative AI chatbots (page 83)	AGAINST
•We already provide disclosure about personalizing content and ad recommendations on our platforms based on people’s interactions with our generative AI features.
•We maintain a comprehensive company-wide privacy program to help enable oversight and accountability at scale.
•Our board of directors provides robust oversight over privacy and product compliance issues, with specific oversight led by the audit & privacy committee.
•Given our ongoing efforts to address this topic, our board of directors believes the requested report is unnecessary and would not provide additional benefit to our shareholders.

12. A shareholder proposal regarding report on risks of anti-American discrimination from H-1B visa program use (page 85)	AGAINST
•We have robust policies in place, including our Equal Employment Opportunity Policy and Code of Conduct, that prohibit discrimination on the basis of any legally protected characteristic, including U.S. citizenship, nationality, and national origin.
•We protect against unlawful discrimination in employment by ensuring our personnel complete mandatory training.
•We remain firmly rooted in the United States, with our largest workforce and significant investments based domestically.
•Our board of directors believes the requested report is unnecessary and would not provide additional benefit to our shareholders.

2026 Proxy Statement | 11

Director Nominees and Executive Officers
The following section provides information regarding our director nominees and executive officers as of April 16, 2026. Our executive officers are designated by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.
DIRECTOR NOMINEES

Director Nominee Qualifications Highlights
•Distinguished Leadership: nominees have served in senior leadership positions in the private and public sectors
•CEO Insights: several nominees currently serve as CEOs of technology companies
•Global Reach: several nominees have international business and leadership experience
•Industry Experience: nominees have acumen in the technology, finance, consumer, and infrastructure industries
•Governance Expertise: nominees have extensive governance experience, including through service on other boards of directors

Our director nominees have diverse backgrounds and perspectives that enable them to provide valuable guidance on both strategic and operational issues. Our nominees have extensive leadership and compliance experience, as well as corporate governance expertise arising from service on other boards of directors. Many of our nominees have global business experience, including through service as Chief Executive Officer (CEO) or in other senior corporate leadership positions involving management of complex operations, business challenges, risks, and growth. Many nominees also have experience with technology or product innovation and development, entrepreneurship, finance, commerce, and the dynamics of our industry. In addition, several nominees have significant public sector experience from serving in high-level government positions, including experience with significant regulatory and public policy issues. Our board of directors benefits from these qualifications, as well as the perspective of our Chairman who has in-depth knowledge of our company through service as our founder and CEO. The skills and qualifications of our director nominees are more fully described below.

Mark Zuckerberg - Founder, Chairman, and Chief Executive Officer

Director Since: 2004 Age: 41 Meta Committees: None
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. Zuckerberg should serve as a member of our board of directors due to the perspective and experience he brings as our founder and CEO, and as our largest and controlling shareholder
•Mr. Zuckerberg's vision and tenure as our founder, Chairman, and CEO provide our board of directors with unique and invaluable experience and understanding of our company’s priorities and the needs of the people and businesses that use our services
Professional Experience:
•Meta Platforms, Inc.
Founder & Chief Executive Officer (2004-present)
Chairman of the board of directors (2012-present)
Other Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•Attended Harvard University (studied computer science)

12 | 2026 Proxy Statement

Robert M. Kimmitt - Lead Independent Director

Director Since: 2020 Age: 78 Meta Committees: None
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Ambassador Kimmitt should serve as a member of our board of directors due to his distinguished public service and experience with legal, regulatory, compliance, and public policy issues, his finance experience, and his extensive private and public sector leadership, including prior service on other public company boards of directors
•Ambassador Kimmitt's legal and compliance experience, prior service in senior U.S. government roles and on outside boards, and international experience provide our board of directors with relevant skills and perspective to navigate the challenges of dynamic regulatory and geopolitical environments, execute on our strategic priorities, and provide effective oversight of management
Professional Experience:
•Wilmer Cutler Pickering Hale and Dorr LLP (international law firm)
Senior International Counsel (2009-present)
•U.S. Department of the Treasury
Deputy Secretary (2005-2009)
General Counsel (1985-1987)
•Time Warner Inc.
Executive Vice President of Global Public Policy (2001-2005)
•Commerce One
Vice Chairman & President (2000-2001)
•Wilmer Cutler & Pickering
Partner (1997-2000)
•Lehman Brothers
Managing Director (1993-1997)
•United States Ambassador to Germany (1991-1993)
•Under Secretary of State for Political Affairs (1989-1991)
•Sidley & Austin LLP
Partner (1987-1989)
•National Security Council
Executive Secretary & General Counsel (1983-1985)
Other Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•United States Military Academy at West Point (B.S.)
•Georgetown University Law Center (J.D.)
Military Service:
•Ambassador Kimmitt is a decorated combat veteran of the Vietnam War and attained the rank of Major General in the U.S. Army Reserve

2026 Proxy Statement | 13

Peggy Alford - Independent Director

Director Since: 2019 Age: 54 Meta Committees: Compensation, Nominating & Governance (Chair) Audit & Privacy (effective May 2026)
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Ms. Alford should serve as a member of our board of directors due to her extensive leadership, business, and compliance experience, as well as her experience with finance and product development
•Ms. Alford's global business, leadership, and compliance experience in both operational and financial oversight roles, as well as her experience as a senior executive within the technology industry, provide our board of directors with insights related to our sector that are relevant to our evolving strategy, business, and operations
Professional Experience:
•eBay Inc. (e-commerce company)
Chief Financial Officer (2025-present)
•PayPal Holdings, Inc. (digital payments company)
Executive Vice President, Global Sales (2020-2024)
Senior Vice President, Core Markets (2019-2020)
Various other positions (2011-2017)
•Chan Zuckerberg Initiative (philanthropic organization)
Chief Financial Officer & Head of Operations (2017-2019)
•Rent.com (an eBay Inc. company)
President & General Manager (2007-2011)
Chief Financial Officer (2005-2009)
•eBay Inc.
Marketplace Controller and Director of Accounting Policy (2002-2005)
Other Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•The Macerich Company
Education:
•University of Dayton (B.S. in accounting and business administration)

14 | 2026 Proxy Statement

Marc L. Andreessen - Independent Director

Director Since: 2008 Age: 54 Meta Committees: Risk & Strategy
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. Andreessen should serve as a member of our board of directors due to his extensive leadership and business experience as an internet entrepreneur, venture capitalist, and technologist, as well as his service on numerous public and private boards of directors
•Mr. Andreessen's finance and investment expertise, as well as his extensive leadership, business, technology, and entrepreneurship experience, support our strategic and operational decision-making
Professional Experience:
•Andreessen Horowitz (venture capital firm)
Co-founder & General Partner (2009-present)
•Opsware, Inc. (formerly known as Loudcloud Inc.)
Co-founder & Chairman of the board of directors (1999-2007)
•America Online, Inc.
Chief Technology Officer (1999)
•Netscape Communications Corporation
Co-founder & various other positions, including Chief Technology Officer & Executive Vice President of Products (1994-1999)
Other Current Public Company Directorships:
•Coinbase Global, Inc.
•Samsara Inc.
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•University of Illinois Urbana-Champaign (B.S. in computer science)

2026 Proxy Statement | 15

John Arnold - Independent Director

Director Since: 2024 Age: 52 Meta Committees: Risk & Strategy Audit & Privacy (effective May 2026)
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. Arnold should serve as a member of our board of directors due to his extensive leadership and business experience as an entrepreneur, as well as his financial expertise and experience as an investor, including serving as a founder and chief executive officer of a multi-billion dollar energy-focused investment fund
•Mr. Arnold's extensive leadership experience, as well as his experience as an investor, provide our board of directors with expertise to support oversight of corporate strategy and decision-making
Professional Experience:
•Arnold Ventures (philanthropic organization)
Co-founder & Co-Chair (2006-present)
•Grid United (energy infrastructure company)
Co-founder & Chairman (2021-present)
•Centaurus Capital, LLC (investment fund)
Founder & Principal (2006-present)
•Centaurus Energy, LLC
Founder & CEO (2002-2012)
•Enron
Vice President (1995-2002)
Other Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•Vanderbilt University (B.A. in math and economics)

Patrick Collison - Independent Director

Director Since: 2025 Age: 37 Meta Committees: None
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. Collison should serve as a member of our board of directors due to his extensive leadership, entrepreneurship, and business experience as chief executive officer of a large technology company, as well as his experience with product innovation and development
•Mr. Collison's extensive leadership, entrepreneurship, business, technology, and product innovation and development experience, as well as his deep understanding of the dynamics of our industry as chief executive officer and co-founder of a large technology company, provide our board of directors with insights related to the management of technology companies and dynamics of a founder-led company
Professional Experience:
•Stripe, Inc. (global financial infrastructure platform)
Co-founder, Chief Executive Officer & member of the board of directors (2010-present)
•Meta Platforms, Inc.
Member of Meta Advisory Group (2024-2025)
Other Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•Attended Massachusetts Institute of Technology (studied mathematics and physics)

16 | 2026 Proxy Statement

John Elkann - Independent Director

Director Since: 2024 Age: 50 Meta Committees: Compensation, Nominating & Governance
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. Elkann should serve as a member of our board of directors due to his extensive leadership and global business experience as chief executive officer of one of the largest European investment companies, as well as his experience with business strategy and development at multinational consumer product companies
•Mr. Elkann's global experience and long-term perspective, as well as his service on other public company boards of directors, provide our board of directors with insights to oversee our corporate strategy as a large, global technology company
Professional Experience:
•Exor N.V. (investment holding company)
Chief Executive Officer & Director (2011-present)
Chairman (2009-2022)
•Stellantis N.V. (global automaker and provider of mobility solutions)
Executive Chairman & Director (2021-present)
•Ferrari N.V. (luxury sports car manufacturer)
Executive Chairman & Director (2018-present)
Other Current Public Company Directorships:
•Exor N.V.
•Stellantis N.V.
•Ferrari N.V.
Former Public Company Directorships Held in the Past Five Years:
•GEDI Gruppo Editoriale S.p.A.
•Fiat Chrysler Automobiles N.V.
Education:
•Lycée Victor Duruy (Scientific baccalauréat)
•Politecnico di Torino (Degree in engineering)

Andrew W. Houston - Independent Director

Director Since: 2020 Age: 43 Meta Committees: Compensation, Nominating & Governance
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. Houston should serve as a member of our board of directors due to his extensive leadership, entrepreneurship, and business experience as chief executive officer of a large technology company, as well as his experience with product innovation and development
•Mr. Houston's extensive leadership, entrepreneurship, business, technology, and product innovation and development experience, as well as his deep understanding of the dynamics of our industry as chief executive officer and founder of a large technology company, provide our board of directors with insights related to the management of technology companies and dynamics of a founder-led company
Professional Experience:
•Dropbox, Inc. (global collaboration platform)
Chief Executive Officer & Chairman of the board of directors (2007-present)
Other Current Public Company Directorships:
•Dropbox, Inc.
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•Massachusetts Institute of Technology (B.S. in electrical engineering and computer science)

2026 Proxy Statement | 17

Nancy Killefer - Independent Director

Director Since: 2020 Age: 72 Meta Committees: Audit & Privacy (Chair)
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Ms. Killefer should serve as a member of our board of directors due to her extensive leadership and compliance experience in both the public and private sector, as well as her finance experience and extensive service on other boards of directors
•Ms. Killefer provides our board of directors with strong oversight gained through her experience as a trusted advisor and strategist working with leaders of corporations and governments, as well as relevant skills and perspectives to navigate the challenges of the dynamic regulatory and geopolitical environments
Professional Experience:
•McKinsey & Company (international management consulting firm)
Senior Partner (1992-2013)
Governing Board Member (2000-2006 and 2007-2013)
Head and Founder of global public sector practice (2005-2012)
Head of Washington, D.C. office (2000-2007)
Various other positions (1979-1992)
•U.S. Department of the Treasury
Assistant Secretary for Management, Chief Financial Officer & Chief Operating Officer (1997-2000)
•IRS Oversight Board
Member (2000-2005)
Chair (2002-2004)
Other Current Public Company Directorships:
•Cardinal Health, Inc.
•Certara, Inc.
Former Public Company Directorships Held in the Past Five Years:
•Natura & Company
Education:
•Vassar College (B.A. in economics)
•Massachusetts Institute of Technology (M.S.M. in finance)

18 | 2026 Proxy Statement

Charles Songhurst - Independent Director

Director Since: 2024 Age: 47 Meta Committees: Risk & Strategy (Chair)
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. Songhurst should serve as a member of our board of directors due to his extensive experience in technology, including enterprise Software as a Service (SaaS), AI, and deep tech, and his ability to provide strategic insights into market trends and innovation
•Mr. Songhurst's extensive experience in technology investment and corporate strategy, as well as his deep understanding of mergers and acquisition processes and integration strategies, provide our board of directors with insights in strategic direction and oversight
Professional Experience:
•Technology Investor (2013-present)
•Meta Platforms, Inc.
Member of Meta Advisory Group (2024-2024)
•Microsoft Corporation
General Manager of Global Corporate Strategy (2009-2013)
General Manager (2005-2009)
Other Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•University of Oxford (B.A. in politics, philosophy and economics)

Dana White - Independent Director

Director Since: 2024 Age: 56 Meta Committees: Risk & Strategy
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. White should serve as a member of our board of directors due to his extensive leadership and business experience as president and chief executive officer of the world's leading mixed martial arts organization, including his experience in driving growth, brand expansion, and user engagement
•Mr. White's experience in scaling a global sports, media, and entertainment business, including his expertise in digital content distribution and building brands, provides our board of directors with insights relevant to our evolving strategy, business, and operations
Professional Experience:
•Ultimate Fighting Championship (mixed martial arts organization)
President and Chief Executive Officer (2001-present)
Other Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•Attended the University of Massachusetts Boston

2026 Proxy Statement | 19

Tony Xu - Independent Director

Director Since: 2022 Age: 41 Meta Committees: Compensation, Nominating & Governance
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. Xu should serve as a member of our board of directors due to his extensive leadership, entrepreneurship, and business experience as chief executive officer of a large technology company, as well as his experience with product innovation and the consumer experience
•Mr. Xu's extensive leadership, entrepreneurship, business, technology, and product innovation and development experience, as well as his deep understanding of the dynamics of our industry as chief executive officer and founder of a large technology company, provide our board of directors with insights related to the management of technology companies and dynamics of a founder-led company
Professional Experience:
•DoorDash, Inc. (local commerce platform)
Co-founder & Chief Executive Officer (2013-present)
Chairman of the board of directors (2020-present)
Other Current Public Company Directorships:
•DoorDash, Inc.
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•University of California, Berkeley (B.S. in industrial engineering and operations research)
•Stanford Graduate School of Business (M.B.A.)

20 | 2026 Proxy Statement

EXECUTIVE OFFICERS

Dina Powell McCormick - President and Vice Chairman

Age: 52
Professional Experience:
•Meta Platforms, Inc.
President and Vice Chairman (2026-present)
Advisor (2025-2026)
Member of the board of directors (2025-2025)
•BDT & MSD Partners (advisory and investment platform)
Vice Chair, President & Head of Global Client Services (2023-2026)
•The Goldman Sachs Group Inc. (global financial institution)
Member of Management Committee (2018-2023)
Global Head of Sovereign Investment Banking Business (2018-2023)
President, Goldman Sachs Foundation & Head of Impact Investment Business (2007-2016)
•Executive Office of the President
Deputy National Security Advisor & Assistant to the President (2017-2018)
Assistant to the President, Presidential Personnel (2003-2005)
Deputy Assistant to the President, Presidential Personnel (2001-2003)
•U.S. Department of State
Assistant Secretary of State (2005-2007)
Current Public Company Directorships:
•Exxon Mobil Corporation
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•University of Texas at Austin (B.A. in humanities)

Javier Olivan - Chief Operating Officer

Age: 48
Professional Experience:
•Meta Platforms, Inc.
Chief Operating Officer (2022-present)
Chief Growth Officer & Vice President, Cross-Meta Products and Infrastructure (2022-2022)
Vice President, Central Products (2018-2022)
Vice President, Growth (2011-2018)
Head of International Growth (2007-2011)
•Siemens AG
Various positions (2003-2005)
Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•VY Global Growth
Education:
•University of Navarra (M.S. in both electrical engineering and industrial engineering)
•Stanford Graduate School of Business (M.B.A.)

2026 Proxy Statement | 21

Susan Li - Chief Financial Officer

Age: 40
Professional Experience:
•Meta Platforms, Inc.
Chief Financial Officer (2022-present)
Vice President, Finance (2016-2022)
Various other positions (2008-2016)
•Morgan Stanley
Analyst (2005-2008)
Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•Alaska Air Group
Education:
•Stanford University (B.A. in economics, B.S. in mathematical & computational science)

Andrew Bosworth - Chief Technology Officer

Age: 44
Professional Experience:
•Meta Platforms, Inc.
Chief Technology Officer (2022-present)
Vice President, Reality Labs (2017-2022)
Various other positions (2006-2017)
Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•Harvard University (A.B. in computer science)

Christopher K. Cox - Chief Product Officer

Age: 43
Professional Experience:
•Meta Platforms, Inc.
Chief Product Officer (2014-2019 and 2020-present)
Vice President, Product (2009-2014)
Various other positions (2005-2009)
Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•Stanford University (B.S. in symbolic systems with a concentration in artificial intelligence)

22 | 2026 Proxy Statement

C.J. Mahoney - Chief Legal Officer

Age: 48
Professional Experience:
•Meta Platforms, Inc.
Chief Legal Officer (2026-present)
•Microsoft Corporation (global technology company)
Corporate Vice President and General Counsel, Product, Services, and Go-to-Market Legal (2025-2026)
Corporate Vice President and Deputy General Counsel, Cloud + AI (2023-2025)
Deputy General Counsel, U.S. International Trade and Azure (2021-2023)
•Office of the United States Trade Representative, Executive Office of the President
Deputy United States Trade Representative (2018-2020)
•Williams & Connolly LLP
Partner (2008-2018)
Current Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•Harvard University (A.B. in government)
•Yale Law School (J.D.)
Judiciary Experience:
•Mr. Mahoney previously served as a law clerk for Justice Anthony Kennedy of the United States Supreme Court

2026 Proxy Statement | 23

Proposal One: Election of Directors
Our board of directors has set the authorized number of directors at twelve, effective as of the 2026 Annual Meeting of Shareholders (Annual Meeting). The following twelve individuals are nominated for election to the board of directors at the Annual Meeting, all of whom are currently serving on our board of directors:

Name	Director Since	Primary Employment	Independent
Peggy Alford	2019	Chief Financial Officer, eBay	✓
Marc L. Andreessen	2008	Co-founder and General Partner, Andreessen Horowitz	✓
John Arnold	2024	Co-founder and Co-chair, Arnold Ventures	✓
Patrick Collison	2025	Co-founder and Chief Executive Officer, Stripe	✓
John Elkann	2024	Chief Executive Officer, Exor	✓
Andrew W. Houston	2020	Co-founder and Chief Executive Officer, Dropbox	✓
Nancy Killefer	2020	Senior Partner Emeritus, McKinsey & Company	✓
Robert M. Kimmitt	2020	Senior International Counsel, WilmerHale	✓
Charles Songhurst	2024	Technology Investor	✓
Dana White	2024	President and Chief Executive Officer, Ultimate Fighting Championship	✓
Tony Xu	2022	Co-founder and Chief Executive Officer, DoorDash	✓
Mark Zuckerberg	2004	Founder, Chairman, and Chief Executive Officer, Meta
If elected, each of these individuals will serve until the next annual meeting of shareholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal. In the event that any nominee for any reason is unable or unwilling to stand for election, the proxies will be voted for such substitute nominee as our board of directors may determine or we may adjust the authorized number of directors of the board.
The relevant experiences, qualifications, attributes, or skills of each nominee that led our board of directors to recommend the above persons as a nominee for director are described in the sections of this proxy statement entitled "Director Nominees and Executive Officers" and "Corporate Governance."
The board of directors recommends a vote FOR the election of each of the nominated directors.

24 | 2026 Proxy Statement

Corporate Governance
BOARD OF DIRECTORS
Our board of directors may establish the authorized number of directors from time to time by resolution. The current authorized number of directors is fourteen. Our board of directors has set the number of directors at twelve, effective as of the 2026 Annual Meeting of Shareholders, following Mr. Tan and Ms. Travis' retirement from the board. Each of our director nominees, if elected, will serve as a director until the next annual meeting of shareholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

Strong Independent Leadership

Ambassador Kimmitt has significant responsibilities as our Lead Independent Director, including working with the Chairman to set agendas for meetings of our board of directors and having authority to call special meetings of our board of directors, and is appointed annually by our independent directors.

Independent Nominations

Our independent compensation, nominating & governance committee has sole authority to recommend nominees to our board of directors and recommend the appointment of candidates to our audit & privacy committee.

Board Leadership and Independence Highlights

Nearly All Directors Are Independent All of our director nominees are independent, with the exception of our CEO. All members of our standing committees are independent.	Executive Sessions Independent directors regularly meet in executive sessions, which are led by our Lead Independent Director without management present.	Balanced Board Tenure Out of our twelve director nominees, six have a tenure of less than five years, four have a tenure of between five and ten years, and two have a tenure of greater than ten years.

BOARD LEADERSHIP STRUCTURE
We believe that our current board structure is effective in supporting strong board leadership. The board of directors has determined in its judgment that the company benefits from having a combined Chairman and Chief Executive Officer (CEO) position at this time. Mr. Zuckerberg's unique perspective and experience, as highlighted more fully below, are valuable in setting the overall direction and business and product strategy for the company. As a counterbalance to Mr. Zuckerberg's combined Chairman and CEO role, the board has a strong Lead Independent Director role to further promote effective corporate governance. Our Lead Independent Director is appointed annually by our independent directors, and Ambassador Kimmitt currently serves in this role.
Mr. Zuckerberg brings valuable insight to our board of directors due to his perspective and experience as our founder and CEO. As a result of his leadership since our inception, Mr. Zuckerberg has unparalleled knowledge of our business, products, and operations, as well as experience navigating opportunities and challenges particular to our company. As our largest and controlling shareholder, Mr. Zuckerberg is also invested in our long-term success. Ambassador Kimmitt brings extensive governance, legal, and compliance experience, including through service in the public sector and experience navigating complex business opportunities and challenges in the private sector, and plays a significant and meaningful role in leading our board of directors.
The Chairman and the Lead Independent Director work together to facilitate effective oversight, governance, and policy- and decision-making by the board of directors. The Chairman and the Lead Independent Director collaborate to set the agenda for meetings of the board of directors, and each has the ability to include items on the agenda independent of the other with advance notice. In addition, either the Chairman or the Lead Independent Director may call special meetings of the board of directors. As Chairman, Mr. Zuckerberg presides over meetings of the board of directors. As our Lead Independent Director, Ambassador Kimmitt provides independent oversight and promotes effective communication between our board of directors and management, including Mr. Zuckerberg. As more fully described in our corporate governance guidelines, our Lead Independent Director role also includes the following authority and responsibilities, among others:
•presiding at all meetings of the board of directors at which the Chairman is not present, including executive sessions of the independent directors;

2026 Proxy Statement | 25

•calling separate meetings of the independent directors;
•facilitating discussion and open dialogue among the independent directors during meetings of the board of directors, executive sessions, and otherwise;
•serving as principal liaison between the independent directors and the Chairman;
•providing the Chairman with feedback and counsel concerning his interactions with the board of directors;
•providing leadership to the board of directors if circumstances arise in which the role of the Chairman may be, or may be perceived to be, in conflict;
•taking into account input from other independent directors in coordinating with the Chairman to set the agenda for meetings of the board of directors; and
•leading our board of directors in governance matters in coordination with our compensation, nominating & governance committee, including the evaluation of the performance of the CEO, the selection of committee chairs and memberships, and our annual board of directors and committee self-evaluations.
Our Lead Independent Director also performs such additional duties as the board of directors may otherwise determine and delegate.
INDEPENDENT BOARD OVERSIGHT
We believe that our current board structure enables independent board oversight. All of the standing committees of our board of directors are composed of independent directors. The board of directors also establishes ad hoc special committees of independent directors from time to time, as appropriate. We have a Lead Independent Director who has authority that mirrors that of the Chairman, including coordinating and setting board meeting agendas and the ability to call special meetings of the board of directors. Our Lead Independent Director regularly interacts with the independent directors on an individual basis, and also meets with the CEO and shares perspectives from the independent directors.
The independent compensation, nominating & governance committee reviews and approves the compensation of our CEO, including perquisites related to executive security. In addition, the performance of our Chairman and CEO is evaluated by all of the independent directors of the board, and our Lead Independent Director provides our CEO with feedback regarding his performance.
BOARD COMMITTEES
Our board of directors regularly reviews and reassesses our board committee membership and structure, including each committee's charter. In 2025, the board approved a new committee structure by establishing a new audit & privacy committee and a risk & strategy committee, and accordingly disbanding the audit & risk oversight committee and privacy & product compliance committee, in each case effective as of June 2025. As such, the current standing committees of the board are our audit & privacy committee, compensation, nominating & governance committee, and risk & strategy committee, each of which has the composition and responsibilities described below. Our board has adopted a written charter for each of these standing committees, which are available at investor.atmeta.com/leadership-and-governance. From time to time, the board of directors may also establish ad hoc committees to address particular matters. The charts below provide information about the membership and responsibilities of our standing committees, effective as of the Annual Meeting.

26 | 2026 Proxy Statement

COMMITTEE COMPOSITION AS OF THE ANNUAL MEETING

Director Nominee	Audit & Privacy Committee(1)	Compensation, Nominating & Governance Committee	Risk & Strategy Committee
Peggy Alford
Marc L. Andreessen
John Arnold
Patrick Collison
John Elkann
Andrew W. Houston
Nancy Killefer
Robert M. Kimmitt
Charles Songhurst
Dana White
Tony Xu
Mark Zuckerberg

Committee member	Committee chair
(1)Hock E. Tan and Tracey T. Travis currently serve as members of our audit & privacy committee. Our compensation, nominating & governance committee has recommended, and our board of directors has approved, that Peggy Alford and John Arnold be appointed to the audit & privacy committee effective as of May 2026.

2026 Proxy Statement | 27

AUDIT & PRIVACY COMMITTEE

Chair: Nancy Killefer Other Members:(1) Peggy Alford John Arnold Committee Meetings in 2025: 5(2)
Principal Responsibilities
•Selecting the independent registered public accounting firm to audit our financial statements and internal control over financial reporting
•Pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm
•Assessing the independence of the independent registered public accounting firm
•Discussing the results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end financial statements
•Developing procedures to enable the submission of anonymous concerns about accounting or auditing matters
•Overseeing our internal audit function
•Overseeing significant financial matters, including our tax policies, planning, and compliance, and treasury policies, as well as the status of significant legal or regulatory enforcement matters
•Reviewing the adequacy of our accounting and financial reporting processes, controls, and procedures
•Reviewing related party transactions
•Overseeing product compliance, including in respect of cybersecurity, generative AI, youth health and well-being, and integrity and general compliance with applicable laws and regulations, including the European Digital Markets Act and other privacy and data use laws
•Overseeing our comprehensive privacy program adopted in compliance with our FTC consent order
•Overseeing the selection and performance of employees to coordinate and be responsible for our privacy program
•Overseeing the selection of an independent, third-party assessor to review our privacy practices, and reviewing assessor's biennial assessments of our privacy program

Independence and Other Qualifications
•Each committee member satisfies the independence standards for audit committees established by applicable SEC rules and Nasdaq rules, is an independent director under Nasdaq rules, and otherwise meets the independence requirements under our FTC consent order.
•Each of Mses. Alford and Killefer qualifies as an audit committee financial expert, as defined under SEC rules, and possesses financial sophistication, as defined under Nasdaq rules.
•Our compensation, nominating & governance committee has recommended the appointment of each member to the audit & privacy committee and determined that each such member meets the privacy and compliance baseline requirements for committee membership under our FTC consent order.

(1)Hock E. Tan and Tracey T. Travis currently serve as members of our audit & privacy committee. Our compensation, nominating & governance committee has recommended, and our board of directors has approved, that Peggy Alford and John Arnold be appointed to the audit & privacy committee effective as of May 2026.
(2)The audit & privacy committee was established in June 2025. Our former audit & risk oversight committee and privacy & product compliance committee held six and three meetings, respectively, in 2025.

28 | 2026 Proxy Statement

COMPENSATION, NOMINATING & GOVERNANCE COMMITTEE

Chair: Peggy Alford Other Members: John Elkann Andrew W. Houston Tony Xu Committee Meetings in 2025: 6
Principal Responsibilities
•Reviewing our overall compensation strategy
•Evaluating the performance of our executive officers
•Reviewing and approving executive officer compensation arrangements
•Reviewing, approving, and overseeing the administration of our equity-based compensation plans and our bonus plan
•Considering and making recommendations regarding non-employee director compensation
•Reviewing and approving policies and procedures with respect to the clawback or recoupment of compensation from our current or former officers, employees, directors, or other individuals
•Reviewing and making recommendations to our board of directors on the size, structure, and composition of our board and committees thereof
•Reviewing, considering, and developing policies regarding the desired knowledge, experience, skills, diversity, independence, and other characteristics of members of our board of directors and its committees, as well as our director nomination and committee appointment processes
•Identifying, evaluating, and recommending potential candidates for nomination to and membership on our board of directors and certain of its committees, including having sole authority to recommend nominees to our board of directors
•Having sole authority to recommend the appointment of candidates to, or removal of members from, our audit & privacy committee
•Evaluating succession planning for our board of directors and monitoring succession planning for certain of our key executives
•Reviewing and recommending corporate governance guidelines and policies
•Overseeing the annual self-evaluation process for our board of directors and committees thereof

Independence and Other Qualifications
•Each committee member satisfies the independence standards for compensation committees established by applicable SEC rules and Nasdaq rules, and otherwise meets the independence requirements under our FTC consent order.
•Each committee member is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

RISK & STRATEGY COMMITTEE

Chair: Charles Songhurst Other Members: Marc L. Andreessen John Arnold Dana White Committee Meetings in 2025: 2(1)
Principal Responsibilities
•Reviewing and assessing with management the development, implementation, and ongoing evaluation of our company's strategic priorities and opportunities
•Reviewing strategic initiatives identified by our board of directors or management, including with respect to technology, product development, asset utilization, assessment of strategic partnerships and new or existing lines of business
•Providing recommendations to our board of directors regarding the alignment and balancing of strategic and growth initiatives with our risk exposures
•Overseeing the implementation by management of any other policies, procedures, programs and practices as deemed necessary or advisable

Independence and Other Qualifications
•Each committee member is an independent director under Nasdaq rules.

(1)The risk & strategy committee was established in June 2025.
Equity Subcommittee. The charter for our compensation, nominating & governance committee allows the committee from time to time to delegate its authority to subcommittees and to our officers as it deems appropriate and to the extent permitted under applicable law, Securities and Exchange Commission (SEC) and The Nasdaq Stock Market LLC (Nasdaq) rules, and our amended and restated certificate of incorporation and our amended and restated bylaws (except with respect to the

2026 Proxy Statement | 29

recommendation of director nominees and other actions within the sole authority of the compensation, nominating & governance committee). To ease with the administration of our broad employee equity program, our compensation, nominating & governance committee has delegated the authority to review and approve grants of equity awards to employees and consultants, other than to our directors and executive officers, to an equity subcommittee. This subcommittee is currently comprised of Mses. Alford and Li and Mr. Mahoney, and they can act individually or jointly. Equity awards to our directors and executive officers are reviewed and approved by our compensation, nominating & governance committee.
BOARD ROLE IN RISK OVERSIGHT
Our board of directors has responsibility for overseeing our risk management and believes that a thorough and strategic approach to risk oversight is critical. The board of directors exercises this oversight responsibility directly and through its committees. The oversight responsibility of the board of directors and its committees is informed by regular reports from our management team, including senior personnel that lead a variety of functions across the business, our internal audit department, and input from external advisors, as appropriate. These reports are designed to provide timely visibility to the board of directors and its committees about the identification and assessment of key risks, our risk mitigation strategies, and ongoing developments. Each committee also provides regular reports to the full board of directors regarding its oversight activities.
The following table presents a summary of the allocation of primary responsibility for general risk oversight functions among the board, the board's committees, and management:

BOARD OF DIRECTORS

•Strategic and business risk management •CEO succession planning

RISK & STRATEGY COMMITTEE

•Strategic priorities, opportunities, and initiatives, including with respect to technology, product development, asset utilization, assessment of strategic partnerships, and new or existing lines of business

AUDIT & PRIVACY COMMITTEE	COMPENSATION, NOMINATING & GOVERNANCE COMMITTEE

•Financial risk
•Internal audit function
•Product compliance, including in the areas of cybersecurity, generative AI, youth health and well-being, and integrity
•Legal and regulatory compliance
•Privacy and data use, including compliance with comprehensive privacy program adopted in compliance with our FTC consent order
•Selection of independent, third-party assessor to review our privacy practices, oversight of the biennial assessments, and regular engagement with the assessor
•Policies and procedures for assessing and managing risk

•Director elections and corporate governance practices
•Compensation policies and practices, including compensation philosophy, objectives, and design
•Succession planning for our board of directors, including sole responsibility for appointments to and removals from the audit & privacy committee
•Succession planning for certain key executives other than the CEO

SENIOR MANAGEMENT

•The identification and assessment of key risks, risk mitigation strategies, and ongoing developments, and regularly reporting to our board of directors and its committees on the most significant risks and management's plans to address those risks

30 | 2026 Proxy Statement

BOARD MEETINGS
Our board of directors held eight meetings during 2025. In 2025, each incumbent member of our board of directors attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which he or she was a director) and (ii) the total number of meetings held by all committees of the board of directors on which such director served (held during the period that such director served), except for Messrs. Elkann and White who each attended at least 70% due to unavoidable conflicts. Members of our board of directors are invited and encouraged to attend each annual meeting of shareholders. Twelve directors attended our 2025 Annual Meeting of Shareholders.
Each regular meeting of our board of directors includes an executive session of our independent directors, led by our Lead Independent Director, without management present. Additional executive sessions and separate meetings of the independent directors are also held from time to time, as needed. As more fully described above, our Lead Independent Director presides at executive sessions and separate meetings of the independent directors.
CONTROLLED COMPANY STATUS
Because Mr. Zuckerberg controls a majority of our outstanding voting power, we are a "controlled company" under the corporate governance rules of Nasdaq. Therefore, we are not required to have a majority of our board of directors be independent, nor are we required to have a compensation committee or an independent nominating function. We have nevertheless opted to have a majority of our board of directors be independent and to have a compensation, nominating & governance committee comprised of independent directors, as more fully described below.
DIRECTOR INDEPENDENCE
The rules of Nasdaq generally require that a majority of the members of a listed company's board of directors be independent. In addition, the Nasdaq rules generally require that, subject to specified exceptions, each member of a listed company's audit, compensation, and nominating committees be independent. Although we are a "controlled company" under the corporate governance rules of Nasdaq and, therefore, are not required to comply with certain rules requiring director independence, we have nevertheless opted, under our corporate governance guidelines, to have a majority of the members of our board of directors be independent.
On at least an annual basis, our compensation, nominating & governance committee reviews the independence of our non-employee directors and makes recommendations to the full board of directors. Based, in part, on the recommendations of the compensation, nominating & governance committee, our board of directors has determined that none of our current non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the rules of Nasdaq.
Our board of directors has also determined that the directors who comprise our audit & privacy committee and compensation, nominating & governance committee satisfy the respective independence standards for those committees established by applicable SEC rules and Nasdaq rules. With respect to the independence of Ms. Alford, Mr. Collison, Mr. Elkann, Mr. Houston, Mr. White, and Mr. Xu, our board of directors considered that eBay, Inc. (eBay), of which Ms. Alford is Chief Financial Officer; Stripe, Inc. (Stripe), of which Mr. Collison is Chief Executive Officer and a member of the board of directors; Stellantis N.V., of which Mr. Elkann is Executive Chairman and a member of the board of directors; Dropbox, Inc. (Dropbox), of which Mr. Houston is Chief Executive Officer and Chairman of the board of directors; Ultimate Fighting Championship, of which Mr. White is President and Chief Executive Officer; and DoorDash, Inc., of which Mr. Xu is Chief Executive Officer and Chairman of the board of directors, purchased and in some cases received credits to purchase advertising from us in the ordinary course of business pursuant to our standard terms and conditions, including through a competitive bid auction. Our board of directors also considered that we made payments to Stripe for services relating to payment processing, Dropbox for services relating to data storage, and Ultimate Fighting Championship for collaboration under a sponsorship agreement, in the ordinary course of business pursuant to standard terms and conditions. In addition, our board of directors considered that in 2025, Meta acquired WaveForms AI, a company in which Andreessen Horowitz, a venture capital firm affiliated with Mr. Andreessen, had an equity interest, and made minority investments in certain limited partnerships managed by the venture capital firm NFDG, including an entity in which Mr. Collison had an equity interest. With regard to each of Ms. Alford, Mr. Andreessen, Mr. Collison, Mr. Elkann, Mr. Houston, Mr. White, and Mr. Xu, our board of directors determined that such arrangements, transactions, or relationships do not interfere with the exercise of independent judgment by these directors in carrying out their responsibilities as our directors.
In addition, our board of directors considered that Ambassador Kimmitt is senior international counsel at the law firm of Wilmer Cutler Pickering Hale and Dorr LLP (WilmerHale), an international law firm. From time to time and in the ordinary course of its

2026 Proxy Statement | 31

business, WilmerHale provides legal services to Meta, which in 2025 amounted to less than 4% of WilmerHale's total revenue. Ambassador Kimmitt has not provided any legal services to Meta during his term as a director. Ambassador Kimmitt is not a partner in the firm and does not receive any compensation from the firm that is generated by or related to our payments to WilmerHale for such services. In addition, WilmerHale has implemented measures to ensure that Ambassador Kimmitt is walled off from any legal representation of Meta undertaken by WilmerHale. Further, our compensation, nominating & governance committee reviewed the nature of Meta's engagement of WilmerHale and the services rendered, including the expertise and relevant experience of the firm, and determined that Ambassador Kimmitt's service on our board should not impair our company's ability to engage WilmerHale when our company determines such engagements to be appropriate and in our best interests. Our compensation, nominating & governance committee is satisfied that WilmerHale, when engaged for legal work, is chosen by our company's legal group on the basis of the directly relevant factors of experience, expertise, and efficiency. Ambassador Kimmitt does not have influence over the selection of our company's legal counsel. After taking into account all relevant facts and circumstances, our board of directors determined that Meta's professional engagement of WilmerHale does not interfere with Ambassador Kimmitt's exercise of independent judgment in carrying out his responsibilities as a director.
Additionally, our board of directors considered Meta's transactions with Broadcom Inc. (Broadcom), of which Mr. Tan serves as the President and Chief Executive Officer and a member of the board of directors. See the section of this proxy statement entitled "Related Party Transactions" for more information regarding such transactions. After taking into account all relevant facts and circumstances, our board of directors determined that Meta's transactions with Broadcom do not interfere with Mr. Tan's exercise of independent judgment in carrying out his responsibilities as a director.
CLASSIFIED BOARD
So long as the outstanding shares of our Class B common stock represent a majority of the combined voting power of our outstanding common stock, we will not have a classified board of directors, and all directors will be elected for annual terms. As of the close of business on April 1, 2026, the outstanding shares of our Class B common stock represented a majority of the combined voting power of our outstanding common stock.
Our amended and restated certificate of incorporation and our amended and restated bylaws provide that when the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding common stock, we will automatically shift to having a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. At such time, our directors will be assigned by the then-current board of directors to a class. Upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of shareholders in the year in which that term expires. As a result, only one class of directors will be elected at each annual meeting of our shareholders, with the other classes continuing for the remainder of their respective three-year terms. Each director's term will continue until the third annual meeting of shareholders following their election and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.
In addition, when the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding common stock and we have a classified board, only our board of directors may fill vacancies on our board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.
This shift to a classified board structure, if and when implemented, may have the effect of delaying or preventing changes in our control or management.
DIRECTOR NOMINATIONS
The policy of our board of directors is to encourage the selection of directors who will contribute to Meta's success and our mission to build the future of human connection and the technology that makes it possible. Our compensation, nominating & governance committee is responsible for identifying and evaluating candidates for membership on our board of directors, based on the criteria set forth in our corporate governance guidelines, and has sole authority to recommend nominees to our board of directors. The compensation, nominating & governance committee considers recommendations from other directors, shareholders, management, and others as it deems appropriate and uses the same criteria for evaluating candidates regardless of the source of the recommendation. Our board of directors is responsible for nominating persons for election to our board of directors upon the recommendation of our compensation, nominating & governance committee, and may not nominate any person for election without the prior favorable recommendation of our compensation, nominating & governance committee.

32 | 2026 Proxy Statement

Meta is committed to a policy of inclusiveness and to pursuing diversity in terms of background, skills, experience, and perspective. As such, when evaluating candidates for nomination as new directors, it is the policy of our compensation, nominating & governance committee to consider candidates with diverse backgrounds in terms of knowledge, experience, skills, and other characteristics, in light of the specific needs of the board of directors at that time. In addition, our compensation, nominating & governance committee considers director tenure in connection with evaluating current directors for nomination for re-election.
Shareholders who would like to recommend director candidates for consideration by our compensation, nominating & governance committee should send a notice of proposal by writing to our Secretary at the address of our principal executive offices. Shareholders desiring to nominate a director candidate at the annual meeting must comply with other procedures in accordance with our bylaws. We explain the procedures for nominating a director candidate at next year's annual meeting in the section entitled "Questions and Answers About the Proxy Materials and the Annual Meeting—How can I make proposals or make a nomination for director for next year's annual meeting?"
BOARD EVALUATION PROCESS
Our board of directors recognizes the importance of regularly assessing its effectiveness and continuously improving its functioning. Each year the board conducts a robust, formal performance assessment, which is facilitated by an outside third party and includes individual director evaluations, as more fully described below. In addition to the formal process, our Lead Independent Director has one-on-one discussions with the other members of the board from time to time and actively conveys feedback from the independent directors on an ongoing basis to our Chairman and CEO.

Formalized Annual Process for Full Board and Each Committee
•Our compensation, nominating & governance committee, in coordination with our Lead Independent Director, oversees the assessment process.
•Each director receives a written questionnaire covering the topics described below.
•An outside third party conducts individual interviews with each director to discuss their feedback to the written questionnaire.
•An outside third party consolidates feedback from all directors and reports on the results at a meeting of the board of directors.
•Our compensation, nominating & governance committee and board of directors annually consider whether to make any updates to the assessment process.

Wide Range of Topics Covered
•All directors are asked to provide feedback on the performance of the board of directors, each committee, and each director, including performance in board leadership roles.
•All directors are asked to provide feedback on board size and structure, board composition and independence, board meeting agendas, materials, and conduct, risk oversight, interaction with management, and succession planning, among other matters.
•Members of each committee and the Lead Independent Director are asked to provide feedback on the respective committee's composition, charter, and meeting agendas, materials, and conduct, among other matters.

Results Drive Enhancements	•We use the results of the annual assessment to make enhancements and continue to improve board effectiveness.

Our compensation, nominating & governance committee and our board of directors also periodically review the composition of the board of directors to ensure that it appropriately reflects the knowledge, experience, skills, diversity, and other characteristics required to fulfill its duties.
DIRECTOR ORIENTATION AND EDUCATION
We provide a number of onboarding sessions for new members of our board of directors to engage with our management team and learn more about our company priorities, strategy, and operations, as well as key opportunities, issues, and risks facing our industry, business, and community. Our management team also regularly engages with our directors throughout the year to provide updates across these areas, including in-depth reviews of relevant issues from subject matter experts.

2026 Proxy Statement | 33

GOVERNANCE DOCUMENTS
We publish our governance documents on our website at investor.atmeta.com/leadership-and-governance. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our code of conduct by posting such information within four business days on our Investor Relations page at investor.atmeta.com.
Responsible Business Practices
At Meta, our mission is to build the future of human connection and the technology that makes it possible. Our ongoing efforts across our company help further our mission and our principles, and pursue responsible business practices. Below we provide highlights of our efforts in certain key areas that are important to us. More information is available in our 2025 Responsible Business Practices Report at about.meta.com/actions/responsible-business-practices.

Highlights
•AI. Our approach to AI innovation is to maximize the benefits of the technology and help ensure people have secure and reliable AI experiences. We take steps to evaluate and address risks throughout the AI development and deployment process.
•Platform Integrity. We recognize that empowering freedom of expression while safeguarding our community members is a nuanced challenge, and we strive to strike a balance between these two essential values. To give our community visibility into our integrity efforts, we publish our Community Standards, other platform policies, and regular Community Standards Enforcement reports, at transparency.meta.com.
•Youth Safety. We continue to develop and enhance policies, tools, and controls to help provide teens with safe, valuable experiences online. We have listened to parents, worked with experts and law enforcement, and conducted in-depth research to understand the issues that matter most. We use these insights to make meaningful changes—like introducing Teen Accounts with built-in protections and providing parents with tools to manage their teens’ experiences.

Our 2025 Responsible Business Practices Report also includes more information about other topics, including compliance, integrity, data privacy, cybersecurity, content governance, supply chain management, and economic opportunity, among others.
We regularly post company updates in our public Newsroom at meta.com/news, on our Investor Relations page at investor.atmeta.com, and on Mark Zuckerberg's Facebook profile at www.facebook.com/zuck, Instagram account at www.instagram.com/zuck, and Threads profile at www.threads.net/zuck.
NOTE ABOUT OUR WEBSITES AND REPORTS
None of the statements on our websites or reports referenced above, or any other websites or reports referenced or discussed in this proxy statement, are deemed to be part of, or incorporated by reference into, this proxy statement. Some of the statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change, and provide aspirational goals that are not intended to be promises or guarantees. The statements and reports may also change at any time, and we undertake no obligation to update them, except as required by law.
Shareholder Engagement
It is our intent to build relationships with our shareholders that are based on trust, accountability, and transparency. To that end, in addition to the ongoing dialogue among our investors, senior executives, and Investor Relations team, including following quarterly earnings, Meta maintains a corporate governance-focused engagement program that includes meeting with shareholders throughout the year in various forums, including one-on-one dialogues and conferences. In these meetings, we discuss a range of topics, including our approach to board oversight, company strategy, corporate governance, executive compensation, and responsible business practices. Feedback from our discussions is then shared with our full board of directors and relevant committees so that our board of directors and senior management team can understand and consider

34 | 2026 Proxy Statement

matters of importance to our shareholders. Many of the issues on which we engage are long-term in nature, which underscores the importance of dialogue over multiple years.
Our shareholder engagement program is ongoing throughout the year:

Off-Season Engagement (Q1)

Finish conducting off-season engagement with shareholders (including proponents), share shareholder feedback with our board of directors and relevant committees, and consider related enhancements to disclosures or practices

In-Season Engagement (Q2)

Post-proxy statement filing, offer to engage with shareholders ahead of our annual meeting to discuss voting items and address any related questions

Post-Annual Meeting (Q3)

Review voting results from our annual meeting, hold follow-up meetings with shareholders (including proponents) as needed, and identify areas of ongoing focus

Off-Season Engagement (Q4)

Conduct off-season engagement with shareholders (including proponents), proxy advisors, and other stakeholder groups focused on thematic areas of interest

2025 Shareholder Engagement Overview(1)

Over 50 Shareholders Engaged	Representing Approximately 40% of Outstanding Shares Engaged

(1)    Reflects reported share ownership as of December 31, 2025 and includes engagement meetings conducted through March 2026.
Key themes from our discussions included:

Board & Governance
•Board composition, size, refreshment, and succession planning
•Board leadership and director independence
•Committee structure and workload distribution
•Executive compensation and stock-based compensation issuance practices

AI, Platform Integrity & Youth Safety
•Integration of AI into our product and business strategies, including risk oversight
•Data privacy, including compliance with global regulation
•Content governance transparency and enforcement
•Youth safety and well-being, including our product updates and integrity efforts

Sustainability	•Environmental practices, including energy utilization and water stewardship efforts

2026 Proxy Statement | 35

Related Party Transactions
Below we describe any transactions to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, director nominees, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest since January 1, 2025.
John Hegeman, an immediate family member of one of our executive officers, was employed by us as our Chief Revenue Officer in 2025. In 2025, Mr. Hegeman received total compensation, consisting of base salary and other compensation, including the grant date fair value of an RSU award (which award had a four-year vesting schedule), of approximately $17.5 million. Mr. Hegeman's outstanding RSUs on his last day of employment with us were canceled without having vested.

Hock E. Tan is the President and Chief Executive Officer of Broadcom Inc. (Broadcom). We are a party to certain arrangements with Broadcom, whereby we directly and indirectly purchase Broadcom's component products. We are also a party to certain other arrangements with Broadcom whereby Broadcom provides us with services such as design, development and engineering and we pay Broadcom directly for these services. In 2025, the total amount paid to Broadcom under these arrangements was approximately $2.3 billion.

We pay for business travel by Javier Olivan on private aircraft indirectly and wholly owned by Mr. Olivan, including flights operated by an independent charter company. Occasionally, Mr. Olivan may be accompanied by guests when using such aircraft, and certain of our other personnel may also use such aircraft for business travel. For all such use, we pay an amount commensurate with market rates for comparable travel pursuant to a written policy overseen by our audit & privacy committee and compensation, nominating & governance committee. We paid approximately $187,000 for business travel on such aircraft in 2025.

We have entered into an arrangement with Mark Zuckerberg to indemnify him for any personal liability that he may face solely as a result of being deemed the ultimate controlling shareholder of Meta Platforms, Inc. in connection with obtaining regulatory approval for certain of our subsidiaries in non-U.S. jurisdictions under the laws of those jurisdictions to conduct business activities in furtherance of our online payments and related businesses. This arrangement is intended to protect Mr. Zuckerberg from personal liability in the event that Meta Platforms, Inc. does not fulfill its legal obligations to such subsidiaries.

Mark Zuckerberg uses private aircraft for travel in connection with his overall security program. We charter private aircraft indirectly and wholly owned by Mr. Zuckerberg and operated by an independent charter company for business and personal travel by Mr. Zuckerberg (the Charter Arrangement). Occasionally, Mr. Zuckerberg may be accompanied by guests when using such aircraft, and certain of our other personnel may also use such aircraft for business travel. For all such use under the Charter Arrangement, we pay an amount commensurate with market rates for comparable travel pursuant to a written policy overseen by our audit & privacy committee and compensation, nominating & governance committee. In addition, we are party to an aircraft time sharing agreement with Mr. Zuckerberg under which we may lease the aircraft from Mr. Zuckerberg for certain flights in accordance with applicable federal aviation regulations (the Time Sharing Arrangement). For all such use under the Time Sharing Arrangement, and pursuant to our policy described above, we pay for time sharing costs in accordance with applicable federal aviation regulations. Time sharing costs include, among other items, fuel and oil costs, crew and food and beverage costs, hangar and tie-down costs, landing fees, airport taxes, and similar assessments, and other costs incurred in planning for and operating the applicable flight. For business travel on such aircraft in 2025, we paid approximately $2.2 million under the Charter Arrangement and approximately $14,000 under the Time Sharing Arrangement. See the section entitled "Executive Compensation" for information on our payments for personal travel by Mr. Zuckerberg.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES
We have adopted a related-party transactions policy to comply with Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended, under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit & privacy committee. If the related party is, or is associated with, a member of our audit & privacy committee, then either such member shall recuse himself or herself from review of the transaction, or the transaction must be reviewed and approved by our compensation, nominating & governance committee. Any request for us to enter into a transaction with a related party must first be presented to our legal department for review. Our legal department then refers any transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect material interest to our audit & privacy committee for review, consideration and approval. If advance approval of a transaction between a related party and our company was not feasible or was not obtained, the transaction must be submitted to the legal department for review as soon as reasonably practicable for determination of whether the transaction constituted a related-party transaction. The legal department then

36 | 2026 Proxy Statement

refers such transaction to the audit & privacy committee, at which time our audit & privacy committee considers whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction.
Report of the Audit & Privacy Committee
This report of the audit & privacy committee is required by the Securities and Exchange Commission (SEC) and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (Securities Act), or under the Securities Exchange Act of 1934, as amended (Exchange Act), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.
The principal purpose of the audit & privacy committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The audit & privacy committee is responsible for appointing and retaining our independent auditor and pre-approving the audit and non-audit services to be provided by the independent auditor. The audit & privacy committee's function is more fully described in its charter.

Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with U.S. generally accepted accounting principles (GAAP). Our independent auditor, Ernst & Young LLP (EY), is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with GAAP. The independent auditor is also responsible for expressing an opinion on the effectiveness of our internal control over financial reporting.

The audit & privacy committee has reviewed and discussed our audited financial statements for the year ended December 31, 2025 with management and with EY. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2025 (Annual Report).

The audit & privacy committee has also discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The audit & privacy committee also has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY's communications with the audit & privacy committee concerning independence, and has discussed with EY its independence.

Based on the review and discussions described above, the audit & privacy committee recommended to the board of directors that the audited financial statements be included in the Annual Report for filing with the SEC.

THE AUDIT & PRIVACY COMMITTEE
Nancy Killefer (Chair)
Hock E. Tan
Tracey T. Travis

2026 Proxy Statement | 37

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm
The audit & privacy committee of the board of directors has selected Ernst & Young LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2026, and recommends that the shareholders vote for ratification of such appointment. Ernst & Young LLP has been engaged as our independent registered public accounting firm since 2007. We expect representatives of Ernst & Young LLP to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
AUDIT AND RELATED FEES
The following table sets forth the aggregate fees for audit and other services provided by Ernst & Young LLP for the years ended December 31, 2025 and 2024 (in thousands):

	2025	2024
Audit fees(1)	$25,942	$21,397
Audit-related fees(2)	7,040	7,243
Tax fees(3)	8,379	7,718
All other fees(4)	2	2
Total fees	$41,363	$36,360
(1)Audit fees consist of the aggregate fees billed for professional services rendered for (i) the audit of our annual financial statements and the audit of our internal control over financial reporting included in our Annual Report on Form 10-K and a review of financial statements included in our Quarterly Reports on Form 10-Q, (ii) services that are normally provided in connection with statutory and regulatory filings or engagements for those years, and (iii) accounting consultations.
(2)Audit-related fees consist of attest services over compliance with the European Union's Digital Services Act, System and Organizational Controls reporting, and other attest services.
(3)Tax fees in 2025 include $6.6 million for tax compliance projects and $1.8 million for tax advisory projects. Tax fees in 2024 include $6.1 million for tax compliance projects and $1.6 million for tax advisory projects.
(4)All other fees consist of fees for services other than the services reported in audit fees, audit-related fees, and tax fees.
The audit & privacy committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services, and other services. The audit & privacy committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to the audit & privacy committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date.
All of the services of Ernst & Young LLP for 2025 and 2024 described above were pre-approved by the audit & privacy committee.
The board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP.

38 | 2026 Proxy Statement

Executive Compensation
COMPENSATION DISCUSSION AND ANALYSIS
Overview
This section explains our executive compensation philosophy, objectives, and design; our compensation governance; our compensation-setting process; our executive compensation program elements; and the decisions made in 2025 with respect to the compensation of each of our named executive officers. Our named executive officers for 2025, who appear in the section entitled "—2025 Summary Compensation Table" below, are:

Named Executive Officer	Title
Mark Zuckerberg	Founder, Chairman, and Chief Executive Officer (CEO)
Susan Li	Chief Financial Officer (CFO)
Christopher K. Cox	Chief Product Officer (CPO)
Javier Olivan	Chief Operating Officer (COO)
Andrew Bosworth	Chief Technology Officer (CTO)
Executive Compensation Philosophy, Objectives, and Design
Philosophy. We are focused on our mission to build the future of human connection and the technology that makes it possible. Our products enable people to connect and share through mobile devices, personal computers, virtual reality headsets, and AI glasses. We are innovating in AI technologies to build transformative experiences and capabilities across our Family of Apps and Reality Labs products, and to advance our vision to deliver personal superintelligence for everyone. For us to be successful, we design our executive compensation programs to attract and retain a talented team of engineering, product, sales, and business professionals who can help achieve this mission through the successful pursuit of our company priorities. In addition, we expect our executive team to possess and demonstrate strong leadership and management capabilities. For more information regarding our 2025 company priorities, see the section entitled "—Elements of Executive Compensation" below.
Objectives. Our compensation program for our named executive officers is designed to support the following objectives:
•attract the top talent in our leadership positions and motivate our executives to deliver the highest level of individual and team impact and results;
•encourage our executives to focus on our company priorities;
•ensure each of our executives receives a total compensation package that encourages his or her long-term retention;
•reward high levels of impact with commensurate levels of compensation; and
•align the interests of our executives with those of our shareholders in the overall success of our company by emphasizing long-term incentives.
Design. Our 2025 executive compensation program continued to be heavily weighted towards equity compensation, in the form of restricted stock units (RSUs), with cash compensation that we believe is competitively positioned when compared to our peer companies. We believe that equity compensation offers the best vehicle to focus our executive officers on our mission and the successful pursuit of our company priorities, and to align their interests with the long-term interests of our shareholders.
We typically grant our executive officers an annual RSU award with service-based vesting conditions as discussed further in the section entitled "—Elements of Executive Compensation—Equity Compensation" below. When combined with the executives' prior equity awards, we believe that these additional awards represent a strong long-term retention tool and provide the executive officers with effective long-term equity incentives.
Our compensation, nominating & governance committee evaluates our executive compensation program, including our mix of cash and equity compensation, on at least an annual basis.

2026 Proxy Statement | 39

Compensation Governance
The compensation, nominating & governance committee seeks to ensure sound executive compensation practices to adhere to our pay-for-performance philosophy while appropriately managing risk and aligning our executive compensation program with long-term shareholder interests. The following principles and practices were guiding factors during 2025:
•the compensation, nominating & governance committee is comprised solely of independent directors;
•the compensation, nominating & governance committee engages an independent compensation consultant, Compensia, Inc. (Compensia), a national compensation consulting firm, to advise the committee on compensation-related matters;
•the compensation, nominating & governance committee conducts an annual review and approval of our compensation strategy, including a review of our compensation-related risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on our company;
•executive officer bonus payouts are based on a company performance percentage that is determined in the sole judgment of the compensation, nominating & governance committee; and
•our compensation philosophy and related governance features are complemented by several specific policies and practices that are designed to align our executive compensation program with long-term shareholder interests, including the following:
◦our executives are subject to stock ownership guidelines that require them to maintain significant ownership of our common stock, effective after an initial period following their appointment as an executive officer;
◦our executives are subject to company-wide policies that prohibit trading in futures and derivative securities and engaging in hedging activities relating to our securities, holding our securities in margin accounts, pledging our securities as collateral for loans (unless otherwise approved by our compensation, nominating & governance committee), and engaging in short sales of our securities; and
◦our executives participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees, with limited additional healthcare benefits for executives who are primarily located outside of the United States.
Compensation-Setting Process
Role of Our Compensation, Nominating & Governance Committee. The compensation, nominating & governance committee is responsible for overseeing all aspects of our executive compensation program, including executive salaries, payouts under our annual bonus plan (Bonus Plan), the size and structure of equity awards, and executive perquisites. The compensation, nominating & governance committee is solely responsible for determining the compensation of our CEO and reviews and approves the compensation of our other executive officers. For more information regarding the responsibilities of the compensation, nominating & governance committee, see the section entitled "Corporate Governance—Board Committees."
Role of Management. In setting compensation for 2025, our CEO and our Chief People Officer provided their views to the compensation, nominating & governance committee on how to implement our compensation philosophy through our executive compensation program and attended meetings of the compensation, nominating & governance committee. Our CEO made recommendations to the compensation, nominating & governance committee regarding compensation for our executive officers, other than for himself, because of his daily involvement with our executive team. No executive officer participated directly in the final deliberations or determinations regarding his or her own compensation package or was present during such determinations, except for our CEO who has requested that his base salary be fixed at $1 per year and does not receive any bonus payments, equity awards, or other incentive compensation.
Our management team and the compensation, nominating & governance committee each play a role in evaluating and mitigating any risk that may exist relating to our compensation plans, practices, and policies for all employees, including our named executive officers, as further described in the section entitled "—Compensation Risk Assessment" below.
Role of Compensation Consultant. The compensation, nominating & governance committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In 2025, the compensation, nominating & governance committee engaged the services of Compensia to advise the committee regarding the amount and types of compensation that we provide to our executive officers and how our compensation practices compared to the compensation practices of other companies. Compensia is engaged directly by the compensation, nominating & governance committee. Compensia does not provide any services to us other than the services provided to the compensation, nominating & governance committee. The compensation,

40 | 2026 Proxy Statement

nominating & governance committee has reviewed, and will continue to review going forward, the independence of Compensia under applicable Securities and Exchange Commission (SEC) and Nasdaq rules and believes that Compensia does not have any conflicts of interest in advising the committee.
Use of Comparative Market Data. We aim to compensate our executive officers at levels that are commensurate with the most competitive levels of compensation for executives in similar positions at the group of publicly-traded peer companies set forth below, with whom we compete for hiring and retaining executive talent (our Peer Group). In making compensation decisions, the compensation, nominating & governance committee also considers the scope of responsibility of each executive officer, our current practice of maintaining minimal differentiation between the cash compensation packages of our executive officers, the unvested balances of equity awards held by each executive officer, as well as the compensation, nominating & governance committee's assessment of each executive officer's performance and impact on the organization. In determining 2025 compensation, the compensation, nominating & governance committee did not use a formula for taking into account these different factors.
We analyze market data for executive compensation at least annually using the most relevant published survey sources, information available from public filings, and input from Compensia. Management and Compensia provided the compensation, nominating & governance committee with both cash and equity compensation data for our Peer Group for 2025, which was selected from companies that meet some or all of the criteria listed below:
•technology or media company;
•key talent competitor;
•minimum revenue of $20 billion; and/or
•minimum market capitalization of $100 billion.
In the second quarter of 2024, using this criteria as a baseline, the compensation, nominating & governance committee approved the following companies for inclusion in our Peer Group for 2025:

Peer Group
Alphabet (GOOG, GOOGL)	NVIDIA (NVDA)
Amazon.com (AMZN)	Oracle (ORCL)
Apple (AAPL)	salesforce.com (CRM)
AT&T (T)	The Walt Disney Company (DIS)
Cisco Systems (CSCO)	Uber Technologies (UBER)
Comcast (CMCSA)	Verizon Communications (VZ)
Microsoft (MSFT)	Visa (V)
Netflix (NFLX)
In December 2024, the compensation, nominating & governance committee reviewed our executive compensation against this Peer Group to ensure that our executive officer compensation was competitive and sufficient to recruit and retain our executive officers. Compensia provided the compensation, nominating & governance committee with an analysis of total cash compensation data (base salaries and cash bonus awards at target) and total direct compensation data (total cash compensation and equity compensation) at various percentiles. While the compensation, nominating & governance committee considered this data in determining executive officer compensation, we did not seek to benchmark our executive compensation to any pre-set "target" percentile of the competitive market. Rather, the compensation, nominating & governance committee sought to compensate our executive officers at a level that would allow us to successfully recruit and retain the best possible talent for our executive team.
In light of the scale of our business, the compensation, nominating & governance committee gives greater weight to the compensation levels of companies in our Peer Group that have higher revenue and market capitalization compared to other companies in the Peer Group when making decisions about the compensation of our executive officers. The compensation, nominating & governance committee also relies on the knowledge and experience of its members and our management in determining the appropriate compensation levels for our executive officers. Overall, Compensia's analysis of our Peer Group indicated that the target total cash compensation for our named executive officers, other than our CEO, was at or below approximately the 15th percentile of the companies in our Peer Group. When equity compensation was factored in, based on the "initial equity value" described below and without taking into account the effect of any deferred vesting start dates that were applicable to the equity compensation awards of our named executive officers, the target total direct compensation for our

2026 Proxy Statement | 41

named executive officers, other than our CEO, fell between approximately the 70th and 80th percentiles relative to the companies in our Peer Group.
In the second quarter of 2025, the compensation, nominating & governance committee reviewed the selection criteria and the companies in our Peer Group. Following that review, the compensation, nominating & governance committee decided to maintain the same Peer Group. The compensation, nominating & governance committee believes our Peer Group reflects the current competitive and talent environment. Accordingly, we plan to use the same list of companies in our Peer Group for the 2026 executive compensation process. The compensation, nominating & governance committee expects to periodically review and update our Peer Group and the underlying criteria as our business and market environment continue to evolve.
Elements of Executive Compensation
Our executive officer compensation packages in 2025 generally included:
•base salary;
•performance-based cash incentives; and
•equity-based compensation in the form of RSUs.
We believe that our compensation mix supports our objective of focusing on at-risk compensation having significant financial upside based on our performance relative to company priorities. We expect to continue to emphasize equity awards because of the direct link that equity compensation provides between shareholder interests and the interests of our executive officers, thereby motivating our executive officers to focus on increasing our value over the long term.
Base Salary. The compensation, nominating & governance committee believes base salaries are a necessary element of compensation in order to attract and retain highly qualified executive officers. The compensation, nominating & governance committee reviews the base salaries of our executive officers at least annually and may adjust them from time to time, if needed, to reflect changes in market conditions or other factors. Historically, our executive officers have received base salaries within a narrow range, reflecting our practice of maintaining limited differentiation among the cash compensation packages of our executive officers (other than our CEO). We have typically increased base salaries for our executive officers (other than our CEO) annually, although we still deliver the substantial majority of compensation to our executive officers in the form of equity awards.
In the first quarter of 2025, the compensation, nominating & governance committee decided to increase the base salaries of our named executive officers, other than our CEO, in order to bring their salaries closer to those paid to executives holding similar positions at the companies in our Peer Group, as shown in the table below. Following these 2025 salary increases, these named executive officer salaries fell at approximately the 50th percentile of the salaries provided to executives holding similar positions at the companies in our Peer Group. Previously, Mr. Zuckerberg had requested to receive a base salary of $1 per year and the compensation, nominating & governance committee continued to honor this request in 2025.

Named Executive Officer	2024 Base Salary ($)(1)	2025 Base Salary Increase ($)	2025 Base Salary ($)(1)
Mark Zuckerberg	1	—	1
Susan Li	945,000	55,000	1,000,000
Christopher K. Cox	995,000	5,000	1,000,000
Javier Olivan(2)	1,200,497	6,031	1,206,528
Andrew Bosworth	995,000	5,000	1,000,000
(1)Reflects base salary, which may differ from actual earnings as reflected in the section entitled "—2025 Summary Compensation Table" below due to the effective date of salary increases and USD-Euro exchange rates.
(2)Amounts for Mr. Olivan calculated based on a USD-Euro exchange rate of 1.1599, which was the December 2025 exchange rate used by Meta for financial reporting purposes.
Cash Bonuses. Our Bonus Plan for 2025 provides variable cash incentives, payable annually, that are designed to motivate our executive officers to focus on company priorities and to reward them for company results and achievements. As previously disclosed, in February 2025, the compensation, nominating & governance committee decided to increase the individual target bonus percentage under the Bonus Plan for each of our named executive officers, other than our CEO, from 75% of each such named executive officer's base eligible earnings to 200% of each named executive officer's base eligible earnings, effective beginning with the 2025 annual performance period under the Bonus Plan. In approving this increase, the compensation, nominating & governance committee considered that the target total cash compensation for the named executive officers,

42 | 2026 Proxy Statement

other than the CEO, was at or below approximately the 15th percentile of the target total cash compensation of executives holding similar positions in our Peer Group. Following this increase, the target total cash compensation for the named executive officers, other than the CEO, fell at approximately the 50th percentile of the total cash compensation provided to executives holding similar positions at the companies in our Peer Group. All of our named executive officers, except our CEO, participated in the Bonus Plan in 2025.
For the annual performance period in 2025, the compensation, nominating & governance committee approved a set of company priorities in order to focus our executive officers on key areas of performance. The 2025 company priorities reflect operational and non-operational objectives established by our compensation, nominating & governance committee, in consultation with our CEO and CFO. The company priorities did not have specific target levels associated with them for purposes of determining performance under the Bonus Plan, and our compensation, nominating & governance committee had full judgment to determine the level of bonus payout for the performance period.
2025 Bonus Plan Payouts. We calculate Bonus Plan payouts to each executive officer using the following formula:

Base Eligible Earnings	x	Target Bonus Percentage	x	Company Performance Percentage	=	Bonus Payout
Our Bonus Plan provides for the payment of executive officer bonuses based solely on the company performance percentage, and not on an individual performance percentage. We believe this structure aligns executive officer interests with the interests of our shareholders in the overall success of our company, promotes focus on the ultimate impact of each individual on the collective success of the organization, and incentivizes increasing our value over the long term.
2025 Priorities and Company Performance Percentage. Our 2025 company priorities as approved by the compensation, nominating & governance committee were as follows:

Build awesome things.	Make our business successful.	Make progress on societal issues related to our business.	Go out and tell our story.
None of these priorities were assigned any specific weighting or dollar amount of the target bonus.
The compensation, nominating & governance committee exercised its judgment in determining the company performance percentage for our 2025 performance after considering our delivery of results across all of the areas identified as company priorities. The compensation, nominating & governance committee considered our strong financial performance, including that we increased our total revenue by 22% year-over-year to $200.97 billion in 2025. The compensation, nominating & governance committee also reviewed the continued growth and engagement across our family of apps, with 3.58 billion Family daily active people on average for December 2025, as well as the progress we made with our wearables product launches. In addition, the compensation, nominating & governance committee took into account that in 2025, we rebuilt the foundations of our AI program with the hiring of new AI talent and the formation of Meta Superintelligence Labs. The compensation, nominating & governance committee approved a company performance percentage of 115% for 2025.

2026 Proxy Statement | 43

2025 Bonus Payouts. The following table summarizes the calculations that were used in determining the cash bonus paid to each of our named executive officers for 2025 (other than Mr. Zuckerberg, who does not participate in the Bonus Plan):

Named Executive Officer	Performance Period	Base Eligible Earnings ($)(1)	Target Bonus Percentage (%)	Company Performance Percentage (%)	Bonus Payout ($)
Susan Li	2025	989,423	200	115	2,275,673
Christopher K. Cox	2025	999,039	200	115	2,297,789
Javier Olivan(2)	2025	1,205,523	200	115	2,772,703
Andrew Bosworth	2025	999,039	200	115	2,297,789
(1)Reflects base eligible earnings for 2025 under our Bonus Plan, which may differ from approved 2025 base salaries due to the effective date of salary increases.
(2)Amounts for Mr. Olivan calculated based on a USD-Euro exchange rate of 1.1599, which was the December 2025 exchange rate used by Meta for financial reporting purposes.
Equity Compensation. In 2025, most of our executive officers' target total direct compensation was delivered through equity awards in the form of RSUs. We use equity compensation to align our executive officers' financial interests with those of our shareholders, to attract industry leaders of the highest caliber, and to retain them for the long term. In addition to the initial equity award that each executive officer receives as part of his or her new hire compensation package, the compensation, nominating & governance committee typically grants our executive officers additional equity awards each year as part of our company-wide equity refresher program. The compensation, nominating & governance committee exercises its judgment in determining additional equity awards for each of our executive officers, taking into account the following factors:
•delivering equity values that are highly competitive when compared against those granted to executives with similar responsibilities at the companies in our Peer Group that have higher revenue and market capitalization when compared to other companies in our Peer Group;
•each executive officer's individual performance assessment, the results and contributions delivered during the year, as well as the anticipated potential future impact of each individual executive;
•the size and vesting schedule of existing equity awards in order to maximize the long-term retentive power of all additional awards; and
•the size of each executive officer's target total cash compensation (base salary plus cash bonus awards at target), compared to cash compensation paid to executives with similar responsibilities at the companies in our Peer Group.
Based on the foregoing factors, in March 2025, our compensation, nominating & governance committee granted each of our executive officers, other than our CEO, an award of RSUs with a specific "initial equity value" based on an estimated total value for each award. The compensation, nominating & governance committee calculated the number of RSUs to be granted by dividing this initial equity value by $701.32 per share, which was the average closing price for the seven trading days following the announcement of our earnings for the fourth quarter of 2024 and the same price that was used for 2025 refresher awards to all other employees, and rounding up to the nearest whole share. The 2025 RSU awards will vest quarterly over four years following the vesting start dates as described in the section entitled "—2025 Equity Awards" below. The increase in the initial equity value of the 2025 awards to our COO, CPO, and CTO, as compared to 2024 awards, reflected the compensation, nominating & governance committee's assessment of the factors described above, including comparative market data.
Equity Grant Practices. We maintain an equity award policy which establishes consistent policies and procedures with respect to the timing, structure, and process for the grant of equity-based awards, including for purposes of annual equity grants to our named executive officers. The grant date of our annual equity awards to our named executive officers is generally March 20th (or the next following trading date). Equity awards are not spring-loaded or otherwise timed to take advantage of material non-public information.

44 | 2026 Proxy Statement

2025 Equity Awards. Mr. Zuckerberg did not receive any equity awards in 2025 because our compensation, nominating & governance committee believed that his existing equity ownership position continued to sufficiently align his interests with those of our shareholders.
Our other named executive officers received the following RSU awards in 2025:

Named Executive Officer	Initial Equity Value ($)	Number of RSUs (#)(1)	Initial Vesting Date
Susan Li	20,000,000	28,518	5/15/2025
Christopher K. Cox	22,000,000	31,370	5/15/2025
Javier Olivan	22,000,000	31,370	5/15/2025
Andrew Bosworth	22,000,000	31,370	5/15/2025
(1)The number of RSUs was calculated by dividing the initial equity value by $701.32, which was the same value used for 2025 refresher awards to all other employees in March 2025, and rounding up to the nearest whole share.
The RSUs granted to our named executive officers are subject to a four-year quarterly vesting schedule, with 1/16th of the RSUs vesting on the initial vesting date noted above and the remainder vesting quarterly thereafter, subject to continued employment through each vesting date. Following the grants of these equity awards in March 2025 and based on the "initial equity value" set forth above, the target total direct compensation for our named executive officers, other than our CEO, was at or above approximately the 85th percentile relative to the companies in our Peer Group.
PERQUISITES AND OTHER BENEFITS
We provide certain perquisites to our named executive officers for the reasons described below. In approving these perquisites, our compensation, nominating & governance committee considered comparative Peer Group and other market data provided by Compensia.
Because of the high visibility of our company, our compensation, nominating & governance committee has authorized an "overall security program" for Mr. Zuckerberg to address safety concerns due to specific threats to his safety arising directly as a result of his position as our founder, Chairman, CEO, and controlling shareholder. We require these security measures for the company's benefit because of the importance of Mr. Zuckerberg to Meta, and we believe that the scope and costs of this security program are appropriate and necessary.
Our compensation, nominating & governance committee evaluates this security program at least annually, including a review of security professional assessments of safety threats and recommendations for the security programs. Since the implementation of Mr. Zuckerberg's overall security program, each of these assessments has identified specific threats to Mr. Zuckerberg as a result of the high-profile nature of being our founder, Chairman, CEO, and controlling shareholder. We believe that Mr. Zuckerberg's role puts him in a unique position: he is synonymous with Meta and, as a result, negative sentiment regarding our company is directly associated with, and often transferred to, Mr. Zuckerberg. Mr. Zuckerberg is one of the most-recognized executives in the world, in large part as a result of the size of our user base and our continued exposure to global media, legislative, and regulatory attention.
Under Mr. Zuckerberg's overall security program, we pay for costs related to personal security for Mr. Zuckerberg at his residences and during personal travel, including the annual costs of security personnel for his protection (including, among others, costs for usage of certain accommodations owned by Mr. Zuckerberg) and the procurement, installation, and maintenance of certain security measures for his residences. We provide an annual pre-tax allowance of $14 million to Mr. Zuckerberg to cover additional costs related to his and his family's personal security. This security allowance is paid to Mr. Zuckerberg net of required tax withholdings, and Mr. Zuckerberg must apply the net amount towards additional personnel, equipment, services, residential improvements, health and safety services, or other security-related costs. Although Mr. Zuckerberg expects to use the full net amount during each calendar year in which the allowance is paid, he may apply any unused portion of the allowance for a given year to cover excess security-related costs in future years or prior years.
In addition, Mr. Zuckerberg uses private aircraft for personal travel in connection with his overall security program (including private aircraft indirectly and wholly owned by Mr. Zuckerberg and operated by an independent charter company). Occasionally, Mr. Zuckerberg may be accompanied by guests when using private aircraft. We pay for travel by Mr. Zuckerberg on the aircraft owned by Mr. Zuckerberg under our Charter and Time Sharing Arrangements pursuant to a written policy overseen by our audit & privacy committee and compensation, nominating & governance committee, as described in the section entitled "Related Party Transactions."

2026 Proxy Statement | 45

Although we do not consider Mr. Zuckerberg's overall security program to be a perquisite for his benefit for the reasons described above, the costs related to personal security for Mr. Zuckerberg at his residences and during personal travel pursuant to his overall security program, as well as the annual security allowance and the costs of private aircraft for personal travel, are reported as compensation to Mr. Zuckerberg in the "All Other Compensation" column of the "—2025 Summary Compensation Table" below. The costs of Mr. Zuckerberg's security program vary from year to year depending on requisite security measures, his travel schedule, and other factors. The compensation, nominating & governance committee believes that these costs are appropriate and necessary in light of the threat landscape and the fact that Mr. Zuckerberg has requested to receive only $1 in annual salary and does not receive any bonus payments, equity awards, or other incentive compensation.
In addition, in 2025, our compensation, nominating & governance committee approved costs related to facilities improvements at the company’s property to facilitate efficient travel by Mr. Zuckerberg, which costs are reported as other compensation to Mr. Zuckerberg in the "All Other Compensation" column of the "—2025 Summary Compensation Table" below.
From time to time, we also provide certain personal security measures to other executive officers in response to specific security threats in light of their roles at our company, including pre-tax security allowances, as well as certain costs related to personal security at their residences and related tax gross-ups. The costs related to personal security for our executive officers are reported as other compensation to them in the "All Other Compensation" column of the "—2025 Summary Compensation Table" below.
2025 SAY ON PAY VOTE
We held a non-binding advisory shareholder vote on the compensation program for our named executive officers, commonly referred to as a "say on pay" vote, at our 2025 Annual Meeting of Shareholders. Approximately 89% of the votes cast at the 2025 Annual Meeting of Shareholders were in favor of our say on pay proposal. Our compensation, nominating & governance committee considered the result of this advisory vote as well as the direct feedback heard in shareholder engagement discussions when making compensation decisions for our named executive officers. After considering all of these inputs as well as the desire to have the same overall compensation program structure for all employees and attract and retain the best talent, the compensation, nominating & governance committee determined to maintain the same overall compensation program design for 2025 as in 2024. Our compensation, nominating & governance committee will continue to consider the outcome of our say on pay votes and shareholder feedback when making compensation decisions for our named executive officers.
Based on the results of a separate non-binding advisory shareholder vote on the frequency of future shareholder advisory votes regarding the compensation program for our named executive officers, commonly referred to as a "say on frequency" vote, held at our 2025 Annual Meeting of Shareholders, our board of directors determined that we will hold our say on pay vote every three years until the next required say on frequency vote. Our next say on pay vote will occur no later than 2028 and our next say on frequency vote will occur no later than 2031.
TAX DEDUCTIBILITY
Section 162(m) of the Internal Revenue Code of 1986, as amended (Section 162(m)), limits the amount that we may deduct from our federal income taxes for compensation paid in excess of $1 million during the tax year to our chief executive officer, chief financial officer, and certain other current and former highly compensated officers that qualify as covered employees within the meaning of Section 162(m). While our compensation, nominating & governance committee is mindful of the benefit to us of the full tax deductibility of compensation, our compensation, nominating & governance committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our named executive officers in a manner that can best promote our corporate objectives. Therefore, our compensation, nominating & governance committee may approve compensation that may not be fully deductible because of the limits of Section 162(m). Our compensation, nominating & governance committee intends to continue to compensate our named executive officers in a manner it believes is consistent with the best interests of our company and our shareholders.
COMPENSATION RISK ASSESSMENT
Our management team and the compensation, nominating & governance committee each play a role in evaluating, monitoring, and mitigating any risk that may exist relating to our compensation plans, practices, and policies for all employees, including our named executive officers. In early 2026, our management, with input from Compensia, the compensation, nominating & governance committee's independent compensation consultant, performed an assessment, of our compensation plans, practices, and policies and concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the company. The compensation, nominating & governance committee has reviewed this report and agreed with the conclusion. The objective of the assessment was to identify any compensation plans, practices, or policies that

46 | 2026 Proxy Statement

may encourage employees to take unnecessary risks that could threaten the company. No such plans, practices, or policies were identified. The risk assessment process included, among other things, a review of our cash and equity incentive-based compensation plans to ensure that they are aligned with our company performance goals and the overall compensation to ensure an appropriate balance between fixed and variable pay components and between short-term and long-term incentives.
STOCK OWNERSHIP GUIDELINES AND TRANSACTIONS IN OUR SECURITIES
Stock Ownership Guidelines
To further align the interests of our executive officers and directors with those of our shareholders, and based on the recommendation of our compensation, nominating & governance committee, in September 2018, our board of directors adopted minimum stock ownership guidelines applicable to our executive officers and non-employee directors, which were most recently amended effective as of June 2023. Under these guidelines, our executive officers are required to own the lesser of (x) 24,400 shares and (y) shares with an equivalent value of $4.0 million within five years from becoming an executive officer, and our non-employee directors are required to own the lesser of (x) 4,570 shares and (y) shares with an equivalent value of $750,000 within five years from becoming a non-employee director. The stock ownership guidelines also provide that if an executive officer or director’s stock ownership falls below the target ownership levels described above due to circumstances beyond his or her control (such as significant declines in our stock price), he or she will be limited to selling no more than 50% of shares acquired by him or her following the time that his or her stock ownership dropped below the target ownership levels (excluding any shares withheld by the company for purposes of satisfying applicable tax obligations) until such time as he or she has again achieved the applicable target ownership levels.
As of December 31, 2025, all of our executive officers and non-employee directors either met the applicable ownership threshold or were within the permitted time period to attain the required ownership. As our CEO and controlling shareholder, Mr. Zuckerberg currently has stock ownership significantly in excess of the required ownership threshold. As a result, our stock ownership guidelines provide that our compensation, nominating & governance committee will reassess appropriate ownership requirements applicable to Mr. Zuckerberg in his capacity as an executive officer if in the future his stock holdings fall below one percent of our total outstanding capital stock.
Clawback Policy
Our Compensation Recoupment Policy allows us to recoup certain incentive-based compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws. The Compensation Recoupment Policy is included as Exhibit 97.1 in our Annual Report on Form 10-K for the year ended December 31, 2025.
Restrictions on Transactions in Our Securities
We have adopted insider trading policies and procedures applicable to our directors, officers, employees, and other covered persons, and have implemented processes for the company, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. Our policies prohibit the following transactions: trading in futures and derivative securities and engaging in hedging activities relating to our securities, including exchange traded options, puts, calls, collars, forward sale contracts, equity swaps, exchange funds, or other arrangements or instruments designed to hedge or offset decreases in the market value of our securities; engaging in short sales of our securities; holding our securities in margin accounts; and pledging our securities as collateral for loans unless otherwise approved by our compensation, nominating & governance committee.
The compensation, nominating & governance committee and our board of directors have approved a framework for a pledging arrangement by Mark Zuckerberg that is designed to mitigate the risk of a forced stock sale. Under the terms of the arrangement, (i) the total number of shares of our common stock pledged must not exceed 20% of the total number of shares of our common stock beneficially owned by Mr. Zuckerberg, and (ii) the aggregate loan amount collateralized by such pledged shares must not exceed 5% of the fair market value of the total number of shares of our common stock beneficially owned by Mr. Zuckerberg at the time of any borrowing. In light of the considerations set forth above, we believe Mr. Zuckerberg's pledging arrangement does not pose a material risk to Meta or its shareholders.
In reviewing the pledging arrangement, our audit & risk oversight committee (which has since been replaced by our audit & privacy committee), compensation, nominating & governance committee, and board of directors considered the following factors, in addition to peer company practices and other relevant information regarding pledging arrangements: Mr. Zuckerberg's significant holdings in our common stock; the amount of the pledge as compared to the total value of common stock held by Mr. Zuckerberg; Mr. Zuckerberg's ability to repay the loan without recourse to the pledged shares; the fact that

2026 Proxy Statement | 47

Mr. Zuckerberg receives a salary of only $1 per year and no bonus payments, equity awards, or other incentive compensation; and the fact that maintaining ownership over pledged shares promotes alignment between Mr. Zuckerberg's interests and the long-term interests of our shareholders.
Pursuant to the approval by our compensation, nominating & governance committee and our board of directors, Mr. Zuckerberg previously pledged shares of our common stock to secure certain indebtedness. Mr. Zuckerberg has pledged 12,000,000 shares of Class B common stock, representing approximately 3.5% of the total shares beneficially owned by Mr. Zuckerberg and 0.5% of the total outstanding shares of our common stock, and approximately 2.1% of the total voting power of the outstanding shares of our common stock, in each case as of April 1, 2026.
Rule 10b5-1 Trading Plans
Our executive officers and directors are required to conduct all purchase or sale transactions under a trading plan established pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (Exchange Act). Through a Rule 10b5-1 trading plan, the executive officer or director contracts with a broker to buy or sell shares of our common stock on a periodic basis. The broker then executes trades pursuant to parameters established by the executive officer or director when entering into the plan, without further direction from them. The executive officer or director may amend or terminate the plan in specified circumstances. Our requirement to conduct all purchase or sale transactions under a Rule 10b5-1 trading plan generally includes transactions in shares held through trusts and other entities controlled by our executive officers and directors, but excludes certain transactions by venture capital investment entities that may be affiliated with our directors. Such requirements may be waived by our board of directors, compensation, nominating & governance committee, or compliance officer in consultation with legal counsel.

48 | 2026 Proxy Statement

2025 SUMMARY COMPENSATION TABLE
The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the named executive officers for services rendered to us for the years ended December 31, 2025, 2024, and 2023.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)	Total ($)
Mark Zuckerberg	2025	1	—	—	25,125,903(4)	25,125,904
Chief Executive Officer	2024	1	—	—	27,219,873(4)	27,219,874
	2023	1	—	—	24,399,967(4)	24,399,968
Susan Li	2025	989,423	2,275,673	16,711,548	85,968(5)	20,062,612
Chief Financial Officer	2024	946,731	877,826	21,671,642	124,289(5)	23,620,488
	2023	871,154	980,049	21,493,046	111,958(5)	23,456,207
Christopher K. Cox	2025	999,039	2,297,789	18,382,820	11,750(6)	21,691,398
Chief Product Officer	2024	996,289	923,799	21,671,642	17,589(6)	23,609,319
	2023	936,346	1,053,392	21,493,046	24,175(6)	23,506,959
Javier Olivan	2025	1,205,523(7)	2,772,703(7)	18,382,820	2,159,503(7)(8)	24,520,549
Chief Operating Officer	2024	1,082,979(7)	1,015,293(7)	21,671,642	1,919,232(7)(8)	25,689,146
	2023	1,104,234(7)	1,238,568(7)	21,493,046	1,822,916(7)(8)	25,658,764
Andrew Bosworth	2025	998,570	2,297,789	18,382,820	275,943(9)	21,955,122
Chief Technology Officer	2024	985,385	923,799	21,671,642	14,000(9)	23,594,826
	2023	936,346	1,053,392	21,493,046	11,250(9)	23,494,034
(1)Reflects actual earnings for 2025, 2024, and 2023, which may differ from approved 2025, 2024, and 2023 base salaries due to the effective dates of salary increases and based on the timing that salary is paid pursuant to the company's payroll practices.
(2)The amounts reported in the "Bonus" column represent bonuses earned pursuant to our Bonus Plan. As previously disclosed, in 2025, the compensation, nominating & governance committee increased the individual target bonus percentage under the Bonus Plan for each of our named executive officers, other than our CEO, to 200% of their base eligible earnings. For more information about our executive officers' bonuses and our Bonus Plan, see the section entitled "—Compensation Discussion and Analysis—Elements of Executive Compensation—Cash Bonuses" above.
(3)The amounts reflect the aggregate grant date fair value of the RSUs computed in accordance with Accounting Standard Codification (ASC) 718. This amount does not reflect the actual economic value realized by the named executive officer. For additional information on the RSUs granted to our named executive officers in 2025, see the section entitled "—2025 Grants of Plan-Based Awards" below.
(4)The amounts reported include approximately $8,498,301, $10,433,377, and $9,431,139 in 2025, 2024, and 2023, respectively, for costs related to personal security for Mr. Zuckerberg at his residences and during personal travel pursuant to Mr. Zuckerberg's overall security program. The amounts reported for each year also include an annual pre-tax allowance of $14,000,000 in each of 2025, 2024, and 2023 to cover additional costs related to Mr. Zuckerberg and his family’s personal security. The amounts reported also include approximately $2,467,562, $2,585,583, and $968,828 in 2025, 2024, and 2023, respectively, for costs related to personal usage of private aircraft and $160,040 and $200,913 in costs related to facilities improvements at the company’s property in 2025 and 2024, respectively, to facilitate efficient travel. For purposes of reporting the value of personal usage of private aircraft in this table, we use costs provided by the applicable charter company, which include passenger fees, fuel, crew, and catering costs, or paid pursuant to our Time Sharing Arrangement. For more information regarding Mr. Zuckerberg's overall security program, annual security allowance, and personal usage of private aircraft, see the section entitled "—Compensation Discussion and Analysis—Perquisites and Other Benefits" above.
(5)The amounts reported include approximately $35,261, $53,406, and $47,685 in 2025, 2024, and 2023, respectively, for costs related to personal security services and $39,207, $59,383, and $53,023 in 2025, 2024, and 2023, respectively, for associated tax gross-ups for taxable personal security services; and $11,500, $11,500, and $11,250 in 2025, 2024, and 2023, respectively, in company 401(k) matching contributions.
(6)The amounts reported include approximately $6,089 and $6,120 in 2024 and 2023, respectively, for costs related to personal security services and $6,805 in 2023 for associated tax gross-ups for taxable personal security services; and $11,750, $11,500, and $11,250 in 2025, 2024, and 2023, respectively, in company 401(k) matching contributions.

2026 Proxy Statement | 49

(7)The amounts reported were calculated based on a USD-Euro exchange rate of 1.1599, 1.05485, and 1.09075 for 2025, 2024, and 2023, respectively, which was the December 2025, December 2024, and December 2023 exchange rate used by Meta for financial reporting purposes, respectively.
(8)The amounts reported include approximately $1,027,700, $910,469, and $903,139 in 2025, 2024, and 2023, respectively, for costs related to personal security services and $913,076, $800,021, and $785,023 in 2025, 2024, and 2023, respectively, for associated tax gross-ups for taxable personal security services; $32,973, $26,279, and $30,058 in health insurance premiums in 2025, 2024, and 2023, respectively; $1,745 in an office setup stipend in 2023; $185,754, $182,462, and $100,276 in 2025, 2024, and 2023, respectively, in company contributions to a defined contribution retirement plan pursuant to applicable local law, which had been inadvertently omitted from our previously filed proxy statements; and $2,675 in 2023 in company 401(k) matching contributions.
(9)The amounts reported include approximately $124,527 in 2025 for costs related to personal security services and $138,466 in 2025 for associated tax gross-ups for taxable personal security services; $1,200 and $2,500 for a patent award in 2025 and 2024, respectively; and $11,750, $11,500, and $11,250 in 2025, 2024, and 2023, respectively, in company 401(k) matching contributions.
2025 GRANTS OF PLAN-BASED AWARDS TABLE
The following table presents, for each of the named executive officers, information concerning each grant of an equity award made during the year ended December 31, 2025. This information supplements the information about these awards set forth in the 2025 Summary Compensation Table.

Name	Approval Date	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Mark Zuckerberg	—	—	—	—
Susan Li	3/14/2025	3/20/2025	28,518(1)	16,711,548(2)
Christopher K. Cox	3/14/2025	3/20/2025	31,370(1)	18,382,820(2)
Javier Olivan	3/14/2025	3/20/2025	31,370(1)	18,382,820(2)
Andrew Bosworth	3/14/2025	3/20/2025	31,370(1)	18,382,820(2)
(1)The vesting condition was satisfied as to 1/16th of the total shares underlying the RSUs on May 15, 2025. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(2)Amounts reflect the grant date fair value of the RSUs of $586.00 per share, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer.

50 | 2026 Proxy Statement

2025 OUTSTANDING EQUITY AWARDS AT YEAR-END TABLE
The following table presents, for each of the named executive officers, information regarding outstanding RSUs held as of December 31, 2025.

Name	Stock Awards
	Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Mark Zuckerberg	—	—	—
Susan Li	3/20/2020	19,195(3)	12,670,428
	3/22/2021	22,658(4)	14,956,319
	3/21/2022	4,103(5)	2,708,349
	3/20/2023	33,955(6)	22,413,356
	3/20/2024	24,115(7)	15,918,070
	3/20/2025	23,171(8)	15,294,945
Christopher K. Cox	3/21/2022	5,471(5)	3,611,352
	3/20/2023	33,955(6)	22,413,356
	3/20/2024	24,115(7)	15,918,070
	3/20/2025	25,489(8)	16,825,034
Javier Olivan	3/21/2022	5,471(5)	3,611,352
	3/20/2023	33,955(6)	22,413,356
	3/20/2024	24,115(7)	15,918,070
	3/20/2025	25,489(8)	16,825,034
Andrew Bosworth	3/21/2022	5,471(5)	3,611,352
	3/20/2023	33,955(6)	22,413,356
	3/20/2024	42,870(9)	28,298,058
	3/20/2025	25,489(8)	16,825,034
(1)All of the outstanding equity awards described in the footnotes below were granted under our 2012 Equity Incentive Plan.
(2)Represents the market value of the shares underlying the RSUs as of December 31, 2025, based on the official closing price of our Class A common stock, as reported on The Nasdaq Global Select Market, of $660.09 per share on December 31, 2025.
(3)1/20th of the total shares underlying the RSUs vested on February 15, 2023. The remaining shares underlying the RSUs vest at a rate of 1/20th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(4)1/20th of the total shares underlying the RSUs vested on February 15, 2024. The remaining shares underlying the RSUs vest at a rate of 1/20th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(5)1/16th of the total shares underlying the RSUs vested on May 15, 2022. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(6)1/16th of the total shares underlying the RSUs vested on May 15, 2023. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(7)1/16th of the total shares underlying the RSUs vested on May 15, 2024. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(8)1/16th of the total shares underlying the RSUs vested on May 15, 2025. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(9)1/16th of the total shares underlying the RSUs vested on February 15, 2026. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

2026 Proxy Statement | 51

2025 STOCK VESTED
The following table presents, for each of the named executive officers, the number of shares of our common stock acquired upon the vesting and settlement of RSUs during 2025 and the aggregate value realized upon the vesting and settlement of RSUs.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mark Zuckerberg	—	—
Susan Li	77,971	54,314,554
Christopher K. Cox	70,364	49,147,025
Javier Olivan	70,364	49,147,025
Andrew Bosworth	95,722	66,631,153
(1)The aggregate value realized upon the vesting of an RSU represents the aggregate market price of the shares based on the official closing price of our Class A common stock, as reported on The Nasdaq Global Select Market, on the trading day immediately before vesting.
EMPLOYMENT AGREEMENTS AND OFFER LETTERS
We have entered into employment agreements or offer letters with each of the named executive officers. These agreements provide for at-will employment and generally include the named executive officer's initial base salary, and an indication of eligibility for an annual cash incentive award opportunity. In addition, each of our named executive officers has executed a form of our standard confidential information and invention assignment agreement.
Mark Zuckerberg
We entered into an amended and restated offer letter with Mr. Zuckerberg, our founder, Chairman, and CEO, effective January 2012. This offer letter agreement has no specific term and constitutes at-will employment. Mr. Zuckerberg's annual base salary as of December 31, 2025 was $1, and he is not eligible to receive bonus compensation under our Bonus Plan.
Susan Li
We entered into an offer letter with Ms. Li, our CFO, effective November 2022. The offer letter agreement has no specific term and constitutes at-will employment. Ms. Li's annual base salary as of December 31, 2025 was $1,000,000, and she is eligible to receive annual bonus compensation under our Bonus Plan.
Christopher K. Cox
We entered into an offer letter with Mr. Cox, our CPO, effective June 2020. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Cox's annual base salary as of December 31, 2025 was $1,000,000, and he is eligible to receive annual bonus compensation under our Bonus Plan.
Javier Olivan
We entered into an offer letter with Mr. Olivan, our COO, effective December 2022. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Olivan's annual base salary as of December 31, 2025 was approximately $1,206,528 (as calculated based on a USD-Euro exchange rate of 1.1599), and he is eligible to receive annual bonus compensation under our Bonus Plan.
Andrew Bosworth
We entered into an offer letter with Mr. Bosworth, our CTO, effective March 2022. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Bosworth's annual base salary as of December 31, 2025 was $1,000,000, and he is eligible to receive annual bonus compensation under our Bonus Plan.

52 | 2026 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
None of our named executive officers is entitled to payments or acceleration of vesting with respect to equity awards held by such named executive officers in connection with a termination or a change in control. However, consistent with our policy that is generally applicable to all employees, the designated beneficiaries of each of our named executive officers are entitled to the cash-out of outstanding unvested RSUs upon his or her death (up to a maximum payout of $2,000,000 per officer). In addition, Mr. Olivan may be entitled to payments upon a termination of employment pursuant to applicable local law.
LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by the Delaware General Corporation Law.
Our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers made or threatened to be made a party to an action or proceeding, by reason of the fact that he or she serves or served in such capacity at our request to the maximum extent not prohibited by the Delaware General Corporation Law or any other applicable law and allow us to indemnify other officers, employees, and other agents as set forth in the Delaware General Corporation Law or any other applicable law.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, executive officers, and other key employees, in addition to the indemnification provided for in our amended and restated certificate of incorporation, amended and restated bylaws and other applicable law. These agreements, among other things, require us to indemnify our directors, executive officers, and other key employees for certain expenses, including attorneys’ fees, judgments, penalties, fines, and settlement amounts actually and reasonably incurred by such person in any action or proceeding arising out of their services to us, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request, including liability arising out of negligence or active or passive wrongdoing by the officer, director or employee. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers and key employees. We also maintain directors' and officers' liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage shareholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other shareholders. Further, a shareholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (Securities Act), may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
CEO PAY RATIO
For the year ended December 31, 2025:
•the median of the annual total compensation of all employees of our company (other than our CEO) was $388,200; and
•the annual total compensation of our CEO was $25,125,904.
Based on this information, for 2025, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 65:1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.
As permitted by SEC rules, to identify our median employee for 2025, we selected total direct compensation as our consistently applied compensation measure, which we calculated as actual salary paid to our employees for 2025 (including overtime for hourly employees), actual bonus or sales commission earned by our employees in 2025, and the value of equity awards granted to our employees in 2025. Further, we used October 31, 2025 to determine our employee population and used the consistently applied compensation measure as described above to determine our median employee. In determining this population, we included all worldwide full-time and part-time employees other than our CEO. We did not include any

2026 Proxy Statement | 53

contractors or workers employed through a third-party provider in our employee population. For employees paid in other than U.S. dollars, we converted their compensation to U.S. dollars using the exchange rates used by us for various purposes in effect on October 31, 2025.
Based on this approach, we selected the individual who represented the median employee for 2025. We then calculated the annual total compensation for this individual using the same methodology we used for our named executive officers in our 2025 Summary Compensation Table. Although we identified a new median employee for 2025, our calculation methodology for 2025 was the same methodology used to calculate our 2024 pay ratio.
During 2025, Mr. Zuckerberg served as our CEO, and per his request received $1 in salary. He does not participate in our Bonus Plan nor did he receive any equity awards. Therefore, the substantial majority of his annual total compensation as reported in our 2025 Summary Compensation Table consisted of costs related to personal security for Mr. Zuckerberg at his residences and during personal travel pursuant to his overall security program, his annual security allowance, and costs related to personal usage of private aircraft. For more information regarding these matters, see the section entitled "Executive Compensation—Compensation Discussion and Analysis—Perquisites and Other Benefits" above.
PAY VERSUS PERFORMANCE
Pay Versus Performance Table
The following table sets forth the compensation for our Principal Executive Officer (PEO) and the average compensation for our other non-PEO named executive officers, both as reported in our 2025 Summary Compensation Table and with certain adjustments to reflect the "compensation actually paid" to such individuals, as defined under SEC rules, for each of 2025, 2024, 2023, 2022, and 2021. The table also provides information on our cumulative total shareholder return (TSR), the cumulative TSR of our peer group, net income, and revenue.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3) ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(4) ($)	Total Shareholder Return(5) ($)	Peer Group Total Shareholder Return(5) ($)	Net Income (in millions)(6) ($)	Company Selected Measure: Revenue (in millions)(7) ($)
2025	25,125,904	25,125,904	22,057,420	38,529,346	243.32	445.33	60,458	200,966
2024	27,219,874	27,219,874	24,128,445	67,302,236	215.16	263.18	62,360	164,501
2023	24,399,968	24,399,968	24,028,991	77,561,793	129.58	151.42	39,098	134,902
2022	27,110,418	27,110,418	22,143,280	(35,363,497)	44.05	92.25	23,200	116,609
2021	26,823,061	26,823,061	28,767,166	50,016,225	123.13	131.33	39,370	117,929
(1)Compensation for our PEO, Mark Zuckerberg, reflects the amounts reported in the section entitled "—2025 Summary Compensation Table" above for the respective years.
(2)Compensation "actually paid" to Mr. Zuckerberg equals the Summary Compensation Table total for Mr. Zuckerberg because his compensation for each applicable year was $1 in base salary and the remaining portion was "All Other Compensation."
(3)Average compensation for non-PEO named executive officers (non-PEOs) reflects the average of the amounts reported in the Summary Compensation Table for the following named executive officers in each respective year: (i) in 2025, 2024, and 2023, Susan Li, Christopher K. Cox, Javier Olivan, and Andrew Bosworth, (ii) in 2022, Ms. Li, Mr. Olivan, Mr. Bosworth, Mr. Cox, Sheryl K. Sandberg, and David M. Wehner, and (iii) in 2021, Ms. Sandberg, Mr. Wehner, Mr. Cox, and Marne Levine.

54 | 2026 Proxy Statement

(4)Average compensation "actually paid" to our non-PEOs equals the respective totals set forth in the "Average Summary Compensation Table Total for Non-PEO Named Executive Officers" column after the adjustments set forth in the table below:

Year	Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	Plus Year-End Fair Value of Outstanding and Unvested Awards Granted in the Covered Year	Plus Year over Year Change in Fair Value of Outstanding and Unvested Awards Granted in Prior Years	Plus Fair Value as of Vesting Date of Awards Granted and Vested in the Covered Year	Plus Year over Year Change in Fair Value of Awards Granted in Prior Years that Vested in the Covered Year	Less Fair Value of Awards Forfeited during the Covered Year	Less Fair Value of Incremental Dividends or Earnings Paid on Awards
Non-PEOs 2025	17,965,002	16,442,512	5,843,418	3,929,334	8,221,664	—	—
Fair values set forth in the table above are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date.
(5)TSR is cumulative for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2025, 2024, 2023, 2022, and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The peer group for purposes of this table for each of 2025, 2024, 2023, 2022, and 2021 is the same as our Peer Group as set forth above in the section entitled "—Compensation Discussion and Analysis—Compensation-Setting Process."
(6)Reflects "Net Income" in our consolidated statements of income included in our Annual Reports on Form 10-K for each of the years ended December 31, 2025, 2024, 2023, 2022, and 2021.
(7)Reflects "Revenue" in our consolidated statements of income included in our Annual Reports on Form 10-K for each of the years ended December 31, 2025, 2024, 2023, 2022, and 2021.
Tabular List of Performance Measures
The following table sets forth the financial performance measure that we use to link compensation actually paid to our named executive officers to the company's performance, as further described below.

Financial Performance Measure
Revenue
Analysis of the Information Presented in the Pay Versus Performance Table
Our 2025 executive compensation program continued to be heavily weighted towards equity compensation with service-based vesting. We believe that equity compensation offers the best vehicle to focus our executive officers on our mission and the successful pursuit of our company priorities, and to align their interests with the long-term interests of our shareholders. Our Bonus Plan provides variable cash incentives that are designed to motivate our executive officers to focus on company priorities. Our Bonus Plan design does not have specific financial performance metrics and the company priorities are not assigned any specific weighting or dollar amount of the target bonus. Our compensation, nominating & governance committee takes a holistic view of company priorities and performance when determining payout levels for our executive officers. In 2025, our compensation, nominating & governance committee took into account the company's financial performance, and in particular revenue, when determining the company performance percentage for payouts under the Bonus Plan. However, as described above, company financial performance was not assigned any specific metrics or weighting or dollar amount of the target bonus. See the section entitled "—Compensation Discussion and Analysis—Elements of Executive Compensation—Cash Bonuses" for more information.

2026 Proxy Statement | 55

Compensation Actually Paid vs. Revenue
The following graph illustrates the relationship between (i) compensation actually paid to our PEO and non-PEOs and (ii) our revenue for the fiscal years ended on December 31, 2025, 2024, 2023, 2022, and 2021:

Compensation Actually Paid vs. Revenue
(in millions)
Compensation Actually Paid
Revenue
$200
$100
$0
-$100
$250,000
$200,000
$150,000
$100,000
$50,000
$0
2021
2022
2023
2024
2025
PEO Compensation Actually Paid
Non-PEOs Average Compensation Actually Paid
Revenue

Compensation Actually Paid vs. Net Income
The following graph illustrates the relationship between (i) compensation actually paid to our PEO and non-PEOs and (ii) our net income for the fiscal years ended on December 31, 2025, 2024, 2023, 2022, and 2021:

Compensation Actually Paid vs. Net Income
(in millions)
$200
$100
$0
-$100
Compensation Actually Paid
$100,000
$0
-$100,000
Net Income
2021
2022
2023
2024
2025
PEO Compensation Actually Paid
Non-PEOs Average Compensation Actually Paid
Net Income

56 | 2026 Proxy Statement

Compensation Actually Paid vs. Company TSR
The following graph illustrates the relationship between (i) compensation actually paid to our PEO and non-PEOs and (ii) company TSR for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2025, 2024, 2023, 2022, and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K:

Compensation Actually Paid vs. Company TSR
(in millions, except Company TSR)
$200
$100
$0
-$100
Compensation Actually Paid
$300
$250
$200
$150
$100
$50
$0
Total Shareholder Return
12/31/2020
12/31/2021
12/31/2022
12/31/2023
12/31/2024
12/31/2025
PEO Compensation Actually Paid
Non-PEOs Average Compensation Actually Paid
Company TSR

Company TSR vs. Peer Group TSR
The following graph illustrates the relationship between (i) company TSR and (ii) Peer Group TSR, each calculated for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2025, 2024, 2023, 2022, and 2021, respectively, and calculated in accordance with Item 201(e) of Regulation S-K:

2026 Proxy Statement | 57

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table summarizes compensation plans under which our equity securities are authorized for issuance as of December 31, 2025.

Plan Category	(a) Total Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(2)	115,555,315	N/A	454,300,502
Equity compensation plans not approved by security holders	N/A	N/A	N/A
(1)The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price. Other than RSUs, there were no outstanding options, warrants, or rights under our equity compensation plans as of December 31, 2025.
(2)Consists of our 2012 Equity Incentive Plan (2012 Plan) and our 2025 Equity Incentive Plan (2025 Plan), as effective on December 31, 2025. RSUs granted under our 2012 Plan and our 2025 Plan settle into shares of our Class A common stock. Our 2025 Plan became effective as of May 28, 2025 and serves as the successor to our 2012 Plan. No new awards will be issued under our 2012 Plan as of the effective date of the 2025 Plan.
We grant equity-based compensation in the form of RSUs, which generally vest over four years, as part of our total rewards strategy to create an ownership culture and align the interests of employees with shareholders. Upon vesting, each share of our Class A common stock is entitled to one vote.

	RSUs Outstanding as of December 31, 2025 (in thousands)	Shares Acquired on Vesting of RSUs in 2025 (in thousands)
Chief Executive Officer	—	—
Other Named Executive Officers	413	314
Non-Employee Directors	20	9
All Other Employees	115,122	61,580
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act, and the rules of the Securities and Exchange Commission (SEC) require our directors, executive officers, and persons who own more than 10% of our Class A common stock to file reports on Forms 3, 4, and 5 disclosing their ownership and changes in ownership of our Class A common stock with the SEC. Based solely on our review of such ownership reports filed during 2025 and questionnaires from our directors and executive officers, we determined that no director, executive officer, or beneficial owner of more than 10% of our Class A common stock failed to file a report on a timely basis during 2025, except for: (i) one late Form 3 filing for Patrick Collison dated May 12, 2025, to report his initial beneficial ownership due to a delay in the SEC issuing Mr. Collison's filing credentials and (ii) one late Form 4 filing for John Elkann dated May 20, 2025, to report the vesting of previously granted RSU awards on May 15, 2025.

58 | 2026 Proxy Statement

Report of the Compensation, Nominating & Governance Committee
This report of the compensation, nominating & governance committee is required by the Securities and Exchange Commission (SEC) and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (Securities Act), or under the Securities Exchange Act of 1934, as amended (Exchange Act), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.
The compensation, nominating & governance committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the compensation, nominating & governance committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION, NOMINATING & GOVERNANCE COMMITTEE
Peggy Alford (Chair)
John Elkann
Andrew W. Houston
Tony Xu

2026 Proxy Statement | 59

Director Compensation
NON-EMPLOYEE DIRECTOR COMPENSATION ARRANGEMENTS
Our board of directors and shareholders have adopted a Director Compensation Policy that sets out the annual compensation for our non-employee directors and is designed to attract and retain highly qualified non-employee directors, which we believe is critical to our long-term success. Our Director Compensation Policy provides for cash retainers, excess meeting fees, initial equity grants upon joining our board of directors, and annual equity grants in amounts as approved by our board of directors. We believe our Director Compensation Policy allows us to appropriately compensate directors for:
•the heavy workload resulting from the number of board and committee meetings each year, and the significant responsibilities of the various committees of our board of directors;
•the external scrutiny faced by our non-employee directors, which is expected to be ongoing; and
•service in demanding board leadership roles, such as our Lead Independent Director and committee chairs.
On an annual basis, our compensation, nominating & governance committee reviews and makes recommendations to our board of directors regarding our non-employee director compensation arrangements, and our board of directors reviews and approves non-employee director compensation. As part of this review, our compensation, nominating & governance committee considers our directors' responsibilities and time commitment, as well as information regarding director compensation paid at peer companies, including an evaluation by its independent compensation consultant, Compensia, Inc.
CASH COMPENSATION
The following table presents the annual cash retainers payable to non-employee members of our board of directors in 2025 under our Director Compensation Policy:

Annual Cash Retainers
Annual retainer for service as a member of our board of directors	$50,000
Additional annual retainer for service as Lead Independent Director	$150,000
Additional annual retainers for service on committees of our board of directors(1)
Chair of our audit & privacy committee	$50,000
Non-chair member of our audit & privacy committee	$20,000
Chair of our compensation, nominating & governance committee	$25,000
Non-chair member of our compensation, nominating & governance committee	$10,000
Chair of our risk & strategy committee	$25,000
Non-chair member of our risk & strategy committee	$10,000
(1)In 2025, our board of directors approved a new committee structure by establishing a new audit & privacy committee and a risk & strategy committee and disbanding the audit & risk oversight committee and privacy & product compliance committee, in each case effective as of June 2025. The 2025 annual cash retainers for the former committees were the same as the retainers for the audit & privacy committee listed above.
Each of these cash retainers is paid on a quarterly basis in advance of service for each quarter. Annual cash retainers for new non-employee directors who join our board of directors between our annual meetings of shareholders are prorated during a director's first year of service.
In addition, each non-employee member of our board of directors (other than Mr. Andreessen) who attends more than four meetings of our board of directors or more than four meetings of any standing committee in any calendar year receives an excess meeting fee of $4,000 for attendance at each meeting of our board of directors and applicable committee after the fourth meeting within such calendar year. Excess meeting fees are paid promptly following the end of such calendar year.
Mr. Andreessen irrevocably waived the increases in cash and equity compensation beginning in 2020, and therefore is granted cash compensation on the same terms as his cash compensation during 2019.

60 | 2026 Proxy Statement

EQUITY COMPENSATION
Annual Equity Grants
Members of our board of directors as of the date of our annual meeting of shareholders are also eligible to receive an annual grant of restricted stock units (RSUs) with an initial equity value of $375,000 (including directors who join the board of directors on the date of such annual meeting, but excluding Mr. Andreessen). Mr. Andreessen, who irrevocably waived the increases in cash and equity compensation beginning in 2020, is eligible to receive an annual grant of RSUs with an initial equity value of $300,000. These awards are approved each year automatically on the later of June 1 or the date of our annual meeting of shareholders for the particular year. These awards will vest fully on the earlier of (i) May 15 of the following year or (ii) the date of our annual meeting of shareholders of the following year if the director does not stand for re-election or is not re-elected at such annual meeting, so long as the recipient is a director on such date.
In 2025, following our annual meeting of shareholders, we made an annual grant of 600 RSUs to each non-employee director (other than Mr. Andreessen), which was based on an initial equity value of $375,000. In addition, we made an annual grant of 480 RSUs to Mr. Andreessen based on an initial equity value of $300,000.
Initial Equity Grants
New non-employee directors who join our board of directors between our annual meetings of shareholders are eligible to receive a one-time grant of RSUs at the time of their appointment with an initial equity value equal to the value of our annual grant of RSUs to our non-employee directors ($375,000), prorated for service from the date of their appointment through the next occurring May 15. These awards will vest fully on the earlier of (i) the next occurring May 15 or (ii) the date of our annual meeting of shareholders of the following year if the director does not stand for re-election or is not re-elected at such annual meeting, so long as the recipient is a director on such date. In addition, each new non-employee director who joins our board of directors is eligible to receive a one-time grant of RSUs at the time of their appointment with an initial equity value equal to $1 million. These awards will vest over approximately a four-year period in 16 equal quarterly installments.
ANNUAL LIMIT ON DIRECTOR COMPENSATION
Our Director Compensation Policy limits aggregate compensation (including both cash and equity-based compensation) payable to each non-employee director to $1,000,000 per year, except during such non-employee director's first year of service on our board of directors, in which case, such limit is $2,000,000 to account for the receipt of the initial equity grants to new non-employee directors (Director Compensation Limit).
DIRECTOR SECURITY
In light of the high level of scrutiny and elevated threat level faced by our company and our directors, from time to time, we may provide personal security services to our non-employee directors and related tax gross-ups. As such services are non-compensatory in nature, they are not taken into consideration for any reason pursuant to our Director Compensation Policy, including when determining whether a non-employee director's compensation exceeds the Director Compensation Limit in any fiscal year.
DIRECTOR DEFERRED COMPENSATION PLAN
Our board of directors has adopted the Meta Platforms, Inc. Deferred Compensation Plan for Non-Employee Directors (Deferred Compensation Plan), pursuant to which our non-employee directors may elect to defer all or a portion of their cash fees (including annual retainers and meeting fees) and/or grants of RSUs. The deferred cash fees will be deferred into one or more investment funds offered under the Deferred Compensation Plan and the RSUs will be treated as deferred RSUs that continue to be settled in our Class A common stock. Amounts deferred under the Deferred Compensation Plan shall be paid or settled, at the election of the director, following either (i) the non-employee director’s separation from service or (ii) a specified date, and in either (i) a lump sum or (ii) up to 10 equal annual installments. For 2025, Mr. Arnold and Ambassador Kimmitt elected to defer eligible cash fees and RSUs granted in 2025, in each case pursuant to the Deferred Compensation Plan.
STOCK OWNERSHIP GUIDELINES AND TRANSACTIONS IN OUR SECURITIES
Our directors are also subject to stock ownership guidelines and certain prohibitions on transactions in our securities. For more information, see "Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines and Transactions in Our Securities."

2026 Proxy Statement | 61

2025 DIRECTOR COMPENSATION
The following table presents the total compensation for each person who served as a non-employee member of our board of directors during 2025. Mr. Zuckerberg did not receive compensation for his service as an employee director in 2025. Total compensation for Mr. Zuckerberg for his service during 2025 is presented in "Executive Compensation—2025 Summary Compensation Table" below.

Director Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Peggy Alford(3)	131,667	421,272	733,392(4)	1,286,331
Marc L. Andreessen(5)	50,000	337,018	—	387,018
John Arnold(6)	100,167	421,272	—	521,439
Patrick Collison(7)	35,577	1,512,649	—	1,548,226
John Elkann(8)	68,772	1,654,895	—	1,723,667
Andrew W. Houston(9)	80,000	421,272	—	501,272
Nancy Killefer(10)	164,333	421,272	—	585,605
Robert M. Kimmitt(11)	224,333	421,272	—	645,605
Dina Powell McCormick(12)	51,243	1,512,649	—	1,563,892
Charles Songhurst(13)	88,855	1,654,895	—	1,743,750
Hock E. Tan(14)	122,000	421,272	—	543,272
Tracey T. Travis(15)	118,500	421,272	—	539,772
Dana White(16)	68,105	1,654,895	—	1,723,000
Tony Xu(17)	92,000	421,272	—	513,272
(1)Amounts include applicable annual cash retainers and excess meeting fees under our Director Compensation Policy, as more fully described above, as well as any ad hoc committee fees.
(2)Amounts reflect the aggregate grant date fair value of the RSUs granted in 2025, computed in accordance with Financial Accounting Standards Board ASC Topic 718 (ASC 718). This amount does not reflect the actual economic value realized by the director.
(3)As of December 31, 2025, Ms. Alford held 600 RSUs, which will vest on May 15, 2026 so long as Ms. Alford is a member of our board of directors on such date.
(4)The amounts reported include approximately $382,904 for costs related to personal security services and $350,488 for an associated tax gross-up for taxable personal security services in 2025.
(5)As of December 31, 2025, Mr. Andreessen held 480 RSUs, which will vest on May 15, 2026 so long as Mr. Andreessen is a member of our board of directors on such date.
(6)As of December 31, 2025, Mr. Arnold held (i) 600 RSUs, which will vest on May 15, 2026 so long as Mr. Arnold is a member of our board of directors on such date, and the settlement of which will be deferred pursuant to the Deferred Compensation Plan; and (ii) 1,505 RSUs, which vest quarterly as to 1/16th of the total RSUs underlying the original grant so long as Mr. Arnold is a member of our board of directors through the applicable vesting date, and the settlement of which will be deferred pursuant to the Deferred Compensation Plan.
(7)As of December 31, 2025, Mr. Collison held (i) 600 RSUs, which will vest on May 15, 2026 so long as Mr. Collison is a member of our board of directors on such date; and (ii) 1,437 RSUs, which vest quarterly as to 1/16th of the total RSUs underlying the original grant so long as Mr. Collison is a member of our board of directors through the applicable vesting date.
(8)As of December 31, 2025, Mr. Elkann held (i) 600 RSUs, which will vest on May 15, 2026 so long as Mr. Elkann is a member of our board of directors on such date; and (ii) 1,424 RSUs, which vest quarterly as to 1/16th of the total RSUs underlying the original grant so long as Mr. Elkann is a member of our board of directors through the applicable vesting date.
(9)As of December 31, 2025, Mr. Houston held 600 RSUs, which will vest on May 15, 2026 so long as Mr. Houston is a member of our board of directors on such date.
(10)As of December 31, 2025, Ms. Killefer held 600 RSUs, which will vest on May 15, 2026 so long as Ms. Killefer is a member of our board of directors on such date.
(11)As of December 31, 2025, Ambassador Kimmitt held 600 RSUs, which will vest on May 15, 2026 so long as Ambassador Kimmitt is a member of our board of directors on such date, and the settlement of which will be deferred pursuant to the Deferred Compensation Plan.
(12)Ms. Powell McCormick served on our board of directors until December 2025. Ms. Powell McCormick held 2,037 RSUs on the date of her resignation from our board of directors, which were canceled on such date without having vested.
(13)As of December 31, 2025, Mr. Songhurst held (i) 600 RSUs, which will vest on May 15, 2026 so long as Mr. Songhurst is a member of our board of directors on such date; and (ii) 1,424 RSUs, which vest quarterly as to 1/16th of the total

62 | 2026 Proxy Statement

RSUs underlying the original grant so long as Mr. Songhurst is a member of our board of directors through the applicable vesting date.
(14)As of December 31, 2025, Mr. Tan held (i) 600 RSUs, which will vest on May 15, 2026 so long as Mr. Tan is a member of our board of directors on such date; and (ii) 1,505 RSUs, which vest quarterly as to 1/16th of the total RSUs underlying the original grant so long as Mr. Tan is a member of our board of directors through the applicable vesting date.
(15)As of December 31, 2025, Ms. Travis held 600 RSUs, which will vest on May 15, 2026 so long as Ms. Travis is a member of our board of directors on such date.
(16)As of December 31, 2025, Mr. White held (i) 600 RSUs, which will vest on May 15, 2026 so long as Mr. White is a member of our board of directors on such date; and (ii) 1,424 RSUs, which vest quarterly as to 1/16th of the total RSUs underlying the original grant so long as Mr. White is a member of our board of directors through the applicable vesting date.
(17)As of December 31, 2025, Mr. Xu held (i) 600 RSUs, which will vest on May 15, 2026 so long as Mr. Xu is a member of our board of directors on such date; and (ii) 189 RSUs, which vest quarterly as to 1/16th of the total RSUs underlying the original grant so long as Mr. Xu is a member of our board of directors through the applicable vesting date.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2026, for:
•each shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock;
•each of our directors and director nominees;
•each of our named executive officers; and
•all of our current directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (SEC). Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the following table have sole voting and investment power with respect to all shares of Class A common stock or Class B common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 2,196,045,588 shares of Class A common stock and 342,377,716 shares of Class B common stock outstanding as of April 1, 2026. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, restricted stock units (RSUs) or other convertible securities held by that person that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of April 1, 2026. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the following table is c/o Meta Platforms, Inc., 1 Meta Way, Menlo Park, California 94025.

2026 Proxy Statement | 63

Name of Beneficial Owner	Shares Beneficially Owned				% of Total Voting Power(1)
	Class A		Class B
	Shares	%	Shares	%
Named Executive Officers, Directors, and Nominees:
Mark Zuckerberg(2)	639,347	*	341,823,978	99.8	60.8
Susan Li(3)	31,429	*	—	—	*
Christopher K. Cox(4)	319,428	*	—	—	*
Javier Olivan(5)	136,685	*	—	—	*
Andrew Bosworth(6)	85,558	*	—	—	*
Peggy Alford(7)	3,713	*	—	—	*
Marc L. Andreessen(8)	261,784	*	—	—	*
John Arnold(9)	3,162	*	—	—	*
Patrick Collison(10)	1,063	*	—	—	*
John Elkann(11)	1,420	*	—	—	*
Andrew W. Houston(12)	12,761	*	—	—	*
Nancy Killefer(13)	12,844	*	—	—	*
Robert M. Kimmitt(14)	2,378	*	—	—	*
Charles Songhurst(15)	1,372	*	—	—	*
Hock E. Tan(16)	3,162	*	—	—	*
Tracey T. Travis(17)	12,844	*	—	—	*
Dana White(18)	1,394	*	—	—	*
Tony Xu(19)	8,269	*	—	—	*
All current executive officers and directors as a group (20 persons)(20)	1,555,951	*	341,823,978	99.8	60.9
Other 5% Shareholders:(21)
Entities affiliated with BlackRock(22)	157,849,942	7.2	—	—	2.8
Entities affiliated with FMR LLC(23)	134,555,687	6.1	—	—	2.4
*    Less than 1%.
(1)Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.
(2)Consists of (i) 639,347 shares of Class A common stock held of record by Chan Zuckerberg Biohub, Inc. (CZ Biohub); (ii) 3,388,097 shares of Class B common stock held of record by Mark Zuckerberg, Trustee of The Mark Zuckerberg Trust dated July 7, 2006 (2006 Trust); (iii) 109,373,980 shares of Class B common stock held of record by CZI Holdings, LLC (CZI); (iv) 17,061,801 shares of Class B common stock held of record by Chan Zuckerberg Holdings, LLC (CZ Holdings); (v) 12,000,000 shares of Class B common stock held of record by CZI Holdings I, LLC (CZI I); (vi) 50,000,000 shares of Class B common stock held of record by Chan Zuckerberg Holdings II, LLC (CZ Holdings II); (vii) 50,000,000 shares of Class B common stock held of record by Chan Zuckerberg Holdings III, LLC (CZ Holdings III); (viii) 50,000,000 shares of Class B common stock held of record by Chan Zuckerberg Holdings IV, LLC (CZ Holdings IV); (ix) 50,000,000 shares of Class B common stock held of record by Chan Zuckerberg Holdings V, LLC (CZ Holdings V); and (x) 100 shares of Class B common stock held of record by CZ Management, LLC (CZ Management). The shares held by CZI I have been pledged as collateral to secure certain indebtedness as further described in the section entitled "Compensation Discussion and Analysis—Restrictions on Transactions in Our Securities." The 2006 Trust is the sole member of CZI. Mr. Zuckerberg is the sole trustee of the 2006 Trust and, therefore, is deemed to have sole voting and investment power over the securities held by CZI. CZ Holdings, CZI I, CZ Holdings II, CZ Holdings III, CZ Holdings IV, CZ Holdings V, and CZ Management are beneficially owned by Mr. Zuckerberg, and Mr. Zuckerberg is deemed to have sole voting and investment power over the securities held by CZ Holdings, CZI I, CZ Holdings II, CZ Holdings III, CZ Holdings IV, CZ Holdings V, and CZ Management. Mr. Zuckerberg has sole voting and investment power over the securities held by CZ Biohub, but no pecuniary interest in these securities.
(3)Consists of (i) 13,186 shares of Class A common stock held of record by Ms. Li and her spouse, Co-Trustees of The Li-Hegeman Living Trust u/t/a dated November 30, 2012; and (ii) 18,243 shares of Class A common stock issuable upon the settlement of RSUs and releasable to Ms. Li within 60 days of April 1, 2026.
(4)Consists of (i) 247,994 shares of Class A common stock held of record by Christopher K. Cox, Trustee of the Christopher K. Cox Revocable Trust; (ii) 55,046 shares of Class A common stock held of record by Christopher K. Cox and his spouse, Co-Trustees of The Cox-Vadakan Irrevocable Remainder Trust; and (iii) 16,388 shares of Class A common stock issuable upon the settlement of RSUs and releasable to Mr. Cox within 60 days of April 1, 2026.

64 | 2026 Proxy Statement

(5)Consists of (i) 13,335 shares of Class A common stock held of record by Mr. Olivan; (ii) 8,130 shares of Class A common stock held of record by Mr. Olivan, manager of Olivan D LLC; (iii) 2,657 shares of Class A common stock held of record by Mr. Olivan and his spouse, managers of Olivan Reinhold D LLC; (iv) 8,130 shares of Class A common stock held of record by Mr. Olivan's spouse, manager of Reinhold D LLC; (v) 88,045 shares of Class A common stock held of record by Mr. Olivan and his spouse, Co-Trustees of the Olivan Reinhold Family Revocable Trust u/a/d 10/16/12; and (vi) 16,388 shares of Class A common stock issuable upon the settlement of RSUs and releasable to Mr. Olivan within 60 days of April 1, 2026.
(6)Consists of (i) 2,841 shares of Class A common stock held of record by Mr. Bosworth; (ii) 66,329 shares of Class A common stock held of record by Mr. Bosworth, Trustee of the Andrew Bosworth Living Trust; and (iii) 16,388 shares of Class A common stock issuable upon the settlement of RSUs and releasable to Mr. Bosworth within 60 days of April 1, 2026.
(7)Consists of (i) 3,113 shares of Class A common stock held of record jointly by Ms. Alford and her spouse, Trustees of the Alford Family Revocable Trust; and (ii) 600 shares of Class A common stock issuable upon the settlement of RSUs and releasable to Ms. Alford within 60 days of April 1, 2026.
(8)Consists of (i) 48,773 shares of Class A common stock held of record by the LAMA Community Trust (LAMA); (ii) 212,531 shares of Class A common stock held of record by Andreessen Horowitz Fund VIII, L.P., for itself and as nominee for Andreessen Horowitz Fund VIII-B, L.P., AH 2022 Annual Fund, L.P., AH 2022 Annual Fund-B, L.P., AH 2022 Annual Fund-QC, L.P. and CLF Partners III, LP (collectively, AH Fund VIII Entities); and (iii) 480 shares of Class A common stock issuable upon the settlement of RSUs and releasable to Mr. Andreessen within 60 days of April 1, 2026. Mr. Andreessen and his spouse are the trustees of LAMA and may be deemed to share voting and investment power over the securities held by LAMA. The address for Mr. Andreessen is c/o Andreessen Horowitz, 2865 Sand Hill Road, Suite 101, Menlo Park, California 94025. AH Equity Partners VIII, L.L.C. (AH EP VIII), the general partner of the AH Fund VIII Entities, may be deemed to have sole voting and dispositive power over the shares held by the AH Fund VIII Entities. Mr. Andreessen and Benjamin Horowitz are the managing members of AH EP VIII and may be deemed to have shared voting and dispositive power over the shares held by the AH Fund VIII Entities.
(9)Consists of (i) 924 shares of Class A common stock held of record by Mr. Arnold; and (ii) 2,238 shares of Class A common stock issuable upon the settlement of RSUs and releasable to Mr. Arnold within 60 days of April 1, 2026. Mr. Arnold has elected to defer certain RSUs pursuant to our Deferred Compensation Plan as further described in the section entitled "Director Compensation."
(10)Consists of (i) 360 shares of Class A common stock held of record by Mr. Collison; and (ii) 703 shares of Class A common stock issuable upon the settlement of RSUs and releasable to Mr. Collison within 60 days of April 1, 2026.
(11)Consists of (i) 711 shares of Class A common stock held of record by Mr. Elkann; and (ii) 709 shares of Class A common stock issuable upon the settlement of RSUs and releasable to Mr. Elkann within 60 days of April 1, 2026.
(12)Consists of (i) 12,161 shares of Class A common stock held of record by Mr. Houston; and (ii) 600 shares of Class A common stock issuable upon the settlement of RSUs and releasable to Mr. Houston within 60 days of April 1, 2026.
(13)Consists of (i) 12,244 shares of Class A common stock held of record by Ms. Killefer; and (ii) 600 shares of Class A common stock issuable upon the settlement of RSUs and releasable to Ms. Killefer within 60 days of April 1, 2026.
(14)Consists of (i) 2,084 shares of Class A common stock held of record by Ambassador Kimmitt; and (ii) 294 shares of Class A common stock issuable upon the settlement of RSUs and releasable to Ambassador Kimmitt within 60 days of April 1, 2026. Ambassador Kimmitt has elected to defer certain RSUs pursuant to our Deferred Compensation Plan as further described in the section entitled "Director Compensation."
(15)Consists of (i) 663 shares of Class A common stock held of record by Mr. Songhurst; and (ii) 709 shares of Class A common stock issuable upon the settlement of RSUs and releasable to Mr. Songhurst within 60 days of April 1, 2026.
(16)Consists of (i) 2,395 shares of Class A common stock held of record by Mr. Tan; and (ii) 767 shares of Class A common stock issuable upon the settlement of RSUs and releasable to Mr. Tan within 60 days of April 1, 2026.
(17)Consists of (i) 12,244 shares of Class A common stock held of record by Ms. Travis; and (ii) 600 shares of Class A common stock issuable upon the settlement of RSUs and releasable to Ms. Travis within 60 days of April 1, 2026.
(18)Consists of (i) 685 shares of Class A common stock held of record by Mr. White; and (ii) 709 shares of Class A common stock issuable upon the settlement of RSUs and releasable to Mr. White within 60 days of April 1, 2026.
(19)Consists of (i) 7,669 shares of Class A common stock held of record by Mr. Xu; and (ii) 600 shares of Class A common stock issuable upon the settlement of RSUs and releasable to Mr. Xu within 60 days of April 1, 2026.
(20)Consists of (i) 1,462,958 shares of Class A common stock; (ii) 341,823,978 shares of Class B common stock; and (iii) 92,993 shares of Class A common stock issuable upon the settlement of RSUs and releasable within 60 days of April 1, 2026.
(21)In a Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group reported that it had sole dispositive power with respect to 176,798,346 shares of Class A common stock, shared dispositive power with respect to 9,549,181 shares of Class A common stock, and shared voting power with respect to 2,961,386 shares of Class A common stock. In its most recent Schedule 13G/A filed with the SEC on March 27, 2026, The Vanguard Group reported that it did not beneficially own any shares of our Class A common stock as of March 13, 2026 following an internal realignment that occurred on January 12, 2026. As detailed in the filing, (i) certain subsidiaries or business divisions of subsidiaries of The Vanguard Group, Inc. that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, Inc., will report beneficial ownership separately, on a disaggregated basis, from The Vanguard Group, Inc. and (ii) The

2026 Proxy Statement | 65

Vanguard Group, Inc. no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by such subsidiaries and/or business divisions. As of the date of this proxy statement filing, no beneficial ownership reports as to our common stock had been filed with the SEC by subsidiaries or business divisions of The Vanguard Group.
(22)Based on information reported by BlackRock, Inc. on Schedule 13G/A filed with the SEC on February 12, 2024, BlackRock, Inc. reported that it has sole dispositive power with respect to all shares of Class A common stock and sole voting power with respect to 142,976,542 shares of Class A common stock. BlackRock, Inc. listed its address as 50 Hudson Yards, New York, New York 10001.
(23)Based on information reported by FMR LLC on Schedule 13G/A filed with the SEC on April 7, 2025, FMR LLC reported that it has sole dispositive power with respect to all shares of Class A common stock and sole voting power with respect to 128,222,257 shares of Class A common stock. FMR LLC listed its address as 245 Summer Street, Boston, Massachusetts 02210.

66 | 2026 Proxy Statement

Shareholder Proposals
Proposals Three through Twelve (the Shareholder Proposals) are proposals we received from our shareholders. If the proponents of these proposals, or representatives who are qualified under state law, are present at our Annual Meeting and submit the proposals for a vote, then the proposals will be voted upon.
The text of the Shareholder Proposals and supporting statements appear exactly as received from the proponents unless otherwise noted. All statements contained in the Shareholder Proposals and supporting statements are the sole responsibility of the proponents. The Shareholder Proposals may contain assertions about our company or other matters that we believe are incorrect, but we have not attempted to refute all such assertions. The response from our board of directors and the recommendation on each proposal is presented immediately following each proposal.
Information contained on or accessible through any website links included in the Shareholder Proposals, supporting statements, and the responses from our board of directors is not incorporated in, and does not constitute a part of, this proxy statement. Each Shareholder Proposal is required to be voted on at our Annual Meeting only if properly presented.
Meta has an ongoing shareholder engagement program in which we discuss key topics, including board oversight, company strategy, corporate governance, executive compensation, and responsible business practices, with our institutional investors. The board of directors, in considering how to respond and recommend that shareholders vote on each proposal, takes into account a number of factors, including engagement dialogue between the proponents and the company; the expressed preferences of our shareholders; the company's current practices; whether in their judgment a proposal is in the best interests of the company; the cost, feasibility, and risks associated with implementation of the shareholder proposal request; prior shareholder support for related topics; and peer and market practices. Incorporating these factors, and taking into account discussion with members of our senior management and internal subject matter experts, our board of directors has considered each of the Shareholder Proposals listed below and recommends voting AGAINST each of them for the reasons set forth in its response statements.
We will promptly provide our shareholders with the name, address, and, to our knowledge, the number of voting securities held by the proponents of the Shareholder Proposals, upon receiving a written request sent to us by one of the following ways: (1) via mail directed to: Meta Platforms, Inc., 1 Meta Way, Menlo Park, California 94025, Attention: Secretary, with a copy via email to CorporateSecretary@meta.com, or (2) via email only delivered to our Secretary at CorporateSecretary@meta.com.
Proposal Three: Shareholder Proposal Regarding Report on AI Data Usage Oversight
The proponent of this resolution is the National Legal and Policy Center.
Report on AI Data Usage Oversight

Whereas: The immense and transformative potential of artificial intelligence comes with substantial risks.

The development and training of AI systems rely on vast amounts of data, and information available via the Internet may no longer satisfy developers’ growing demand for high-quality source inputs.1,2,3 Thus, regulators, investors, and consumers are concerned that developers will draw from unethical or illegally-obtained sources – such as personal information collected online,4,5 copyrighted works,6 and proprietary commercial information provided by users.7

1 https://www.wsj.com/tech/ai/ai-training-data-synthetic-openai-anthropic-9230f8d8
2 https://www.theguardian.com/technology/2025/jan/09/elon-musk-data-ai-training-artificial-intelligence
3 https://www.bloomberg.com/news/features/2024-12-13/ai-wants-more-data-more-chips-more-power-more-water-more-everything
4 https://www.scientificamerican.com/article/your-personal-information-is-probably-being-used-to-train-generative-ai-models/
5 https://hai.stanford.edu/news/privacy-ai-era-how-do-we-protect-our-personal-information
6 https://www.skadden.com/insights/publications/2025/05/copyright-office-report
7 https://www.forbes.com/councils/forbestechcouncil/2025/11/13/the-ai-security-blindspot-how-unauthorized-ai- tools-are-creating-corporate-vulnerabilities/

2026 Proxy Statement | 67

Supporting Statement: Meta Platforms, Inc. (“Meta” or the “Company”) is a major player in the AI arms race,8,9 which has helped push the Company to one of the highest market capitalizations in the world.10 Meta has integrated AI into its advertising business11 and social media products.12

Unlike its competitors, Meta’s primary AI models are somewhat open source.13,14 Rather than monetize its AI models themselves, Meta’s strategy is to use its AI models to further monetize its social media and data empire.15 Meta has drawn attention for its massive AI spending spree.16,17

Given Meta’s history of privacy violations and unethical data practices, shareholders and consumers should be concerned that Meta’s data-driven AI strategy will create new opportunities for misconduct. Past abuses include:

•Meta’s updated privacy policy now allows the Company to use a wide range of personal data for developing and improving its AI technologies, after being paused for roughly a year18,19
•Meta was subject to a record €1.2 billion ($1.3 billion) fine for breaching the European Union’s General Data Protection Regulation20,21
•A coalition of European consumer rights groups have accused Meta of collecting “an unnecessary amount of information on its users — such as data used to infer their sexual orientation, emotional state or even their susceptibility to addiction — which they are unable to freely consent to.”22

These are just a few examples in Meta’s long history of privacy abuses.23,24,25

Prioritizing data ethics in Meta’s AI development will help avoid harmful reputational, fiduciary, regulatory26,27 and litigative consequences.28 Developers who prioritize ethical data usage will reap the benefits of consumer trust,29 while those that do not will suffer.

Meta’s position in the AI arms race, and its associated historic valuation, hang in the balance.

Resolved: Shareholders request the Company to prepare a report, at reasonable cost, omitting proprietary or legally privileged information, to be published within one year of the Annual Meeting and updated annually thereafter, which assesses the risks to the Company’s operations and finances, and to public welfare, presented by the real or potential unethical or improper usage of external data in the development, training, and deployment of its artificial intelligence offerings; what steps the Company takes to mitigate those risks; and how it measures the effectiveness of such efforts.

8 https://www.wsj.com/tech/ai/big-tech-is-spending-more-than-ever-on-ai-and-its-still-not-enough-f2398cfe
9 https://www.wsj.com/tech/ai/meta-still-has-a-lot-to-prove-in-ai-race-1538f9c4
10 https://companiesmarketcap.com/meta-platforms/marketcap/
11 https://www.cnbc.com/2025/10/01/meta-facebook-instagram-ads-ai-chat.html
12 https://www.wsj.com/tech/ai/meta-aims-to-fully-automate-ad-creation-using-ai-7d82e249
13 https://www.llama.com/
14 https://www.theverge.com/news/644171/llama-4-released-ai-model-whatsapp-messenger-instagram-direct
15 https://venturebeat.com/ai/inside-metas-ai-strategy-zuckerberg-stresses-compute-open-source-and-training-data/
16 https://www.cnbc.com/2025/08/21/meta-brakes-massive-ai-talent-recruitment-spending-spree-mark-zuckerberg-tbd-superintelligence-lab.html
17 https://www.bloomberg.com/news/articles/2025-10-30/meta-microsoft-test-investors-patience-with-ai-spending-spree
18 https://katefitzgeraldconsulting.com/2024/05/31/your-privacy-rights-understanding-the-recent-changes-to-metas-privacy-policy/
19 https://www.dataprotection.ie/en/news-media/latest-news/dpc-statement-meta-ai
20 https://www.nytimes.com/2023/05/22/business/meta-facebook-eu-privacy-fine.html
21 https://tech.co/news/meta-fined-100k-a-day
22 https://www.cnn.com/2024/02/29/tech/meta-data-processing-europe-gdpr/index.html
23 https://www.sec.gov/Archives/edgar/data/1326801/000109690624001115/nlpc_px14a6g.htm
24 https://techcrunch.com/2024/12/17/meta-fined-263m-over-2018-security-breach-that-affected-3m-eu-users/?guccounter=1&guce_referrer=aHR0cHM6Ly9zZWFyY2guYnJhdmUuY29tLw&guce_referrer_sig=AQAAA D4HheTbEJQ2uv9gp9B3KxM9_N4994xQTrLYALsYK0BQFs2RFvMrMoIiPE7xio2aSdPY6M_97vxAsDBddazTKQk259_DpSY0MQTrnvvM_pz9eJVxD4l09oXkkRxINuC3yjod7RwAx1QHcfCX5_IcvmV5Qg8qcYx7vLv3e29uEu8S
25 https://www.reuters.com/legal/facebook-parent-meta-pay-725-mln-settle-lawsuit-relating-cambridge-analytica-2022-12-23/
26 https://hbr.org/2023/05/who-is-going-to-regulate-ai
27 https://www.ftc.gov/policy/advocacy-research/tech-at-ftc/2024/01/ai-companies-uphold-your-privacy-confidentiality-commitments
28 https://www.cnbc.com/2024/01/05/microsoft-openai-sued-over-copyright-infringement-by-authors.html
29 https://www.pewresearch.org/short-reads/2023/10/18/key-findings-about-americans-and-data-privacy/

68 | 2026 Proxy Statement

META BOARD RESPONSE

•We have robust risk review and privacy practices that address how we use information for AI models and features.

•Our Privacy Policy, Privacy Center, and other disclosures explain how we use information for AI training.

•We collaborate extensively with internal and external stakeholders on our AI data practices to help address key issues around the use of data in our models.

•Our board of directors, primarily through our audit & privacy committee, oversees our AI data practices.

•Given our ongoing efforts to address this topic, our board of directors believes the requested report is unnecessary and would not provide additional benefit to our shareholders.

We have robust risk review and privacy practices that address how we use information for AI models and features.

We maintain an internal risk review process as a central part of developing new and updated products, services, and practices at Meta, including for AI and generative AI. Through this process, we assess how data will be used and protected as a part of new or updated products, services and practices. This includes assessing privacy risks that collecting, using, or sharing people’s personal information may present, and helping determine what steps should be taken to mitigate any identified privacy risks, including in the development and use of AI models and tools.

Our Privacy Policy, Privacy Center, and other disclosures explain how we use information for AI training.

AI models, including in particular generative AI models, take a large amount of data to effectively train, so a combination of sources are used for training, including information that is publicly available, licensed data, and information from Meta’s products and services. In our Privacy Policy and Privacy Center, we explain how we use information to develop and improve AI at Meta. In particular, our Privacy Center describes what generative AI is, explains where we get information used to train our models and how model training works, and details our approach to building AI, including the options that people have for managing settings on our products. For example, publicly shared posts from Instagram and Facebook and content from chats with our AIs—including photos and text—are part of the data used to train our AI models. We do not use the content of private messages with friends and family to train our AIs unless the user or someone in the chat chooses to share those messages with our AIs.

We are also committed to being transparent about the legal bases that we use for processing information and to following applicable laws regarding data usage. In the European region and the United Kingdom, we rely on the basis of legitimate interests to collect and process any personal information included in information publicly available on the internet and licensed sources to develop and improve AI at Meta. For other jurisdictions where applicable, we rely on an adequate legal basis to collect and process this data.

We collaborate extensively with internal and external stakeholders on our AI data practices to help address key issues around the use of data in our models.

We are actively engaged with cross-industry and multi-stakeholder forums that are focused on addressing issues around advancing AI, including the usage of data. Examples of these groups include the AI Alliance, an international community of researchers, developers, and organizational leaders committed to support and enhance open innovation across the AI technology landscape to accelerate progress, improve safety, security and trust in AI, and maximize benefits to people and society everywhere; the Partnership on AI, a non-profit partnership of academic, civil society, industry, and media organizations creating solutions so that AI advances positive outcomes for people and society; the Frontier Model Forum, an industry-supported nonprofit dedicated to advancing frontier AI safety and security; and ML Commons, an AI engineering consortium, built on a philosophy of open collaboration to improve AI systems. We participate in these forums to share our expertise and learn from fellow experts across numerous topics related to AI governance.

Our board of directors, primarily through our audit & privacy committee, oversees our AI data practices.

Our board’s audit & privacy committee has responsibility for overseeing our comprehensive privacy program and product compliance, including in regard to the development of AI. The committee regularly meets with management on our AI initiatives, including regarding the use of data and responsible use. Additionally, our risk & strategy committee is tasked with oversight for strategic risks and opportunities regarding our products and business operations. Chairs of the committees provide regular reports and discuss their committee topics with our full board of directors.

Given our ongoing efforts to address this topic, our board of directors believes the requested report is unnecessary and would not provide additional benefit to our shareholders.

2026 Proxy Statement | 69

The board of directors recommends a vote AGAINST the shareholder proposal.

Proposal Four: Shareholder Proposal Regarding Annual Vote Regarding Executive Pay

The proponent of this resolution is John Chevedden.
Proposal 4 – Annual Vote regarding Executive Pay

Shareholders ask Meta to initiate an annual vote on Meta executive pay, called say on pay. Specifically this calls for the same vote on executive pay that was on the 2025 Meta annual meeting ballot, to be on each annual meeting ballot. Unfortunately the next Meta shareholder vote on executive pay will not be until 2028.

It is especially important that Meta shareholders have the opportunity to vote every year on Meta executive pay because it is more difficult for Meta shareholders to evaluate the degree of approval of Meta executive pay from non Mark Zuckerberg shares since Mr. Zuckerberg has 60% voting power at Meta and Mr. Zuckerberg votes all his shares to approve executive pay. Meta does not need shareholder approval to adopt an annual vote regarding executive pay.

It is important for Meta shareholders to vote every year regarding Meta executive pay especially when Mr. Zuckerberg controls 60% of the voting power. With an annual vote regarding Meta executive pay Meta shareholders, analyst and business press will have more of an incentive to track whether the non-Zuckerberg shares approve or reject Meta executive pay. This is especially important at a company that has a market cap of $1.8 Trillion.

It is important for Meta to listen to its shareholders. The proponent of this proposal timely submitted a 2025 rule 14a-8 proposal to Meta but it did not appear on the 2025 Meta annual meeting ballot. It is believed that [Meta employee] used dishonest means to prevent the 2025 proposal from appearing on the 2025 Meta annual meeting ballot. There is evidence for this belief.

It is important for Meta to listen to its shareholders.

Please vote yes:
Annual Vote regarding Executive Pay – Proposal 4

META BOARD RESPONSE

•We believe a triennial vote complements our goal of creating a compensation program that aligns pay with performance and enhances long-term shareholder value.

•At our 2025 Annual Meeting of Shareholders, shareholders approved a three-year frequency for our say on pay vote.

•Our board of directors believes the requested change is unnecessary and not in the long-term best interests of Meta and its shareholders.

We believe a triennial vote complements our goal of creating a compensation program that aligns pay with performance and enhances long-term shareholder value.

We believe that the triennial frequency of our non-binding advisory shareholder vote on the compensation program for our named executive officers, commonly referred to as a “say on pay” vote, supports thoughtful, data‑informed engagement with shareholders on program design and outcomes and provides a more stable framework for evaluating the impact of our long‑term incentives. A substantial portion of compensation for our executives is in the form of long-term equity awards with performance periods of greater than three years. As our programs are designed and assessed over multi‑year horizons, a triennial vote enables our shareholders to evaluate our long-term compensation strategies and the related business outcomes of our company for the corresponding period.

70 | 2026 Proxy Statement

At our 2025 Annual Meeting of Shareholders, shareholders approved a three-year frequency for our say on pay vote.

We most recently held our non-binding advisory shareholder vote on the frequency of future say on pay votes at our 2025 Annual Meeting of Shareholders, where shareholders approved holding a say on pay vote every three years. In light of such vote and the factors discussed above, our board of directors believes that the triennial vote frequency is the appropriate cadence for Meta and its shareholders.

Our board of directors believes the requested change is unnecessary and not in the long-term best interests of Meta and its shareholders.

The board of directors recommends a vote AGAINST the shareholder proposal.

Proposal Five: Shareholder Proposal Regarding Dual Class Capital Structure

The proponent of this resolution is NorthStar Asset Management, Inc. Funded Pension Plan.
Give Each Share an Equal Vote
RESOLVED:
Shareholders request that our Board take all practicable steps in its control to initiate and adopt a recapitalization plan for all outstanding stock to have one vote per share. We recommend that this be done through a phase-out process in which the board would, within seven years or other timeframe justified by the board, establish fair and appropriate mechanisms through which disproportionate rights of Class B shareholders could be eliminated. This is not intended to unnecessarily limit our Board's judgment in crafting the requested change in accordance with applicable laws and existing contracts.

SUPPORTING STATEMENT:
Meta Platforms’ (“Meta”) dual-class share structure gives CEO Mark Zuckerberg control of more than 61% of the company’s total voting power, despite owning just 14% of its economic interest. This imbalance has enabled a pattern of governance failures resulting in substantial financial and reputational harm, evidenced by sharp stock declines and significant regulatory penalties. Shareholders believe proper governance reforms are needed to help prevent further value deterioration.

In November 2025, shareholders alleged that directors failed to oversee Zuckerberg and former COO Sheryl Sandberg in an illegal data-harvesting enterprise that resulted in a $190 million privacy settlement, the second-largest derivative oversight settlement on record.1 In April 2025, Meta’s own Oversight Board publicly rebuked the company for rolling-back major content-moderation policies “hastily, in a departure from regular procedure, with no public information shared as to what, if any, prior human rights due diligence the company performed.”2

In recent years, Meta has experienced a series of material governance breakdowns, including:

•A historic stock decline in October 2025 that erased $214 billion in market capitalization following investor alarm over uncontrolled AI spending.3

•More than $2 billion in regulatory fines in 2022, including major EU penalties for privacy violations, antitrust abuses, and breaches of the Digital Markets Act.4

1 https://www.reuters.com/world/zuckerberg-meta-directors-agree-190-million-settlement-shareholder-privacy-case-2025-11-20/
2 https://www.reuters.com/sustainability/boards-policy-regulation/metas-oversight-board-rebukes-company-over-policy-overhaul-2025-04-23/
3 https://www.marketwatch.com/story/metas-stock-slides-toward-its-worst-day-in-years-as-wall-street-pans-runaway-ai-spending-3c563d6f
4 http://www.edpb.europa.eu**/news/news/2023/12-billion-euro-fine-facebook-result-edpb-binding-decision_en
https://www.reuters.com/technology/eu-fines-meta-797-million-over-abusive-practices-benefiting-facebook-marketplace-2024-11-14
https://digital-strategy.ec.europa.eu/en/news/commission-finds-apple-and-meta-breach-digital-markets-act

2026 Proxy Statement | 71

•Recurrent controversies involving misinformation, data breaches, child mental health concerns, and employee retaliation, all underscoring persistent lapses in oversight.5

•Resulted in real-world harm and heightened democratic risks, with human-rights organizations finding Meta’s systems amplified dangerous and polarizing content.6

These events demonstrate a lack of accountability that a one-vote-per-share structure could help correct. Leading governance experts agree: the Council of Institutional Investors recommends a seven-year phase-out of dual-class shares, and the International Corporate Governance Network endorses similar reforms.

Outside shareholders overwhelmingly support this proposal, with 88% backing in 2025. By adopting this change, the Board can strengthen governance, improve accountability, and protect long-term shareholder value.

We urge shareholders to vote FOR a recapitalization plan to ensure one vote per share.

META BOARD RESPONSE

•Our board of directors evaluates Meta’s capital structure on a regular basis and continues to believe that our capital structure is in the best interests of the company and its shareholders.
•Our capital structure allows our board of directors and management team to focus on the long term.
•Our board of directors provides robust independent oversight and ensures that the interests of our shareholders are considered.
•Our board of directors believes the requested change to our capital structure is unnecessary and not in the best interests of Meta and its shareholders at this time.

Our board of directors evaluates Meta’s capital structure on a regular basis and continues to believe that our capital structure is in the best interests of the company and its shareholders.

Our compensation, nominating & governance committee is responsible for reviewing, assessing, and considering evolving corporate governance best practices on a regular basis as well as reviewing our company’s major corporate governance-related risk exposures, including those related to our capital structure. As a result of the committee’s findings, our board of directors continues to believe that our capital structure is appropriate for Meta and its shareholders at this time.

Our capital structure allows our board of directors and management team to focus on the long term.

We are focused on our mission to build the future of human connection and the technology that makes it possible. We believe that if we focus on this mission and build useful and engaging products and services, we will create the most value for our shareholders over the long term. Our board of directors believes that our capital structure allows our company to focus on our mission and long-term success. Various studies have shown that multi-class structures do not hinder company performance and can support strong results because of management’s ability to focus on the maximization of long-term returns.

Our board of directors provides robust independent oversight and ensures that the interests of our shareholders are considered.

We believe that our current board structure is effective in promoting strong, independent board leadership. Our Lead Independent Director role is modeled on the role of an independent board chair and designed to ensure a strong, independent, and active board of directors. Ambassador Robert Kimmitt currently serves as our Lead Independent Director and provides an appropriate counterbalance to our Chairman and CEO.

5 https://www.theguardian.com/technology/2024/apr/29/eu-to-investigate-meta-over-election-misinformation-ahead-of-june-polls
https://www.reuters.com/technology/eu-privacy-regulator-fines-meta-251-million-euros-2024-12-17/
https://www.aljazeera.com/podcasts/2024/10/24/the-take-uncovering-metas-censorship-policies-on-palestine
https://apnews.com/article/metachildrenteensharmslawsuit-17858802d76143d358e38ee15150dc94
https://globalwitness.org/en/campaigns/digital-threats/toxic-platforms-broken-planet/
https://www.reuters.com/technology/meta-ends-third-party-fact-checking-program-adopts-x-like-community-notes-model-2025-01-07/
6 https://www.amnesty.org/en/latest/news/2022/09/myanmar-facebooks-systems-promoted-violence-against-rohingya-meta-owes-reparations-new-report/

72 | 2026 Proxy Statement

All members of our board of directors (other than our CEO) are independent under applicable SEC and Nasdaq rules, and each of the committees of our board consists entirely of independent directors. Additionally, each regular meeting of our board of directors includes an executive session of our independent directors, led by our Lead Independent Director, without management present. We also remain focused on board refreshment and have added several new independent directors in the last two years.

We believe the independent members of our board of directors provide effective oversight and represent the interests of our shareholders.

Our board of directors believes the requested change to our capital structure is unnecessary and not in the best interests of Meta and its shareholders at this time.

The board of directors recommends a vote AGAINST the shareholder proposal.

Proposal Six: Shareholder Proposal Regarding Disclosure of Voting Results By Share Class
The proponents of this resolution are lead filer Treasurer for the State of Illinois and Trustee of the Bright Directions College Savings Trust and co-filer Schroder International Selection Fund.

DISCLOSURE OF VOTING RESULTS BY SHARE CLASS

RESOLVED: Shareholders request that Meta Platforms, Inc. (the “Company”) disclose the voting results on matters subject to a shareholder vote according to the class of shares, namely differentiating between those shares carrying one voting right and those carrying multiple voting rights, effective beginning at the Company’s 2027 annual meeting of shareholders.
SUPPORTING STATEMENT
The Company maintains a dual class structure for its common stock. Its Class B common stock has ten votes per share while its Class A common stock has one vote per share.

Voting results are currently disclosed by the Company without any distinction by share class. It is important for those results to be disclosed separately by share class to determine whether the concerns of each class of shareholders are aligned.

Due to the Company's dual class structure, one shareholder controls a majority of the voting rights. As the Company explains, the risks related to ownership of Class A common stock include “limitations on the ability of holders of Class A Common Stock to influence corporate matters due to the dual class structure of the common stock and the control of a majority of the voting power of the outstanding capital stock by the founder, Chairman, and Chief Executive Officer.”1 Mr. Zuckerberg owns nearly 100% of the outstanding Class B stock, which grants him 61% of the overall voting power while holding only roughly 13% of the economic interest.2

The outsized impact of Class B votes means that voting outcomes may not reflect the concerns of the broader shareholder base. Consequently, it would benefit the majority of the Company's shareholders to easily see when a skewed result has occurred.

Recent voting patterns suggest that Class A and Class B shareholders may not always be aligned on governance and disclosure matters. Recent proposals relating to sunsetting the dual class stock structure3 and disclosing voting results by share class4 are estimated to have received majority support among the Company’s independent shareholders, based on our calculations.

The disaggregation of voting results by share class would enable Class A shareholders to better monitor how responsive the Company is to issues that a majority of independent shareholders support.

1 https://www.sec.gov/ix?doc=/Archives/edgar/data/0001326801/000132680125000017/meta-20241231.htm
2 https://www.sec.gov/ix?doc=/Archives/edgar/data/0001326801/000132680125000040/meta-20250417.htm
3 https://www.sec.gov/ix?doc=/Archives/edgar/data/0001326801/000132680125000040/meta-20250417.htm
https://www.sec.gov/ix?doc=/Archives/edgar/data/0001326801/000132680123000050/meta-20230414.htm
4 https://www.sec.gov/ix?doc=/Archives/edgar/data/0001326801/000132680125000040/meta-20250417.htm

2026 Proxy Statement | 73

The Council of Institutional Investors recommends that companies with multiple share classes with unequal voting rights “supplement their final results with tallies for each class,”5 emphasizing that class-by-class disclosure is important for transparency and “may prompt value-enhancing conversations among board members and managers.”6

Disclosure of voting results by share class is not an onerous undertaking and would not place undue burden on the Company. Some firms have chosen to provide vote results by share class, as requested by this proposal, as a simple yet meaningful step toward enhanced transparency and demonstrating a commitment to good governance and shareholder responsiveness.7

META BOARD RESPONSE

•Our existing disclosures about our capital structure and security ownership already provide transparency to the general public and our shareholders.
•Our board of directors remains committed to effective oversight and consideration of shareholder interests, regardless of which class of common stock our shareholders own.
•Our board of directors believes the requested disclosure is unnecessary and would not provide additional benefit to our shareholders.

Our existing disclosures about our capital structure and security ownership already provide transparency to the general public and our shareholders.

Our proxy statement and certain other filings we make with the Securities and Exchange Commission already provide disclosures about our capital structure and security ownership. For example, we disclose that our Class B common stock has ten votes per share and our Class A common stock has one vote per share. We also provide disclosure about the security ownership of certain of our beneficial owners and management, including the number of shares of our outstanding Class B common stock and the number and percentage of shares of outstanding Class B common stock beneficially owned by Mark Zuckerberg, our founder, Chairman, and CEO. Our shareholders have access to information, including about our capital structure and the characteristics of our Class B common stock, through our existing disclosures, which allows them to make informed assessments of our voting results.

Our board of directors remains committed to effective oversight and consideration of shareholder interests, regardless of which class of common stock our shareholders own.

Our board of directors, which consists of a substantial majority of independent directors, remains committed to ensuring that the interests of all shareholders, irrespective of the class of shares they hold, are adequately protected. We maintain an ongoing shareholder engagement program throughout the year, which includes engagement meetings with Class A shareholders. Feedback from these meetings is shared with our full board of directors and relevant committees.

Our board of directors believes the requested disclosure is unnecessary and would not provide additional benefit to our shareholders.

The requested disclosure is not commonly provided by other companies with multi-class capital structures. Our board of directors believes that disclosing the voting results separately for each class of shares would be unnecessary.

The board of directors recommends a vote AGAINST the shareholder proposal.
5 https://www.cii.org/corp_gov_policies
6 https://www.cii.org/content.asp?contentid=312
7 https://www.sec.gov/ix?doc=/Archives/edgar/data/0001649744/000119312525133351/d93898d8k.htm;
https://www.sec.gov/ix?doc=/Archives/edgar/data/0001050606/000119312523149534/d650502d8k.htm;
https://www.sedarplus.ca/csa-party/records/document.html?id=88819b965f697c04523ab50fd83b863f0008c6fb9e31d37ac2e9bca839c72312;
https://www.sedarplus.ca/csa-party/records/document.html?id=0a9e06d7cc85c02267e08ee13732a087f65f746691dd0b8629201a86840b1bc3

74 | 2026 Proxy Statement

Proposal Seven: Shareholder Proposal Regarding Report on Human Rights Due Diligence
The proponent of this resolution is Azzad Asset Management, Inc.

WHEREAS, Meta's pattern of content moderation failures across conﬂict-affected and high-risk areas (CAHRAs), including in recent years in Myanmar and Tigray, demonstrates systemic issues requiring independent oversight, with the Palestinian case representing the most extensively documented example of potential platform complicity in human rights abuses;

The United Nations Guiding Principles on Business and Human Rights (“UNGPs”) constitute the global authoritative framework outlining human rights responsibilities of states and businesses, and expectations are heightened for companies with business activities in CAHRAs. Companies are expected to take all reasonable steps to ensure their products and services are not used to violate human rights. To meet these obligations, companies should conduct human rights due diligence (“HRDD”) to identify, prevent, mitigate, and account for adverse human rights impacts, and to transparently report on the effectiveness of such HRDD.

The Company has consistently failed to implement recommendations from independent investigations, such as the 2022 Business for Social Responsibility (BSR) report, which found Meta's actions "appear to have had an adverse human rights impact on the rights of Palestinian users to freedom of expression, freedom of assembly, political participation, and non- discrimination."

Meta issued its final progress report on implementation of the BSR recommendations with insufficient tangible evidence of any actual action and progress made on many recommendations, and just weeks later, Human Rights Watch documented more than 1,000 instances of content removal and suppression of peaceful pro-Palestinian content from more than 60 countries between October and November 2023, with 1,049 of these cases involving content in support of Palestine while only one case involved content in support of Israel;

Meta's platforms facilitate the spread of harmful content, including that which could be credibly construed as hate speech and genocidal rhetoric targeting Palestinians. Further, civil society testing has revealed that ads in support of genocidal action and ethnic cleansing were approved almost immediately, highlighting that Meta may not simply be passively condoning human rights violations, but actively profiting from them.

Recent reporting states that Meta has complied with 94% of Israeli government removal requests, suppressing 90,000+ posts since October 7, 2023, indicating Meta may have helped a foreign state censor the spread of content about rights violations for which it was responsible.

These continued connections to violations of international human rights standards in CAHRAs has drawn congressional interest and creates significant legal, regulatory, and reputational risks to shareholders.

RESOLVED: Shareholders request the Board of Directors publish in its entirety a report, at reasonable cost, assessing the effectiveness of Meta’s human rights due diligence (“HRDD”) processes in preventing, identifying, and addressing content moderation issues which exacerbate and/or help to facilitate mass violations of human rights in CAHRAs, with a specific emphasis on the company’s recent impact on human rights in Gaza.

SUPPORTING STATEMENT: An independent audit addresses human rights concerns while improving content moderation quality, reducing regulatory risk and legal liability, and enhancing platform integrity to protect long-term shareholder value.

2026 Proxy Statement | 75

META BOARD RESPONSE

•Our commitment to respecting human rights is reflected in our Corporate Human Rights Policy, which follows the approaches set out by the United Nations Guiding Principles on Business and Human Rights (UNGPs).
•We have a strong record of human rights reporting and have published several reports around our human rights due diligence and impact.
•Our Transparency Center provides details on our content policies, including regular reports about our Community Standards enforcement and responses to content restriction requests.

•Our board of directors, primarily through our audit & privacy committee, provides oversight of our approach to content governance.

•Given our ongoing efforts to address this topic, our board of directors believes the requested report is unnecessary and would not provide additional benefit to our shareholders.

Our commitment to respecting human rights is reflected in our Corporate Human Rights Policy, which follows the approaches set out by the United Nations Guiding Principles on Business and Human Rights (UNGPs).

Our commitment to respecting human rights—and the underlying principles of equality, safety, dignity, privacy, and voice—is reflected in our Corporate Human Rights Policy. Given the scale of our company’s operations, anticipating and managing our salient human rights risks is a vitally important but complex task. We implement our commitment to human rights using approaches set out in the UNGPs. These approaches include (1) applying human rights policies; (2) conducting human rights due diligence and disclosure; (3) providing access to remedy; (4) maintaining oversight, governance, and accountability; and (5) protecting human rights defenders.

With respect to content on our services, our Community Standards outline what is and is not allowed on our services and are informed by the advice of internal and external experts in fields like technology, public safety, and human rights. Our Community Standards prohibit a broad range of content and behavior and detail our specific policies concerning hateful conduct, violence and incitement, dangerous organizations and individuals (including organized hate groups), the coordination of criminal or harmful activities, and bullying and harassment on our platforms. Our Community Standards apply to all types of content on our platform, including ads.

The potential human rights impact of Meta’s family of apps varies significantly across time, location, content, and affected communities. For this reason, we identify and prioritize the most salient human rights issues in each context using the UNGP framework of severity (scope, scale, remediability) and likelihood. We conduct human rights due diligence to identify such risks and to help us create strategies to avoid, prevent, and mitigate them. Our product, policy, and operations teams assess evolving on-the-ground dynamics to guide effective, proportionate responses.

We have a strong record of human rights reporting and have published several reports around our human rights due diligence and impact.

We believe it is important to communicate about our human rights work in an open and transparent way. In each of the past four years, we published an annual report disclosing how we addressed human rights impacts, including by sharing relevant insights arising from human rights due diligence and the actions we took in response. In the course of this reporting, we have shared specific case studies of our conflict and crisis response mechanisms in multiple years and settings, including Ethiopia, Myanmar, Syria, Russia, and Ukraine.

We also previously commissioned Business for Social Responsibility (BSR), an independent organization with expertise in human rights, to conduct a Human Rights Due Diligence assessment related to the impact of our policies and activities in Israel and Palestine during the escalation of conflict in May 2021. We disclosed the recommendations from the report, along with our company’s response, and subsequently published updates on our implementation progress, with the final update published in December 2025.

Our Transparency Center provides details on our content policies, including regular reports about our Community Standards enforcement and responses to content restriction requests.

We publish our content policies in our Transparency Center, along with more information about our approach to enforcement on our platform. We also regularly publish Community Standards Enforcement Reports that detail the volume and types of content removed by policy area, in addition to other trends and updates in enforcement. These reports allow people to track our progress in enforcing our policies.

76 | 2026 Proxy Statement

We also publish regular Content Restrictions reports, which include information about regions where we restricted access to content on Facebook, Instagram, and Threads based on local law, including the number of pieces of content restricted in each country where our products are available during the reporting period. We review government or other requests to restrict content in line with our Corporate Human Rights Policy and our commitments as a member of the Global Network Initiative, a multistakeholder collaboration to protect freedom of expression and privacy in tech.

Our board of directors, primarily through our audit & privacy committee, provides oversight of our approach to content governance.

Our board of directors oversees content governance and integrity primarily through our audit & privacy committee. Our management team provides the committee with updates in the areas of content governance and integrity. Our audit & privacy committee reports and discusses any updates on these topics with our full board of directors.

Given our ongoing efforts to address this topic, our board of directors believes the requested report is unnecessary and would not provide additional benefit to our shareholders.

The board of directors recommends a vote AGAINST the shareholder proposal.
Proposal Eight: Shareholder Proposal Regarding Report on Addressing Antisemitism and Hate in Online Platforms
The proponent of this resolution is JLens on behalf of the Leichtag Foundation.

Report on Addressing Antisemitism and Hate in Online Platforms

RESOLVED: Shareholders request that Meta Platforms, Inc. prepare a report, at reasonable cost and omitting proprietary information, detailing the company’s policies, practices, and effectiveness in addressing antisemitism and other forms of online hate on its platforms and services. The report should evaluate the adequacy of moderation, enforcement, user protection, ad policies, and transparency efforts, with findings made publicly available within one year.

Supporting Statement:

ADL’s 2024 annual survey1 highlights the need for Meta to address antisemitism and other forms of online hate to foster a safer online environment. Forty-one percent of Jewish adults reported altering their online behavior to avoid being recognized as Jewish, illustrating the chilling effect of antisemitic harassment and threats on major social media platforms, including Meta's platforms. The same survey found significant increases in both general and severe online harassment against individuals from other communities, indicating that online hate is a growing and pervasive problem among a broad array of users.

A detailed report on Meta’s efforts to combat online hate would provide shareholders critical insights into corporate policies while protecting users from harm. Ineffective moderation may drive users to platforms with stronger protections and deter advertisers prioritizing brand safety, reducing engagement and revenue.

To secure long-term profitability and user trust, Meta must prioritize content moderation. At Meta’s discretion, the report may include, but should not be limited to, the following:

Expertise: Integration of antisemitism and hate speech experts to enhance policies and staff training.

Content Moderation and Policies: Alignment with best practices to address hate, including not weakening or reversing existing commitments to address content targeting users for their identities or beliefs. In 2025, ADL reported that, following Meta’s rollback of certain hate-content policies in January, 30 Jewish members of Congress experienced a fivefold increase in antisemitic comments on their public Facebook pages.2

Enforcement Mechanisms: Evaluate tools for detecting and removing hate speech. In 2024 ADL found Facebook’s and Instagram’s reporting mechanisms fundamentally broken, failing to address antisemitic content effectively. In ADL’s 2023 Holocaust Denial Report Card, Meta’s platforms scored a C-, trailing behind competitors like Twitch and YouTube.
1 https://www.adl.org/resources/report/online-hate-and-harassment-american-experience-2024
2 https://www.adl.org/resources/article/metas-hate-policy-rollback-linked-increased-antisemitism

2026 Proxy Statement | 77

User Support: Enhance resources for users experiencing hate speech. In 2023, Meta platforms scored lower than competitors like TikTok and YouTube in supporting harassment targets.3

Data Transparency: Unlike Reddit and YouTube, Meta’s reports lack critical context, limiting insights into moderation efforts. Current APIs restrict independent researchers from auditing content like comments, stories, and WhatsApp messages. Meta should offer a comprehensive research API allowing privacy-protected access to random samples of public, private, and moderated content for independent auditing.

Training and Education: Ongoing staff training to address hate speech effectively.

ADL’s findings highlight the urgent need for strong hate speech moderation. A comprehensive report will reinforce Meta’s commitment to user safety, protect advertiser trust, and safeguard against regulatory risk.

Stand Against Hate. Send Meta a Message. Vote FOR this Proposal.

META BOARD RESPONSE

•Our Community Standards outline our hateful conduct policy, which is central to our efforts to combat antisemitism and other forms of hateful conduct on our services.
•As part of developing our content policies, we gather input from stakeholders around the globe who have relevant expertise and experience.
•We have content enforcement systems in place to respond to content on our platforms that violates our Community Standards.
•Our Transparency Center provides details on our content policies and enforcement systems, including reports that track our progress.

•Our board of directors, primarily through our audit & privacy committee, provides oversight of our approach to content governance.

•Given our ongoing efforts to address this topic, our board of directors believes the requested report is unnecessary and would not provide additional benefit to our shareholders.

Our Community Standards outline our hateful conduct policy, which is central to our efforts to combat antisemitism and other forms of hateful conduct on our services.
Our Community Standards outline what is and is not allowed on Facebook, Instagram, Messenger, and Threads. Our Community Standards apply to all types of content on our services, including ads.

We believe that people use their voice and connect more freely when they don’t feel attacked on the basis of who they are. That is why our Community Standards prohibit hateful conduct, which we define as direct attacks against people—rather than concepts or institutions—on the basis of race, ethnicity, national origin, disability, religious affiliation, caste, sexual orientation, sex, gender identity, or serious disease.

Our hateful conduct policy is central to our efforts to combat antisemitism and other forms of hateful conduct on our services. Our policies also cover violence and incitement, the glorification, support, and representation of dangerous organizations and individuals (including organized hate groups), and bullying and harassment on our services, all of which play an important role in fighting against antisemitism and other forms of hateful conduct.

As part of developing our content policies, we gather input from stakeholders around the globe who have relevant expertise and experience.

Gathering input from stakeholders is an important part of how we develop our content policies, including our Community Standards. Our content policies are informed by the advice of internal and external experts in fields like technology, public safety, and human rights. We also seek feedback from both community representatives and a broad spectrum of the people who use our services. Stakeholder engagement introduces us to new perspectives, allows us to share our thinking on policy options, and roots our policies in sources of knowledge and experience beyond Meta.
3 https://www.adl.org/resources/report/blockfilternotify-support-targets-online-hate-report-card

78 | 2026 Proxy Statement

We have content enforcement systems in place to respond to content on our platforms that violates our Community Standards.

We leverage technology to review content on our platforms that may be, and take action on content that we determine to be, in violation of our Community Standards, focusing our proactive efforts on tackling illegal and high-severity violations such as terrorism, child sexual exploitation, drugs, and scams. For other policy violations, we generally rely on people to report an issue before our systems take any action, so we provide ways for users to report content that may violate our policies. As outlined in our hateful conduct policy, we can remove content that we determine constitutes dehumanizing speech, allegations of serious immorality or criminality, slurs, and harmful stereotypes, among other content that violates this policy. If users break our rules, we may take actions that include disabling their accounts.

Our Transparency Center provides details on our content policies and enforcement systems, including reports that track our progress.

We publish our content policies in our Transparency Center, along with more information about our approach to enforcement on our platforms. We also regularly publish Community Standards Enforcement Reports that detail the volume and types of content removed by policy area, in addition to other trends and updates in enforcement. These reports allow people to track our progress in enforcing our policies, including with regard to removing content for hateful conduct.

Our board of directors, primarily through our audit & privacy committee, provides oversight of our approach to content governance.

Our board of directors oversees content governance and integrity primarily through our audit & privacy committee. Our management team provides the committee with regular updates on our company’s product compliance, including in the areas of content governance and integrity. Our audit & privacy committee provides regular reports and discusses these topics with our full board of directors.

Given our ongoing efforts to address this topic, our board of directors believes the requested report is unnecessary and would not provide additional benefit to our shareholders.

The board of directors recommends a vote AGAINST the shareholder proposal.
Proposal Nine: Shareholder Proposal Regarding Report on Climate Change-Related Commitments
The proponents of this resolution are co-lead filer As You Sow on behalf of As You Sow Foundation Fund, co-lead filer Presbyterian Church (U.S.A.) through the Board of Pensions of the Presbyterian Church (U.S.A.), and co-filers As You Sow on behalf of James C Manolis, ZHDB Investments LLC (S), and Raymond John Wean Foundation, Adrian Dominican Sisters, Portico Benefit Services, a ministry of the Evangelical Lutheran Church in America (ELCA), and First Affirmative Financial Network, LLC on behalf of Waterglass, LLC.

Whereas: Meta, a global leader in social technology, is rapidly growing its data center footprint to support expanded Artificial Intelligence (AI) activities. It reportedly plans to spend $600 billion on AI by 2028.1

Powering expanded data center operations requires significant amounts of electricity and U.S utilities are responding by expanding fossil-fuel infrastructure and delaying coal plant closures.2 As a result, Meta’s operations are becoming increasingly reliant on high carbon power—driving higher emissions and exposing the Company to growing climate and regulatory risk.

Meta’s direct emissions from its data center energy use have risen 223% since 2019.3 Although the Company has entered into Power Purchase Agreements to add renewable capacity, its data center energy consumption is growing even faster. Investors are therefore concerned about the Company’s ability to meet its 2030 net-zero commitment.4 Meta’s long-term value may be at risk if the Company cannot secure sufficient clean energy to support its growth trajectory and avoid mounting pressures associated with bringing more fossil-fuel-based energy to local communities.
1 https://www.reuters.com/business/meta-plans-600-billion-us-spend-ai-data-centers-expand-2025-11-07/
2 https://www.canarymedia.com/articles/data-centers/data-center-power-forecasts-climb-to-unreachable-heights
3 https://sustainability.atmeta.com/wp-content/uploads/2024/08/Meta-2024-Sustainability-Report.pdf, Appendix E; https://sustainability.atmeta.com/wp-content/uploads/2025/10/Meta_2025-Environmental-Data-Index.pdf, Appendix D
4 https://sustainability.atmeta.com/climate/

2026 Proxy Statement | 79

In Louisiana, where Meta plans to build a record-breaking $27 billion data center,5 the local utility intends to construct three methane gas-powered combustion turbines.6 Similarly, in Nebraska, Meta’s growing energy demands have delayed the closure of a coal plant,7 a decision that will increase emissions and prolong health risks for nearby communities. These fossil-fuel expansions have already triggered community opposition to data centers in several regions, creating reputational challenges for Meta and heightening right-to-operate risks.8

A range of solutions exist to power data centers without relying on new fossil fuel investments. These include demand-side strategies—such as flexible load management and energy efficiency—as well as participating in policy tools like clean transition tariffs that can help secure additional clean energy and reduce long-term operational and regulatory risks.9

Investors would benefit from a clear explanation of whether and how Meta plans to align its AI-driven energy expansion with its climate commitments and maintain credibility in its decarbonization strategy.

Resolved: Shareholders request that Meta issue a report, at reasonable cost and excluding proprietary information, explaining how it will meet the climate change-related commitments it has made on greenhouse gas emissions, given the growing energy demand from its artificial intelligence and planned data centers.

META BOARD RESPONSE

•As we continue to build the future of human connection and the technology that makes it possible, we strive to do so in a way that supports a more sustainable world.
•We design and operate some of the most innovative and efficient data centers in the industry.
•We report data center energy consumption and other environmental metrics in our sustainability report.
•Our board's audit & privacy committee provides oversight of our environmental and sustainability strategy.
•Given our ongoing efforts to address this topic, our board of directors believes the requested report is unnecessary and would not provide additional benefit to our shareholders.

As we continue to build the future of human connection and the technology that makes it possible, we strive to do so in a way that supports a more sustainable world.

Since 2020, we have maintained net zero Scope 1 and Scope 2 emissions in our operations and have matched 100% of our annual electricity use with clean and renewable energy, largely through partnering with energy providers on long-term power purchase agreements to add new projects to grids. We are one of the largest corporate buyers of clean and renewable energy in the world, and as a voluntary buyer, we prioritize supporting high quality, innovative energy projects around the globe. As of January 2026, we had contracted for more than 30GW of clean and renewable energy projects across the globe, of which nearly 12GW were already in operation.

We also support grid reliability through partnerships to accelerate emerging energy technologies, including projects involving energy storage, advanced nuclear technology, and next-generation geothermal power. For example, in January 2026, we announced landmark agreements to support up to 6.6GW of new and existing nuclear energy by 2035. These agreements will extend and expand the operation of three nuclear power plants, boost the development of new advanced nuclear technology, and foster job growth in several American communities. We believe nuclear energy will play a pivotal role in the transition to a cleaner, more reliable, and diversified electric grid.

We design and operate some of the most innovative and efficient data centers in the industry.

Our operational data center buildings have achieved LEED Gold certification in part by prioritizing energy and water efficiency, support of clean and renewable energy, and responsible management of equipment across our global fleet at end-of-life.

5 https://investor.atmeta.com/investor-news/press-release-details/2025/Meta-Announces-Joint-Venture-with-Funds-Managed-by-Blue-Owl-Capital-to-Develop-Hyperion-Data-Center/default.aspx
6 https://www.bloomberg.com/news/articles/2025-10-10/entergy-aims-to-build-more-gas-in-wake-of-meta-s-big-data-center
7 https://www.washingtonpost.com/business/2024/10/08/google-meta-omaha-data-centers/
8 https://www.latitudemedia.com/news/metas-senate-scrutiny-signals-growing-backlash-to-data-centers-thirst-for-gas/;
https://www.wpr.org/news/lawsuit-expected-energy-demand-meta-data-center-beaver-dam
9 https://rmi.org/reality-check-we-have-whats-needed-to-reliably-power-the-data-center-boom-and-its-not-coal-plants/

80 | 2026 Proxy Statement

We use comprehensive data and advanced tools to measure and manage our data center emissions. For example, we deploy a scenario‑planning tool that estimates emissions associated with data center construction materials and processes, enabling engineers to model facility design alternatives and quantify potential emissions reductions. This capability helps our design, engineering, and construction teams quickly validate and scale lower‑carbon materials and incorporate those learnings into evolving data center designs.

We report data center energy consumption and other environmental metrics in our sustainability report.

We publish a sustainability report in which we detail our sustainability strategy and progress, including our data center energy consumption and other environmental metrics. This report also details our innovative and sustainable data center strategy.

We accompany our sustainability report with an environmental data index that compiles our environmental metrics across greenhouse gas emissions, energy, and water. We obtained limited assurance in a review conducted by Ernst & Young LLP for select environmental metrics.

Our board's audit & privacy committee provides oversight of our environmental and sustainability strategy.

Our board of directors is actively engaged in oversight of our infrastructure initiatives and receives regular updates from management. Our audit & privacy committee has oversight responsibility for the company’s environmental and sustainability strategy and provides reports to our full board of directors.

Given our ongoing efforts to address this topic, our board of directors believes the requested report is unnecessary and would not provide additional benefit to our shareholders.
The board of directors recommends a vote AGAINST the shareholder proposal.
Proposal Ten: Shareholder Proposal Regarding Report on Integrating Child Safety Improvements into the Executive Compensation Program
The proponents of this resolution are lead filer Proxy Impact on behalf of the Hyde Cragmont 2015 Trust, the Linda C. Wisnewski Trust, and Broz Family Investments LLC and co-filers Auris Gestion on behalf of AURIS GRAVITY US EQUITY FUND and AURIS DIVERSIFIED BETA, Benedictine Sisters of Mount St. Scholastica, Inc., CommonSpirit Health, Congregation of St. Joseph, Daughters of Charity, Inc., The Domestic and Foreign Missionary Society of the Protestant Episcopal Church in the United States of America, Fonds Durocher/Durocher Fund, Everence Financial on behalf of the Praxis Growth Index Fund, Northwest Women Religious Investment Trust, PFA Pension, and Sisters of St. Joseph of Peace.

WHEREAS: Incentives align the interests of executives with the overall performance of the company by linking executive compensation to achieving specific metrics. In additional to financial targets, performance-based incentives can also be linked to nonfinancial goals including worker safety, customer satisfaction, and employee engagement – which can also have financial impacts.

Meta’s Proxy Statement says the compensation program for its named executives is designed to "align the interests of our executives with those of our shareholders in the overall success of our company by emphasizing long-term incentives"1 and to support key objectives, including to “encourage our executives to focus on our company priorities;”2 Meta’s website states that “child protection is always a top priority.”

Although shareholder proposals on child safety have been supported by up to 60 percent of the independent vote,3 Meta has not explicitly linked child protection goals with executive compensation. Investors seek clarity on how Meta's executives are incentivized to reduce financial and reputational risk related to child protection.

Regulatory action at state, federal and international levels target online child safety risks and can cost billions in fines and/or lost users. Meta’s response to online child safety has resulted in financial, legal, regulatory, and reputational risk. Meta has been criticized by law enforcement, governments, child safety experts, and child victims and their families for failing to meet
1 https://d18rn0p25nwr6d.cloudfront.net/CIK-0001326801/817c2e5b-b0be-40f5-8b52-4f5a0db288c5.pdf p47
2 https://d18rn0p25nwr6d.cloudfront.net/CIK-0001326801/817c2e5b-b0be-40f5-8b52-4f5a0db288c5.pdf p47
3 2024, proposal 11 received 59.1% of the non-management controlled vote, 2023 proposal 11 received 53.8% of the non-management controlled vote https://www.proxyimpact.com/facebook

2026 Proxy Statement | 81

the scope and urgency of addressing online child sexual exploitation on Meta’s platforms.4 Over 1800 lawsuits from children, parents, school districts, and 42 state attorneys general5 claim that Meta knew it exacerbated mental health concerns and that minors were continually being contacted by adult strangers.6

The European Union (EU) warned Meta that its “voluntary code on child protection seems not to work” and to take immediate action.7 It later warned Meta about blocking researchers from studying its children related content. The EU’s Digital Services Act can impose fines of 6 percent of a company’s global revenue for violations.8 Australia banned social media for kids under 16 requiring Meta to remove users; fines for violations can total millions of dollars. Nine countries and 12 states have passed or are considering youth social media restrictions.9

Studies show that including nonfinancial performance measures in executive compensation programs increases a firm's long-term value.10

Including performance on child safety in the executive compensation programs of senior Meta executives would have material, positive impacts on the long-term value of the company.

RESOLVED: Shareholders request the Board’s Compensation Committee publish a report (at reasonable expense, within a reasonable time, and omitting confidential or propriety information) assessing the feasibility of integrating performance on improving child safety into Meta’s senior executive compensation program, which it describes in its annual proxy materials.

META BOARD RESPONSE

•At Meta, we prioritize helping keep young people safe online.
•We believe that the current structure of our compensation program supports our objectives of encouraging our executives to focus on our company priorities and rewarding high levels of impact with commensurate levels of compensation.
•Our compensation, nominating & governance committee is best positioned to determine the structure of our executive compensation program.
•Our board of directors believes the requested report is unnecessary and would not provide additional benefit to our shareholders in light of our existing practices.

At Meta, we prioritize helping keep young people safe online.

At Meta, we prioritize helping keep young people safe online. Child exploitation is a horrific crime. We work aggressively to fight it on and off our platforms, and to support law enforcement to arrest and prosecute the criminals behind it. We use sophisticated technology to find and remove child exploitation content from our apps, and have developed a range of tools to help prevent it in the first place. We also report apparent child sexual abuse material to the National Center for Missing and Exploited Children, which works with law enforcement around the world.

We also continue to develop and enhance other policies, tools, and controls to help provide teens with safe, valuable experiences online. We have listened to parents, worked with experts and law enforcement, and conducted in-depth research to understand the issues that matter most. We use these insights to make meaningful changes—like introducing Teen Accounts with built-in protections and providing parents with tools to manage their teens’ experiences.

4 https://www.naag.org/press-releases/bipartisan-coalition-of-state-attorneys-general-issues-letter-to-ai-industry-leaders-on-child-safety/
https://www.ft.com/content/8540f9c0-672f-4ef4-b6c4-e5f6c36b3b8b
https://www.nytimes.com/live/2024/01/31/technology/child-safety-senate-hearing
https://www.cnbc.com/2024/05/16/meta-slapped-with-formal-eu-probe-over-child-safety-risks.html
https://www.nbcnews.com/tech/security/child-exploitation-watchdog-says-meta-encryption-led-sharp-decrease-ti-rcna205548
https://techcrunch.com/2025/04/24/parents-who-lost-children-to-online-harms-protest-outside-of-metas-nyc-office/
https://www.usatoday.com/story/news/health/2024/06/17/surgeon-general-social-media-warning-label-new-york-times/74122557007/
5 https://www.cnbc.com/2023/10/24/bipartisan-group-of-ags-sue-meta-for-addictive-features.html
6 https://writersweekly.com/this-weeks-article/meta-and-others-sued-by-4400-victims-and-their-families
7 https://techcrunch.com/2023/06/08/meta-child-protection-dsa-warning/
8 https://www.courthousenews.com/eu-threatens-meta-tiktok-with-billions-in-fines-over-research-black-box-around-kids-content/
9 https://www.investopedia.com/states-with-social-media-regulation-for-teens-8757983
https://www.nytimes.com/2025/12/11/world/australia/social-media-ban-australia-europe-china-usa.html
10 https://www.sciencedirect.com/science/article/abs/pii/S0148296320300023

82 | 2026 Proxy Statement

We believe that the current structure of our compensation program supports our objectives of encouraging our executives to focus on our company priorities and rewarding high levels of impact with commensurate levels of compensation.

We design our executive compensation program to attract and retain a talented team of professionals who can help us achieve our mission to build the future of human connection and the technology that makes it possible through the successful pursuit of our company priorities, one of which is to make progress on societal issues related to our business. We believe that the structure of our executive compensation program, which generally includes a base salary, performance-based cash incentives, and equity awards, adequately incentivizes our executives to act on our company priorities and rewards high levels of impact. Our compensation mix is heavily weighted towards equity compensation, which we believe best aligns our executives’ interests with those of our shareholders in the overall success of our company over the long-term. Our bonus plan provides for the payment of executive officer bonuses based solely on the company performance percentage, which is determined by our compensation, nominating & governance committee after considering company performance during the relevant period. With respect to the 2025 performance period, our compensation, nominating & governance committee considered our performance against four specific company priorities, including making progress on societal issues related to our business.

Our compensation, nominating & governance committee is best positioned to determine the structure of our executive compensation program.

Our compensation, nominating & governance committee, which is composed solely of independent directors, regularly reviews our executive compensation program and is advised by an independent compensation consultant. The committee seeks to ensure sound executive compensation practices to adhere to our pay-for-performance philosophy while appropriately managing risk and aligning our executive compensation program with long-term shareholder interests. The committee has determined that our existing executive compensation structure appropriately encourages our executives to focus on our company priorities.

Our board of directors believes the requested report is unnecessary and would not provide additional benefit to our shareholders in light of our existing practices.

The board of directors recommends a vote AGAINST the shareholder proposal.
Proposal Eleven: Shareholder Proposal Regarding Data Protection Impact Assessment on Generative AI Chatbots
The proponents of this resolution are lead filer Mercy Investment Services, Inc. and co-filers Storebrand Asset Management and Dana Investment Advisors on behalf of the Dana Large Cap Equity Fund.

RESOLVED, that shareholders of Meta Platforms, Inc. (“Meta”) urge the board of directors to oversee a data protection impact assessment on the company’s collection of user interactions with generative artificial intelligence (AI) chatbots (voice and text) to personalize advertising and content. It should describe how Meta is ensuring appropriate use of, and opt-out procedures for, collection of this data. The assessment should be prepared at reasonable cost, omit confidential and proprietary information, and be made available on Meta’s web site.

WHEREAS: On October 1, 2025, Meta announced that, beginning December 16, 2025, it would start “Improving Your Recommendations on Our Apps With AI at Meta”1. This means that the company will harvest data from users’ daily conversational interactions with Meta’s AI products like AI chatbot, to further monetize their data. These interactions can be uniquely revealing, capturing intimate details of users’ personal lives, relationships, health, and beliefs. While a user may be able to manage their ad preferences and feeds on Meta’s platforms, this does not prevent Meta from harvesting users’ data. The company has provided no way for a user to fully opt out of this surveillance technology2.

This is perhaps the most salient issue Meta is facing today. 97% of Meta's $36.5 billion 2024 Q1 revenue came from ads3. 2025 saw Meta spend nearly unprecedented amounts on its generative AI products4. If this evolution of technology is not done sustainably, the company risks not only legal and regulatory consequences but severely damaging the core of its business.

1 https://about.fb.com/news/2025/10/improving-your-recommendations-apps-ai-meta/
2 https://rankingdigitalrights.org/bte25/companies/Meta
3 https://news.designrush.com/97-percent-of-meta-total-revenue-in-q1-2024-comes-from-ads
4 https://www.cnbc.com/2025/07/29/meta-ai-q2-earnings.html

2026 Proxy Statement | 83

More than half of all U.S. internet users—163 million people—are projected to use generative AI by 2029, making it one of the fastest-adopted technologies in modern history. Approximately one third of Americans under 30 already engage with AI several times daily, and it is projected that by 2029, more than 55 million Gen Z users (ages 18–34) will rely on these tools5. This will only intensify the problems stemming from the lack of information about how Meta uses their data. One study from Pew Research Center found that 67% say they understand little to nothing about what companies are doing with their personal data, and 73% believe they have little to no control over what companies do with that data6.

eMarketer, an industry research group, cautioned that “guardrails on ad placement within chatbot conversations need to be tight to prevent what could be perceived as exploitive targeting”7. This risk is heightened among children and teens by Meta embedding invasive AI data practices into daily online interactions without meaningful safeguards8. We know that social media impacts children’s brains differently than adults’9 and this escalation of surveillance advertising could disproportionately harm them.

An assessment that discloses information about how the company is ensuring users have control over their own data would mitigate reputational, financial and legal risk from Meta’s generative AI offerings.

META BOARD RESPONSE

•We already provide disclosure about personalizing content and ad recommendations on our platforms based on people’s interactions with our generative AI features.
•We maintain a comprehensive company-wide privacy program to help enable oversight and accountability at scale.
•Our board of directors provides robust oversight over privacy and product compliance issues, with specific oversight led by the audit & privacy committee.
•Given our ongoing efforts to address this topic, our board of directors believes the requested report is unnecessary and would not provide additional benefit to our shareholders.

We already provide disclosure about personalizing content and ad recommendations on our platforms based on people’s interactions with our generative AI features.

Our Privacy Policy, Privacy Center, and other public disclosures include information about our approach to privacy and data use across our apps and technologies, including generative AI at Meta. In 2025, we announced our plan to begin personalizing content and ad recommendations on our platforms based on people’s interactions with our generative AI features, in order to improve people’s experience on our platforms. Through both our Newsroom and user notifications, we provided transparency about how we would use this data and provide users with tools and controls in this area, including:

•Users can use tools like Ads Preferences and other feed controls to adjust the content and ads they see at any time.

•Users can choose how they interact with our AIs, either with their voice for hands-free convenience or via text. If they use their voice, they will see an indicator light that the microphone is in use. We do not use their microphone unless they have given us permission and are actively using a feature that requires the microphone.

•When people have conversations with Meta AI about topics such as their religious views, sexual orientation, political views, health, racial or ethnic origin, philosophical beliefs, or trade union membership, we do not use those topics to show them ads.

We maintain a comprehensive company-wide privacy program to help enable oversight and accountability at scale.

Since 2019, we have invested significantly in people, products, and technology to continue to evolve our rigorous privacy program. Everyone at Meta is responsible for upholding the experience and privacy expectations we provide to our users, and we use technology, policies, and processes to build privacy protections into our products.

5 https://www.emarketer.com/content/genai-user-forecast-2025
6 https://www.pewresearch.org/internet/2023/10/18/how-americans-view-data-privacy/
7 https://www.emarketer.com/content/ai-consumer-behavior-trust-economy
8 https://www.wsj.com/tech/ai/meta-ai-chatbots-sex-a25311bf
9 https://www.apa.org/news/apa/2022/social-media-children-teens

84 | 2026 Proxy Statement

Our work on privacy is underpinned by our internal governance structures that embed privacy and data use standards across our operations. We have embedded privacy teams within product groups to deepen our understanding of privacy considerations and provide expertise within each product group. These teams enable front-line ownership of privacy responsibilities across our products. Our Product Risk & Compliance organization, which consists of both technical and non-technical teams, is focused on guiding the company on privacy strategies. And our Privacy and Data Policy team leads our engagement in the global public discussion around privacy, including new regulatory frameworks, and ensures that feedback from governments and experts around the world is considered in our product design and data use practices. With our entire company acting as the first line of defense, following the guidance of our compliance experts, we have a mature privacy program that helps enable oversight and accountability at scale.

We maintain an internal risk review process as a central part of developing new and updated products, services, and practices at Meta, including for AI and generative AI. Through this process, we assess how data will be used and protected as a part of new or updated products, services, and practices. This includes assessing privacy risks that collecting, using, or sharing people’s personal information may present, and helping determine what steps should be taken to mitigate any identified privacy risks, including in the development and use of AI models and tools.

Our board of directors provides robust oversight over privacy and product compliance issues, with specific oversight led by the audit & privacy committee.

Our board of directors, primarily through our audit & privacy committee, oversees our AI data practices and our privacy program. The committee is actively engaged on privacy and product compliance issues, including with respect to generative AI, youth health and well-being, and integrity, and receives regular reporting on the steps management has taken to assist the committee in overseeing risks associated with these topics.

Given our ongoing efforts to address this topic, our board of directors believes the requested report is unnecessary and would not provide additional benefit to our shareholders.

The board of directors recommends a vote AGAINST the shareholder proposal.
Proposal Twelve: Shareholder Proposal Regarding Report on Risks of Anti-American Discrimination from H-1B Visa Program Use
The proponent of this resolution is the National Center for Public Policy Research.

Anti-American Discrimination Audit

Resolved: Shareholders requests that the Board of Directors conduct an evaluation and publish a report within the next year, at reasonable cost and excluding proprietary and confidential information, evaluating the reputational, legal, and financial risks of actual and perceived anti- American worker discrimination created by the Company’s actual, potential, and perceived overreliance on, and abuse of, the Company’s H-1B visa program.

Supporting Statement:

Meta, headquartered in Silicon Valley, is apparently an H-1B-dependent employer.1 According to the US Department of Labor (DOL), a company is H-1B dependent if it has 51 or more full- time employees, and 15% or more of those employees are H-1B nonimmigrants.2 In 2025 alone, Meta apparently facilitated the approval of 6,294 H-1B visa applications.3

On September 19, 2025, the U.S. Department of Labor announced the launch of Project Firewall, an H-1B enforcement initiative.4 This initiative, spearheaded by the DOL and the EEOC, reiterates Americans’ legal protections against national
1 https://www.epi.org/blog/tech-and-outsourcing-companies-continue-to-exploit-the-h-1b-visa-program-at-a-time-of-mass-layoffs-the-top-30-h-1b-employers-hired-34000-new-h-1b-workers-in-2022-and-laid-off-at-least-85000-workers/.
2 https://www.dol.gov/agencies/whd/fact-sheets/62c-h1b-dependent-employer.
3 https://www.uscis.gov/tools/reports-and-studies/h-1b-employer-data-hub.
4 https://www.dol.gov/newsroom/releases/osec/osec20250919.

2026 Proxy Statement | 85

origin discrimination, “which can include preferring foreign workers by advertising job openings as only available to H-1B visa holders.”5

Currently, Meta is embroiled in litigation involving the Company’s alleged abuse of the H-1B visa process.6 Plaintiffs allege that Meta prioritized hiring H-1B visa holders over American workers. This case is not Meta’s only instance of alleged discrimination. In 2021, Meta was investigated by both the DOJ and the DOL and reached a historic settlement: Meta paid a civil penalty of over $14 million to the federal government and American victims.7 This settlement was the “largest fine and monetary award that the Civil Rights Division ever recovered in the 35-year history of the INA’s anti-discrimination provision.”8

Meta has not only faced legal and financial penalties for alleged discrimination; Meta has also faced public scrutiny from former employees. Zach Wilson, a former Meta employee, revealed that fifteen of the seventeen members of his engineering team were noncitizen H-1B visa holders.9 Relatedly, a post on LinkedIn asked: “China Dominates Meta’s Superintelligence Team— Should We Worry?”10

Anti-American hiring practices are unlawful and expose Meta to significant financial and reputational risks that could harm shareholder value and ROI. These concerns are intensified by Meta’s recent layoffs of approximately 3,600 skilled workers, many of whom were American, which makes the Company’s overreliance on H-1B hiring appear even more problematic.11 Skilled international workers benefit Meta, but Meta should not hire H-1B visa holders at the expense of skilled American workers. ROI must be obtained legally: “While cost-cutting and outsourcing are not unlawful, Lucas, the EEOC chair, said that companies cannot discriminate against U.S. workers even when doing so would save money.”12 Accordingly, shareholders urge the Board to exercise appropriate oversight by conducting and publishing an evaluation so investors may better assess whether Meta’s H-1B hiring practices pose material reputational, legal, or financial risks.

META BOARD RESPONSE

•We have robust policies in place, including our Equal Employment Opportunity Policy and Code of Conduct, that prohibit discrimination on the basis of any legally protected characteristic, including U.S. citizenship, nationality, and national origin.
•We protect against unlawful discrimination in employment by ensuring our personnel complete mandatory training.
•We remain firmly rooted in the United States, with our largest workforce and significant investments based domestically.
•Our board of directors believes the requested report is unnecessary and would not provide additional benefit to our shareholders.

We have robust policies in place, including our Equal Employment Opportunity Policy and Code of Conduct, that prohibit discrimination on the basis of any legally protected characteristic, including U.S. citizenship, nationality, and national origin.

At Meta, we aim to hire the most qualified candidate for each position and always evaluate people as individuals. We make hiring decisions based on the specific skills and experience that are necessary for the role. We prohibit discrimination based on citizenship, nationality, national origin, or any other legally protected characteristic, including U.S. citizenship, nationality, or national origin. This prohibition is reflected in our Equal Employment Opportunity Policy and applies to all our personnel practices, including recruitment, selection, promotion, training, compensation, benefits, transfers, layoffs, termination, and social and recreational programs.

In addition, all Meta personnel are required to act in accordance with our Code of Conduct (Code). The Code helps everyone who works at Meta understand the responsibilities we have and empowers them to act responsibly. It explains some of the legal rules we must abide by as well as the high standard to which we hold ourselves. Under the Code, we strive to promote
5 https://www.dol.gov/newsroom/releases/osec/osec20251124.
6 https://cdn.ca9.uscourts.gov/datastore/opinions/2024/06/27/22-16870.pdf.
7 https://www.justice.gov/archives/opa/pr/justice-department-secures-groundbreaking-settlement-agreement-meta-platforms-formerly-known.
8 https://www.cnn.com/2021/10/19/politics/facebook-justice-settlement.
9 https://americanbazaaronline.com/2025/09/23/ex-meta-data-engineer-sparks-discussion-on-h-1b-dependence-in-us-tech-467993/ .
10 https://www.linkedin.com/posts/jasoncalacanis_ai-superintelligence-meta-activity-7359694503588343808-AngR
11 https://www.forbes.com/sites/dimitarmixmihov/2025/02/10/ai-replacement-meta-cuts-3600-jobs-to-focus-on-ai-talent/.
12 https://freebeacon.com/america/no-us-citizens-meet-the-it-firms-discriminating-against-americans/ .

86 | 2026 Proxy Statement

fair and equal opportunities in all aspects of recruitment and employment and do not tolerate discrimination on the basis of any legally protected characteristics.

We protect against unlawful discrimination in employment by ensuring our personnel complete mandatory training.

We provide regular training to our personnel to ensure that the Code and other Meta policies are top-of-mind in our daily work. All Meta personnel must complete required training they are assigned, including annual required training on the Code and other Meta policies. Failure to do so could result in disciplinary action or termination of employment or assignment. The required training emphasizes that the company does not tolerate discrimination against anyone on the basis of any legally protected characteristic. We also provide additional interactive courses for Meta’s managers and individual contributors on building a respectful workplace, which cover our policies against discrimination.

We remain firmly rooted in the United States, with our largest workforce and significant investments based domestically.

Our largest employee base by far remains in the United States, and our U.S. operations and investments remain the backbone of our business. For example, the vast majority of our data centers are located in the United States, and in these communities, we support local jobs and economic opportunities by creating skilled trade jobs during construction as well as long-term operational jobs.

Our board of directors believes the requested report is unnecessary and would not provide additional benefit to our shareholders.

The board of directors recommends a vote AGAINST the shareholder proposal.

2026 Proxy Statement | 87

Questions and Answers About the Proxy Materials and the Annual Meeting
1.    What are proxy materials?
The accompanying proxy is delivered and solicited on behalf of the board of directors of Meta Platforms, Inc., a Delaware corporation, in connection with the 2026 Annual Meeting of Shareholders (Annual Meeting) to be held on May 27, 2026, at 10:00 a.m. Pacific Time, via live audio webcast in a virtual meeting format at www.virtualshareholdermeeting.com/META2026. As a shareholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (SEC) rules and is designed to assist you in voting your shares. The proxy materials include this proxy statement for the Annual Meeting, an annual report to shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2025 (Annual Report), and the proxy card or a voting instruction form for the Annual Meeting (collectively, Proxy Materials).
2.    Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
In accordance with the SEC rules, we may furnish proxy materials, including this proxy statement and our Annual Report, to our shareholders by providing access to such documents on the internet instead of mailing printed copies. Accordingly, we are sending the Notice of Internet Availability of Proxy Materials (Notice) to our shareholders of record and beneficial shareholders as of April 1, 2026, which is the record date for the Annual Meeting.
3.    How can I access the proxy materials over the internet?
The Notice and proxy card or voting instruction form included with the Proxy Materials will contain instructions on how to view the proxy materials on the internet. Electronic copies of this proxy statement and the Annual Report are available at www.proxyvote.com.
4.    How can I sign up for the electronic proxy delivery service?
The Notice and proxy card or voting instruction form included with the Proxy Materials will contain instructions on how to request electronic delivery of future proxy materials. Choosing to receive your future proxy materials by email will eliminate the cost of printing and mailing documents and will reduce the associated environmental impact. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
5.    I share an address with another shareholder. Why did we receive only one copy of the Proxy Materials and how may I obtain an additional copy of the Proxy Materials?
The SEC permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials or other annual meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials or other annual meeting materials addressed to those shareholders unless contrary instructions have been received from the affected shareholders. This process, which is commonly referred to as "householding," is intended to provide extra convenience for shareholders and reduce costs.
We and a number of brokers with account holders who are our shareholders will be householding our Proxy Materials. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of Proxy Materials, or if you are receiving multiple sets of Proxy Materials and would like to receive only one, please notify your broker, bank, or other nominee if you are a beneficial shareholder or notify us if you are a registered shareholder. Registered shareholders can notify us by sending a written request to Meta Platforms, Inc., c/o Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-866-540-7095, and we will promptly deliver any additional Proxy Materials requested.

88 | 2026 Proxy Statement

6.    What items of business will be voted on at the Annual Meeting? How does the board of directors recommend I vote on these proposals?
The following table presents the items of business scheduled to be voted on at the Annual Meeting and the voting recommendation of the board of directors with respect to each proposal:

Proposal	Board Voting Recommendation
Management Proposals:
1. The election of twelve directors	FOR each nominee
2. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR
Shareholder Proposals:
3. A shareholder proposal regarding report on AI data usage oversight	AGAINST
4. A shareholder proposal regarding annual vote regarding executive pay	AGAINST
5. A shareholder proposal regarding dual class capital structure	AGAINST
6. A shareholder proposal regarding disclosure of voting results by share class	AGAINST
7. A shareholder proposal regarding report on human rights due diligence	AGAINST
8. A shareholder proposal regarding report on addressing antisemitism and hate in online platforms	AGAINST
9. A shareholder proposal regarding report on climate change-related commitments	AGAINST
10. A shareholder proposal regarding report on integrating child safety improvements into the executive compensation program	AGAINST
11. A shareholder proposal regarding data protection impact assessment on generative AI chatbots	AGAINST
12. A shareholder proposal regarding report on risks of anti-American discrimination from H-1B visa program use	AGAINST
The ten shareholder proposals (Proposals Three through Twelve) are hereinafter referred to as the "Shareholder Proposals." Other than the proposals described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting.
7.    Who is entitled to vote at the Annual Meeting?
Only holders of record of our Class A common stock and Class B common stock at the close of business on April 1, 2026, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 1, 2026, we had 2,196,045,588 shares of Class A common stock outstanding and entitled to vote and 342,377,716 shares of Class B common stock outstanding and entitled to vote. Holders of our Class A common stock are entitled to one vote for each share held as of the above record date. Holders of our Class B common stock are entitled to ten votes for each share held as of the above record date. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters described in this proxy statement.
A quorum is required for our shareholders to conduct business at the Annual Meeting. A quorum exists if shareholders holding at least a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote at the Annual Meeting are present at the Annual Meeting or represented by proxy.
Registered Shareholders. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (Computershare), you are considered the shareholder of record with respect to those shares, and the Proxy Materials were provided to you directly by us. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote at the Annual Meeting.
Beneficial Shareholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" and the Proxy Materials were forwarded to you by your broker, bank, or other nominee, who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares. Beneficial owners are also invited to attend and vote at the Annual Meeting.

2026 Proxy Statement | 89

8.    What votes are required to approve each of the proposals?
For Proposal One, directors will be elected by a plurality of the votes of the shares of our Class A common stock and Class B common stock (voting together as a single class) present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, which means that the twelve nominees receiving the highest number of affirmative votes will be elected. You may withhold on voting for directors. A withhold vote has no effect on the outcome of the proposal.
Approval of Proposals Two through Twelve requires the affirmative "FOR" vote of a majority of the votes of the shares of our Class A common stock and Class B common stock (voting together as a single class) properly cast "FOR" or "AGAINST" each such proposal. In the event of a negative vote on Proposal Two, our audit & privacy committee will reconsider the appointment of our independent registered public accounting firm.
9.    How are broker non-votes and abstentions counted?
A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on "routine" matters. Where a proposal is not "routine," a broker who has not received instructions from its clients does not have discretion to vote its clients' uninstructed shares on that proposal. At our Annual Meeting, only the ratification of the appointment of our independent registered public accounting firm (Proposal Two) is considered a routine matter. All other proposals are considered "non-routine," and your broker will not have discretion to vote on these proposals.
Broker non-votes and abstentions by shareholders from voting (including brokers holding their clients' shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. However, because broker non-votes and abstentions are not votes cast affirmatively or negatively, they will have no effect on the approval of any of the proposals.
10.    Why are we holding a virtual Annual Meeting?
We are leveraging technology to hold a virtual Annual Meeting that expands convenient access to, and enables participation by, shareholders from any location around the world. We believe the virtual format encourages attendance and participation by a broader group of shareholders, while also reducing the costs and environmental impact associated with an in-person meeting. The virtual Annual Meeting will allow our shareholders to ask questions and to vote.
11.    How can I attend and participate in the Annual Meeting?
The Annual Meeting will be a virtual meeting of shareholders conducted exclusively via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/META2026. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, proxy card, or voting instruction form. The Annual Meeting will begin promptly at 10:00 a.m. Pacific Time on May 27, 2026. We encourage you to access the virtual meeting website prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow ample time to ensure your ability to access the meeting.
We will hold our question and answer session immediately following the conclusion of the business to be conducted at the Annual Meeting. You may submit a question in advance of the meeting by visiting www.proxyvote.com. You may submit a question at any time during the meeting by visiting www.virtualshareholdermeeting.com/META2026. The Chair of the meeting has broad authority to conduct the Annual Meeting in an orderly manner, including establishing rules of conduct. A copy of the rules of conduct will be available online at the Annual Meeting. A replay of the Annual Meeting will be available on our website at investor.atmeta.com after the meeting.
12.    What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or during the Annual Meeting?
Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, you should call the technical assistance phone number that will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.

90 | 2026 Proxy Statement

13.    Can I vote at the Annual Meeting?
You may vote your shares electronically at the Annual Meeting by using the control number on your Notice, proxy card, or voting instruction form and following the instructions at www.virtualshareholdermeeting.com/META2026. If you have already voted previously by telephone or internet, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote.
14.    Can I vote by telephone or internet?
For beneficial shareholders with shares registered in the name of a brokerage firm or bank, a number of brokerage firms and banks are participating in a program that offers telephone and internet voting options. Shareholders should refer to the voting instruction form provided by their brokerage firm or bank for instructions on the voting methods they offer.
Registered shareholders with shares registered directly in their names with Computershare will also be able to vote by telephone and internet. If your shares are held in an account at a brokerage firm or bank participating in this program or registered directly in your name with Computershare, you may vote those shares by calling the telephone number specified on your proxy card or accessing the internet website address specified on your proxy card instead of completing and signing the proxy card itself. Submitting a telephonic or internet proxy will not affect your right to vote electronically at the Annual Meeting should you decide to attend the Annual Meeting. The telephone and internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions, and to confirm that shareholders' instructions have been recorded properly.
The accompanying proxy card provides instructions on how to vote via the internet or by telephone.
15.    How will my proxy be voted?
The proxy accompanying this proxy statement is solicited on behalf of our board of directors for use at the Annual Meeting. Shareholders are requested to vote via the internet or by telephone, or, if you requested to receive printed proxy materials, by completing, dating, and signing the accompanying proxy and promptly returning it in the enclosed envelope. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be voted in accordance with the recommendation of our board of directors set forth in this proxy statement: in the case of the election of directors, as a vote "FOR" the election of all nominees presented by the board of directors; in the case of the ratification of Ernst & Young LLP as our independent registered public accounting firm, as a vote "FOR" such ratification; and in the case of each of the ten Shareholder Proposals, as a vote "AGAINST" each such proposal.
16.    How do I change or revoke my proxy?
Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to the Secretary by mail to our principal executive offices stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, by voting again on a later date on the internet or by telephone (only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by attending the Annual Meeting and voting electronically.
17.    Who will tabulate the votes?
We have designated a representative of the Veaco Group as the Inspector of Elections who will tabulate the votes.
18.    Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and publish final results on a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting.

2026 Proxy Statement | 91

19.    How can I make proposals or make a nomination for director for next year's annual meeting?
You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the rules established by the SEC and our amended and restated bylaws, as applicable.
In order for a shareholder proposal to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of shareholders to be held in 2027 pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the proposal must be received by us via email at CorporateSecretary@meta.com or via physical mail sent to our principal executive offices no later than December 17, 2026. Submissions via physical mail should be sent to Meta Platforms, Inc., 1 Meta Way, Menlo Park, California 94025, Attention: Secretary.
We strongly encourage you to use the email address above to submit a proposal rather than submitting a proposal via physical mail. If a proposal is sent via physical mail, please ensure that it can be forwarded, and we recommend that you follow up with an email to us as well. If these steps are not followed, we may not receive your proposal by the deadline.
Shareholders wishing to bring a proposal or nominate a director at the annual meeting of shareholders to be held in 2027 under our amended and restated bylaws must provide written notice of such proposal or nomination either (1) via registered mail to our Secretary at our principal executive offices and via email at CorporateSecretary@meta.com or (2) via email at CorporateSecretary@meta.com, in either case between close of business January 27, 2027 and close of business February 26, 2027. Shareholders must also comply with the other provisions of our amended and restated bylaws.
20.    How do I contact the board of directors?
Shareholders may contact our board of directors by sending an email to our Secretary via email at CorporateSecretary@meta.com. Each communication should specify the applicable addressee or addressees to be contacted, the general topic of the communication, and the class and number of shares of our stock that are owned of record (if a record holder) or beneficially. If a shareholder wishes to contact the independent members of the board of directors, the shareholder should address such communication to the attention of the Lead Independent Director at the email address above. Our Secretary or her designee reviews all correspondence and forwards to the addressee all correspondence determined to be appropriate for delivery. Materials that may not be forwarded include junk mail and items that do not pertain to board matters.
21.    Who is paying for the solicitation of my proxy, and how are proxies solicited?
The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by us. In addition to the mailing of the Proxy Materials and other soliciting materials, we or our directors, executive officers, employees, or agents may also solicit proxies in person, by telephone, or by electronic communication. We have also engaged Sodali & Co (Sodali) as our proxy solicitor to assist in the solicitation of proxies for the Annual Meeting and have agreed to pay a fee of $25,000 for these services. We will also reimburse Sodali for reasonable out-of-pocket expenses and indemnify Sodali and its affiliates against certain claims, liabilities, losses, damages, and expenses.
Following the original mailing of the Proxy Materials and other soliciting materials, we will request that banks, brokers, custodians, nominees, and other record holders of our Class A common stock and Class B common stock forward copies of the Proxy Materials and other soliciting materials to persons for whom they hold shares of Class A common stock and Class B common stock and request authority for the exercise of proxies. We will reimburse banks, brokers, custodians, nominees, and other record holders for reasonable charges and expenses incurred in forwarding soliciting materials to their clients. Shareholders voting via the telephone or internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and internet service providers, which must be borne by the shareholder.

92 | 2026 Proxy Statement

If you have questions about how to vote or direct a vote in respect of your shares or about the proposals, or if you need additional copies of the proxy statement or proxy card, you may contact Sodali at:
Sodali & Co
333 Ludlow Street — 5th Floor
South Tower
Stamford, Connecticut 06902
Tel: (800) 662-5200
Banks and brokers call: (203) 658-9400
Email: META.info@investor.sodali.com
* * *
Other Matters
NOTE ABOUT FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements. All statements contained in this proxy statement other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in our Annual Report on Form 10-K for the year ended December 31, 2025. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this proxy statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.
INFORMATION REFERENCED IN THIS PROXY STATEMENT
The content contained on, or that can be accessed through, the websites referred to in this proxy statement are not deemed to be part of, and are not incorporated by reference into, this proxy statement.
OTHER BUSINESS
The board of directors does not presently intend to bring any other business before the 2026 Annual Meeting of Shareholders (Annual Meeting), and, so far as is known to it, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the discretion of the persons appointed and voting such proxies.
Whether or not you expect to attend the Annual Meeting, please vote via the internet or by telephone, or, if you requested to receive printed proxy materials, please complete, date, sign, and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the Annual Meeting.

2026 Proxy Statement | 93

SCAN TO
VIEW MATERIALS & VOTE

META PLATFORMS, INC.
1 META WAY
MENLO PARK, CA 94025

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 26, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/META2026**
You may attend the meeting and vote during the meeting when the polls are open via the Internet. We recommend, however, that you vote before the meeting even if you plan to participate in the meeting, since you can change your vote during the meeting by voting when the polls are open. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and then follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 26, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V95990-P44751 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

META PLATFORMS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

01) Peggy Alford	07) Nancy Killefer
02) Marc L. Andreessen	08) Robert M. Kimmitt
03) John Arnold	09) Charles Songhurst
04) Patrick Collison	10) Dana White
05) John Elkann	11) Tony Xu
06) Andrew W. Houston	12) Mark Zuckerberg

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposal:

	Proposal	For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as Meta Platforms, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposals:

	Proposal	For	Against	Abstain
3.	A shareholder proposal regarding report on AI data usage oversight.	☐	☐	☐
4.	A shareholder proposal regarding annual vote regarding executive pay.	☐	☐	☐
5.	A shareholder proposal regarding dual class capital structure.	☐	☐	☐
6.	A shareholder proposal regarding disclosure of voting results by share class.	☐	☐	☐
7.	A shareholder proposal regarding report on human rights due diligence.	☐	☐	☐
8.	A shareholder proposal regarding report on addressing antisemitism and hate in online platforms.	☐	☐	☐
9.	A shareholder proposal regarding report on climate change-related commitments.	☐	☐	☐
10.	A shareholder proposal regarding report on integrating child safety improvements into the executive compensation program.	☐	☐	☐
11.	A shareholder proposal regarding data protection impact assessment on generative AI chatbots.	☐	☐	☐
12.	A shareholder proposal regarding report on risks of anti-American discrimination from H-1B visa program use.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V95991-P44751

META PLATFORMS, INC.
Annual Meeting of Shareholders
May 27, 2026, at 10:00 a.m., Pacific Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Susan Li and C.J. Mahoney, and each of them, as proxy holders with full power of substitution and authority to act in the absence of the other, each to vote with respect to shares of the Company's capital stock for which proxies will be solicited for use in connection with the Annual Meeting of Shareholders, to be held live via the Internet at www.virtualshareholdermeeting.com/META2026 at 10:00 a.m., Pacific Time, on May 27, 2026, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side